As filed with the U.S. Securities and Exchange Commission on December 7, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bon Natural Life Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	2833	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

C601, Gazelle Valley, No.69 Jinye Road. Xi’an Hi-tech Zone, Xi’an, China 0086-29-88318908 x805
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Crone Law Group P.C. 500 Fifth Ave, Suite 938 New York, NY 10110 Phone: (646) 861-7891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

COPIES OF COMMUNICATIONS TO:

Mark Crone, Esq. Joe Laxague, Esq. The Crone Law Group P.C. 500 Fifth Ave, Suite 938 New York, NY 10110 Phone: (646) 861-7891	Richard I. Anslow, Esq. David Selengut Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Ordinary Shares, par value $0.0001 per share (3)	2,300,000	(1)	$5.00	$11,500,000	$1,254.65
Underwriter’s warrants (3)(4)	184,000		$—	$—	$—
Ordinary Shares to be issued upon exercise of Underwriter’s warrants(3)	184,000		$5.00	$920,000	$100.37
Total Registration Fee					$1,355.02

(1)	Includes (a) 2,000,000 ordinary shares; and (b) up to 300,000 ordinary shares that may be purchased by the underwriter pursuant to its option to purchase additional shares.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

(4)	In accordance with Rule 457(g) under the Securities Act, because the shares of the registrant’s ordinary shares underlying the underwriters’ warrants (“Underwriter Warrants”) are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December__, 2020

PROSPECTUS

BON NATURAL LIFE LIMITED

2,000,000 Ordinary Shares

INITIAL PUBLIC OFFERING

This is the initial public offering of Bon Natural Life Limited. We are offering 2,000,000 ordinary shares, par value US$0.0001 per share (the “Shares”). We expect that the initial public offering price of the Shares will be US$5.00 per Share.

Prior to this offering, there has been no public market for our ordinary shares. We intend to apply to list our ordinary shares on the Nasdaq Capital Market under the symbol “BNL.”

	Offering Price per Share	Underwriting Discounts and Commissions (1)	Proceeds to Us, Before Expenses
Per Share	$5.00	$0.40	$4.60
Total (2)	$10,000,000	$800,000	$9,200,000

(1) See “Underwriting” for additional disclosure regarding underwriting compensation payable by us including a non-accountable expense allowance of 1% of the gross proceeds of the Offering.

(2) We have granted the underwriters the right to purchase up to an additional 300,000 Shares to cover over-allotments.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 12.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the Shares against payment in U.S. dollars to purchasers on or about____________, 2020.

Newbridge Securities Corporation

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Shares.

Until _____________ 2020, (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

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Prospectus Summary

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Shares discussed under “Risk Factors,” before deciding whether to invest in our Shares.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●	“Shares” are to our ordinary shares, par value $0.0001 per share;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	“RMB” or “Renminbi” are to the legal currency of the People’s Republic of China;

●	“Yuan” or “¥” are to the primary unit of account of the Renminbi (RMB), the legal currency of the People’s Republic of China.

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

●	“Xi’an App-Chem” are to Xi’an App-Chem Bio(Tech) Co., Ltd., an entity incorporated in the PRC or, depending on the context, Xi’an App-Chem Bio(Tech) Co., Ltd. and its subsidiaries; and

●	“Bon Natural Life,” “the Company,” “we,” “us,” “our company” or “our” are to Bon Natural Life Limited a Cayman Islands corporation, its subsidiaries and its consolidated affiliated entities.

●	“Xi’an CMIT” are to Xi’an Cell and Molecule Information Technology Limited, our Wholly Foreign-Owned Enterprise incorporated in the PRC

●	“Tea Essence” are to Tea Essence Limited, our direct wholly owned subsidiary incorporated in Hong Kong.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option. Our reporting currency is the U.S. Dollar. The functional currency of Xi’an App-Chem and of our operating subsidiaries in the PRC is the Renminbi.

Our Business

Our business focuses on the manufacturing of personal care ingredients, such as plant extracted fragrance compounds to perfume and fragrance manufacturers, natural health supplements such as powder drinks and bioactive food ingredient products mostly used as food additives and nutritional supplements by our customers. The Company is devoted to providing high quality and competitive prices and a stable supply of products and services for the functional food, personal care, natural medicine and other industries. We provide these products and services for third party customers, as well as for our own proprietary brands. With “nourish life with natural essence” as the business concept, and “becoming an innovator (leader) of natural functional ingredients and an integrated supplier of great health industry” as the goal, after more than 14 years of efforts, the company has formed four technology platforms respectively for natural product large-scale separation, natural product safety improvement, natural product activity enhancement, and natural product function compounding. Our products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

Our business is operated through Xi’an App-Chem Bio(Tech)Co., Ltd., a corporation formed in the People’s Republic of China in April of 2006. Xi’an App-Chem was listed on National Equities Exchange and Quotations (“NEEQ”) in China on June 8, 2016 and voluntarily ceased the listing on May 31, 2019 to pursue listing on a senior exchange in the United States. The company is located in the state-level Xi’an Hi-tech Development Zone, and operates through nine wholly owned or majority controlled subsidiaries – (i) Shaanxi App-Chem Health Industry Co., Ltd. ( in Chinese “陕西天美健康产业有限公司”); (ii) Shaanxi App-Chem Ag-tech Co., Ltd. ( in Chinese “陕西天美有机农业科技有限公司”); (iii) Xi’an Yanhuang TCM Medical Research and Development Co., Ltd. ( in Chinese “西安炎黄经方医药研发有限公司”); (iv) Balikun Tianmei Bio (Tech) Co., Ltd. ( in Chinese “巴里坤天美生物科技有限公司”); (v) App-Chem Bio (Tech) (Guangzhou) Co., Ltd. (in Chinese “天美生物科技（广州）有限公司”); (vi) Tongchuan Dietary Therapy Health Technology Co., Ltd. (in Chinese “铜川膳方家健康科技有限公司”); (vii) Xi’an Dietary Therapy Health Management Co., Ltd. (in Chinese “西安膳方家健康管理有限公司”); (viii) Tianjin Yonghexiang Bio (Tech) Co., Ltd. ( in Chinese “天津雍和祥生物科技有限公司”) and (ix) Gansu Baimeikang Bioengineering Co., Ltd. ( in Chinese “甘肃百美康生物工程有限公司”). Our industry and commercial focus is sometimes referred to as the “Great Health” or “Big Health” space. As opposed to conventional medicine focused on pharmaceutical drugs and hospital procedures, these terms refer to the use of natural ingredients intended to promote well-being throughout the human life cycle.

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Value chain analysis

The upstream of the natural ingredient and nutritional supplement market and the flavor and fragrance market in the PRC mainly refers to raw material suppliers, such as natural plants and fruit farms, which provide plant tissues, roots, leaves and fruits to be used for the manufacture of various products for these industries.

Midstream manufacturers, such as Bon Natural Life, though our operating companies in China, procure raw materials through direct purchases or dealers and produce natural ingredients and nutritional supplements as well as plant-compounds for fragrance and perfume manufacturers.

Our products are then sold to various downstream food and beverage, and fragrance and perfume manufacturers, mostly in the PRC, but also abroad to customers such as International Flavor & Fragrance, Inc, Mars Wrigley, Fridal, Syrimise AG, and others. Using our products as part of their ingredients, downstream food and beverage producers and fragrance will produce finished products, such as food and beverage additives, nutritional supplements, and fragrance that eventually get sold to end-consumers.

Our Strengths

Innovation in Manufacturing Methods and Product Development

●	Xi’an App-Chem is a supplier of personal care ingredients, and we seek to be a leader in the bio-manufacturing of natural products and health solutions in immunity and digestion by leveraging our proprietary natural essence extraction technology to focus on human micro-biome as a therapeutic target. Together with our operating subsidiaries, we hold several patents issued by the PRC, relating primarily to composition and processing techniques for products and product ingredients.

●	We use bio-manufacturing technology to produce substances such as sclareol, sclareolide, ambroxide, extracted from Clary sage (Salvia sclarea L.), a very aromatic herbaceous plant, to replace ambergris (ambroxide is a substitute of ambergris which is originated from sperm whale), novel probiotics stachyose, and natural antioxidant apple polyphenol. Our ambroxide is made using our proprietary technology, which we believe can be done at a lower cost, than the processes used by some of our competitors. Our stachyose manufacturing process features a very high productivity rate (over 1,000-ton capacity), and, we believe, a higher product purity, and faster and more extensive proliferation of probiotics than the primary competing substance, chrysanthemum powder.

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●	Xi’an App-Chem is listed as a key enterprise with ensured supplies in the COVID-19 prevention and control period by various Chinese government agencies during the COVID-19 pandemic due to its immunity boosting products such as stachyose. There is no proven efficacy of Stachyose in preventing, treating or controlling the spread of COVID-19. In its “COVID-19 Treatment Solution-version 7*”, issued on March 3, 2020, China’s National Health Commission recommended the use of supplements regulating the human gut microbiome as one of the potential treatments for COVID-19 patients in critical condition. Xi’an App-Chem, together with other companies in bio-medicine, traditional Chinese medicine, medical equipment, information service devices and system, and PPE manufacturing businesses, was qualified to be listed as a key enterprise in COVID-19 prevention and control for its stachyose products. Stachyose, the main product of Xi’An App-Chem is the major component of the microecological regulator proposed as part of China’s treatment plan for COVID-19. It has been deemed an “important raw and auxiliary material” for pandemic control related drugs and substances, thereby allowing Xi’an App-Chem to meet the qualifications for listing as a key enterprise for the potential prevention and control of the COVID-19 pandemic.

The key enterprise selection for pandemic prevention and control is an institutional system established by a series of policies issued during February and March 2020 by the Chinese government in order to combat COVID-19. The main purpose of these policies is to ensure the stable supply of medical supplies, medicines, key raw materials, and essential living materials during this special period.

The following types of companies are qualified to be listed as key enterprises:

○	Manufacturers of important medical supplies such as medical masks and non-medical face masks, COVID-19 test kits, infrared thermometers, intelligent monitoring and detection systems, and related drugs and medical equipment that have been requested;
○	A key enterprise that produces important daily necessities;
○	Important raw and auxiliary material manufacturers, important equipment manufacturers and related supporting enterprises required for the production of the above-mentioned materials;
○	An important medical material purchase and storage enterprise;
○	Companies that provide relevant information and communication equipment and service systems to respond to the epidemic;
○	Enterprises that undertake the above-mentioned material transportation and sales tasks in response to the epidemic; and
○	Other enterprises with key guarantees in accordance with the requirements of the State Council’s joint prevention and control mechanism.

The advantages of this designation to Xi’an App-Chem include expedited governmental and regulatory approval processes to resume operations, and preferential bank loans with favorable terms.

Major supporting measures include:

1.	Priority approval of business reopening;
2.	Priority early reopening for the transportation of raw materials and products;
3.	Work and travel support for needed employees;
4.	Working capital support for the key enterprises;
5.	Preferential tax policy support to key enterprises; and
6.	The government’s commitment to the procurement of special protective and medical equipment.

(Items 4 and 5 are issued with official government documents; Items 1, 2, 3, and 6 are temporary support measures by local governments at all levels without documentation.)

●	Our process for manufacturing apple polyphenol (a source of anti-oxidants) allows us to achieve a high product anti-oxidant content of 70% to 90%, higher than some of our competitors’ products.

●	Xi’an App-Chem is currently in the development stage in producing innovative new over-the-counter products using natural, functional ingredients intended for the precise regulation and control of the humane micro-biome. Examples include our Bon Natural Micro-eco Hair Repair Shampoo,; DuiJiuDangGe (JiuGe); Tianmei Jinghao Nutrition Powder; and Gout Ease (Feng Qing Ping).

A Stable Supply Chain for Raw Materials for the Fragrance, Food and Beverage Industries

●	Xi’an App-Chem seeks to have a stable supply chain for raw materials, which is important in the natural ingredient field. The company’s management team, through its operating experience, is constantly improving their selection of various natural raw material sources, supply chain management, supplier selection, and risk and quality control.

Advantages in Cost Control

●	The Company’s management team believes that its bio-manufacturing technology gives it an average cost advantage in producing its natural ingredients (i.e., products such as Ambroxide, stachyose, apple polyphenol and other types of natural-ingredient products).

Professional and Efficient Sales Team and Branding

●	There are twelve people in our sales team, among whom four have professional backgrounds in biology, chemistry, medicine, pharmacy, and related fields. Six of our sales professionals majored in English, international trade and related fields. Our sales professionals have an average of over five years of relevant work experience. Two of them have been stationed abroad to work on a long-term basis. With more than ten years of accumulated experience, we have forged a sales system worldwide (mainly in Europe, East Asia, and North America).

Our Challenges

We May Face Competition from Other Companies Currently In Other Categories of the Natural Ingredients and Health Solutions Industry.

●	Because of the and recent growth of our existing business, we may face new direct competition from some counterparts engaged in other categories of the natural products and ingredients business, such as Chenguang Biotech from China, which is engaged in natural colors, Layn, which engaged in natural sweeteners, and European companies like DSM, Symrise, and Givaudan (GIV). These firms may seek to compete directly with Xi’an App-Chem in its existing businesses. The size, financial strength, technology foundation and development capabilities of the above-mentioned companies are strong, and potential competition from these firms will be a key competitive challenge in the near future.

Larger, more Developed Food and Ingredient Companies May Seek to Compete in Our Industry in the Near Future.

●	The rapid development of human micro-biome technology has resulted in rapid commercialization in the related products of immune health and digestive health, which has increasingly attracted the attention of some large-scale companies. For example, the French large-scale food company Danone Group recently announced that it continues to place the gut and its micro-biome at the core of its health strategy to deliver the company’s mission “bringing health through food to as many people as possible.” Such large companies might change the current landscape of the industry, either directly or through mergers and acquisitions. These companies may challenge us by seeking to secure key raw material sources for their products and to acquire stability, reliability and cost advantages for their supply chains. Because of the strong capital and brand strength of such companies, they might pose challenges to us in the future.

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We May Face Additional Competition from New Entrants to the Health Industry

●	The Big Health industry has experienced sustained and rapid growth worldwide, based on the rapid development of information technology and life science technology in recent years. Prompted by the serious emergency caused by the global COVID-19, consumers and public administrators around the world have paid more attention to basic health issues than ever before, especially to immune health. At the core of immune health, and at the core of our business focus, is the precise adjustment and control of human micro-biome by natural probiotics. This area has drawn a wide external attention, which may cause firms outside the health industry to seek market entry. In the future, some of the new entrants may become our competitive challengers.

Our Current Sales and Distribution Network May Be Insufficient to Support Our Planned Growth.

●	We currently sell our products through our direct sales force and distribution channel. Although our sales and distribution network is sufficient for our existing needs, it may be insufficient to meet future product demand as we continue to grow our business. As we begin to expand our production capacity, an insufficient distribution network may hinder our ability to meet demand and to grow our revenues accordingly.

Our Strategy for Meeting Potential Challenges

●	First, we intend to meet our possible competitive challenges by giving full play to our advantages (mainly technology, products, and supply chain) to attain greater advantage in terms of quality, cost, and supply stability. We intend to use these advantages to secure a larger market share and to boost our rapid development and expansion of our capabilities. Due to the high technical barriers to entry in our field, including the complexity of the raw materials involved and the inherent product quality challenges, we believe potential competitors seeking to enter our market will require three to five years to enter the market and launch truly competitive products. We believe this will allow us to press our advantages described above and stay ahead of new competition.

●	Second, using the capital raised in this offering, we intend to accelerate our business growth and market expansion, taking full advantage of rapid industrial advancements empowered by information technology and life science technology. Our improved financial strength after a successful equity offering, combined with a sustained growth of market demand in the Big Health industry (driven in part by the COVID-19 pandemic), will enhance our ability to tackle various challenges.

●	Third, we will actively seek opportunities for collaboration and cooperation with large-scale enterprises that focus on human micro-biome-related businesses (such as Guangzhou Wanglaoji Pharmaceutical, JDB, Wahaha, Mengniu, Yili, Chr. Hansen, etc.), including cooperation in product sales, strategic business relationships, and, if possible, equity investment.

●	Fourth, we intend to invest some of our available cash generated from operations and capital raising to add additional teams to our direct sales force, to expand our geographic reach with new distribution channels into other provinces within China and overseas, and to establish more sales online.

We also face other challenges, risks and uncertainties that may materially and adversely affect our business, financial condition, results of operations and prospects. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our Shares.

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Corporate History and Structure

We commenced our natural products and ingredients business through Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), a corporation formed in the People’s Republic of China in April of 2006. On April 23, 2006, Xi’an App-Chem received its Business License (Registration No.: 6101012116403) from the Xi’an Administration for Industry and Commerce.

On December 11, 2019, Bon Natural Life Limited was incorporated under the laws of the Cayman Islands as our offshore holding company to facilitate financing and offshore listing. Bon Natural Life Limited subsequently established a Wholly Foreign-Owned Enterprise (“WOFE”) in PRC China, Xi’an CMIT Information and Technology Co., Ltd. (“Xi’an CMIT”). Xi’an CMIT is wholly owned by our direct subsidiary in Hong Kong, Tea Essence. Due to PRC legal restrictions on foreign ownership in companies that engage in online sales China, we carry out our business through Xi’an App-Chem, a domestic PRC company, the equity interests in which are held by PRC citizens. Xi’an CMIT entered into a series of contractual arrangements, including a Loan Agreement, an Exclusive Service Agreement, a Shares Pledge Agreement, an Exclusive Option Agreement, and a Proxy Agreement and Power of Attorney, with Xi’an App-Chem and its shareholders, and obtained spousal consent letters by the spouses of the shareholders of Xi’an App-Chem on May 28, 2020. These shareholders are Yongwei Hu, Jing Liu, Wei Wang, Jianli Liu, Fangfang Dong, Kai Zhang, Huixia Guan, Yizhen Jia, Yanna An, and Weihua Liu, collectively holding 100% of equity interest in Xi’an App-Chem.

As a result of these contractual arrangements, we have effective control over, and are the primary beneficiary of, Xi’an App-Chem. Xi’an App-Chem is therefore our consolidated variable interest entity, or consolidated VIE, which generally refers to an entity in which we do not have any equity interests but whose financial results are consolidated into our consolidated financial statements in accordance with U.S. GAAP because we have effective financial control over, and are the primary beneficiary of, that entity. We treat Xi’an App-Chem and its subsidiaries as our consolidated affiliated entities under U.S. GAAP and have consolidated their financial results in our consolidated financial statements in accordance with U.S. GAAP. However, those contractual arrangements may not be as effective in providing operational control as direct ownership. The shareholders of Xi’an App-Chem may have potential conflicts of interest with us. These shareholders may breach, or cause our variable interest entity to breach, or refuse to renew, the existing contractual arrangements we have with them and our variable interest entity, which would have a material and adverse effect on our ability to effectively control our variable interest entity and receive economic benefits from it. For more information, please see “Risk Factors—Risks Related to Our Corporate Structure” and “Risk Factors—Risks Related to Doing Business in China.”

The following diagram illustrates our corporate structure, including our subsidiary, the VIE, and the VIE’s subsidiaries, as of the date of this prospectus:

Note: Shareholders of Xi’an App-Chem are Yongwei Hu, Jin Liu, Wei Wang, Jianli Liu, Fangfang Dong, Kai Zhang, Huixia Guan, Yizhen Jia, Yanna An, and Weihua Liu.

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Corporate Information

Our address is C601, Gazelle Valley, No.69 Jinye RD.Xi’an Hi-tech Zone, Xi’an, China. Our phone number is 0086-29-88318908 x.805. Our website is http://www.bnlus.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is The Crone Law Group P.C., 500 Fifth Ave, Suite 938, New York, NY 10110.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Our Foreign Private Issuers Status

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

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Impact of the Covid-19 Pandemic

In December 2019, a novel strain of coronavirus was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. In response to the COVID-19 outbreak, governments around the global have implemented measures such as lockdowns, travel restrictions, and closures of businesses and schools.

Due to the outbreak and spread of COVID-19, in the beginning of February, we had to temporary suspend our manufacturing and sales activities due to government restrictions on business activities. During the temporary business closure period, our employees had very limited access to our manufacturing facilities, and as a result, we experienced difficulty delivering our products to our customers on a timely basis. In addition, due to the COVID-19 outbreak, some of our customers or suppliers may experience financial distress, delay or default on their payments, reduce the scale of their business, or suffer disruptions in their business due to the outbreak. Any increased difficulty in collecting accounts receivable, delayed raw materials supply, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations. The Company resumed its business activities to normal since March 2, 2020. During the period from March 2, 2020 to September 30, 2020, the Company has received and fulfilled an increasing number of customer orders, especially for its bioactive food ingredient products, including Stachyose, due to local government’s recommendation which led to increased consumer demand. As a result, during the period from January to September 2020, the Company’s total revenues and net income increased by approximately 9% and 3%, respectively, as compared to the same period of 2019, to approximately $11.7 million and $2.3 million, respectively. The increase in the Company’s revenue and net income after the Company resumed its business activities since March 2, 2020 helped the Company to absorb the temporary decrease in its revenue and net income during the period from the beginning of February to March 2, 2020. Therefore, the Company believes that the negative impact of the COVID-19 outbreak on its business was temporary.

Our assets primarily include cash, accounts receivable, inventories, prepaid expense and other current assets, property, plant and equipment and intangible assets. As of September 30, 2020, based on the unaudited and unconsolidated financial statements of our VIE, Xi’an App-chem and its major subsidiaries, our total current assets amounted to approximately $10.5 million, and our total assets amounted to approximately $24.9 million. Nothing came to our attention that would cause us to believe that the COVID-19 outbreak had negatively impacted our current and total assets, as compared to the September 30, 2019 balance.

In response to the significant impact of the COVID-19 pandemic, we have taken timely measures to mitigate the impact of COVID-19 on our business and or employees:

(i)	In late January 2020, as the COVID-19 outbreak started in China before the Chinese Spring Festival holiday leave, we immediately took steps to communicate with our employees to share the up-to-date and relevant information about COVID-19 among our employees, and agreed to provide financial support to our employees, such as emergency assistance and regular payroll payments during the outbreak;

(ii)	In order to ensure the safety of our employees, we provided flexible and remote work options, leveraging technology to communicate and collaborate from a distance. For employees who had to travel for personal or business purposes, we required them to perform 14-day self-isolation before returning to the workplace;

(iii)	We reopened our office and manufacturing facilities in early March of 2020 and we purchased and delivered to our employees medical equipment and supplies (such as thermometers, antibacterial products, masks, and gloves). We also implemented office workplace health and safety measures, including workplace entrance registration procedures for all employees and restricted office access from visitors; and

(iv)	In order to continue to serve our customers, we utilized online tools to keep close contact with our customers for sales orders and rescheduled some of the product delivery time with our customers.

As of the date of this prospectus, the COVID-19 outbreak in China appears to have slowed down and most provinces and cities have resumed some business activities under the guidance and support of the government; however, the extent of the impact of COVID-19 on our business, operational and financial performance will depend on certain developments including the duration of the outbreak, the possibility of a second wave of infections and future demand for our products. Today, while our offices and manufacturing facilities remain open and business activities have fully resumed, we are closely monitoring all developments and are following the guidelines issued by local and national health authorities. We strive to accommodate and support our employees, while also maintaining our commitments to our customers. We are still continuing to carry out the above measures and expect the aforementioned negative impact will gradually mitigate in the future as the COVID-19 outbreak continues to become more controlled in China. Nevertheless, due to the uncertainty on future developments, which cannot be predicted with confidence at this time, we are not able to assess the overall or long-term effect the COVID-19 outbreak may have on our financial results and business operations. Although we believe the adverse market conditions will continue to affect our business, results of operations, financial conditions and liquidity in the near-term, we are confident that our ongoing efforts to mitigate the negative impacts of COVID-19 will help us assure our growth aspects in the long run.

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The Offering

Securities Being Offered	2,000,000 Shares (or 2,300,000 Shares if the underwriter exercises its over-allotment option in full).

Offering Price	$5.00 per Share.

Securities Issued and to be Issued	5,800,000 of our ordinary shares are issued and outstanding as of the date of this prospectus.

Number of Shares Outstanding After the Offering If All the Shares Are Sold	A total of 7,800,000 Shares will be issued and outstanding following the close of this offering (or 8,100,000 Shares if the underwriter exercises its over-allotment option in full). In addition, we have agreed to issue warrants to the representative of the underwriters to purchase a number of ordinary shares equal to 8% of the total number of ordinary shares sold in this offering at a price equal to the offering price, exercisable for five years. As a result, warrants to purchase up to 160,000 ordinary shares (or 184,000 shares if the underwriter exercises its over-allotment option in full) will be outstanding following the close of this offering.

Use of Proceeds	Our proceeds from this offering will be approximately $9,200,000 before expenses. We intend to use these proceeds for working capital, to expand our sales network, research and development, and to expand our production capacity. Please see “Use of Proceeds” for additional information.

Lock-up	We, our directors, officers and all of our existing shareholders, subject to certain exceptions, have agreed with the underwriter not to sell, transfer or dispose of any ordinary shares or similar securities for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sales” and “Underwriting.”

Listing	We intend to apply to list our ordinary shares on the Nasdaq Capital Market under the symbol “BNL.” Our Shares and shares will not be listed on any other stock exchange or traded on any automated quotation system.

Summary Consolidated Financial Data

The following summary consolidated financial data for the years ended September 30, 2019 and 2018 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated financial data for the six months ended March 31, 2020 and 2019 has been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of March 31, 2020 (unaudited)	As of September 30, 2019 (audited)	As of September 30, 2018 (audited)
Balance Sheet Data
Cash	$88,623	$293,771	$820,856
Total Assets	$21,483,732	$19,560,412	$16,644,916
Total Liabilities	$12,593,423	$12,297,066	$12,098,471
Total Bon Natural Life Limited Stockholder’s Equity	$8,405,375	$6,838,351	$4,546,445

	Six Months Ended March 31, 2020 (unaudited)	Fiscal Year Ended September 30, 2019 (audited)	Fiscal Year Ended September 30, 2018 (audited)
Statement of Operations
Revenue	$7,149,785	$16,396,018	$10,781,636
Net Income for Reporting Period	$1,594,495	$2,562,636	$223,376

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Risk Factors

An investment in our Shares involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Shares. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Shares could decline, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

Our failure to appropriately respond to changing consumer preferences and demand for new products or product enhancements could significantly harm our customer relationships and product sales and harm our financial condition and operating results.

Our business is subject to changing consumer trends and preferences, especially with respect to weight management; targeted nutrition; energy, sports, and fitness; and other nutrition products. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes. Furthermore, the nutritional supplement industry is characterized by rapid and frequent changes in demand for products and new product introductions and enhancements. Our failure to accurately predict these trends could negatively impact consumer opinion of our products and cause the loss of sales. Our short term new product development primarily focuses on health supplements, such as various powder drink products seeking to i) boost immunity; ii) prevent indigestion; iii) prevent respiratory infection; iv) prevent allergic skin reaction; v) improve sleep quality; vi) prevent memory loss and vii) alleviate anxiety. Our products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC. In terms of product enhancements, we are also working on increasing the purity of our bioactive food ingredients, such as our ultra-pure stachyose as a dietary supplement for infants, flavanols to seek intestine health improvement, procyanidin b2 to seek to promote hair growth, and high soluble and low residue sclareolide to seek weight management. The success of our new product offerings and enhancements depends upon a number of factors, including our ability to:

●	accurately anticipate customer needs;

●	innovate and develop new products or product enhancements that meet these needs;

●	successfully commercialize new products or product enhancements in a timely manner;

●	price our products competitively;

●	manufacture and deliver our products in sufficient volumes and in a timely manner; and

●	differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our product offerings could be rendered obsolete, which could negatively impact our revenues, financial condition and operating results.

If we are unable to build sufficient distribution network to meet increasing demand of our products, our ability to execute on our business plan as outlined in this prospectus will be impaired.

We sell our products through our direct sales force and distribution channel. Although our sales and distribution satisfy our existing business needs, they might be insufficient to meet demand for our products as we continue to grow our business, which could result in harm to our sales and business operations, financial condition and results of operations. To mitigate such risk, we intent to invest our internally generated cash from operations and capital to be raised to add additional teams to our direct sales force, expand our geographic reach with new distribution channels into other provinces within China and overseas, and establish more sales online. If our planned efforts to expand our sales and distribution channels are not effective, our ability to execute on our business plan and to realize continued growth with be impaired.

Production difficulties, quality control problems, inaccurate forecasting and reliance on third-party suppliers could harm our business.

Production difficulties, quality control problems, inaccurate forecasting and our reliance on third party suppliers to manufacture and deliver products that meet our specifications in a timely manner could harm our business. We could experience production difficulties with respect to our products, including the availability of raw materials, components, packaging and products that do not meet our specifications and quality control standards. These production difficulties and quality problems could result in stock outages or shortages in our markets with respect to such products, harm our sales, or create inventory write-downs for unusable products.

The inability to obtain adequate supplies of raw materials for products at favorable prices, or at all, could have a material adverse effect on our business, financial condition, or results of operations.

We acquire our raw materials for the manufacture of our products from third-party suppliers. Materials used in manufacturing our products are purchased through purchase order, often invoking pre-negotiated supply agreements. We have very few long-term agreements for the supply of these materials. There is a risk that any of our suppliers could discontinue selling raw materials to us. Although we believe that we could establish alternate sources for most of our products, any delay in locating and establishing relationships with other sources could result in product shortages or back orders for products, with a resulting loss of net sales. In certain situations, we may be required to alter our products or to substitute different products from another source. There can be no assurance that suppliers will provide the raw materials that are needed by us in the quantities that we request or at the prices that we are willing to pay. Because we do not control the actual production of certain raw materials, we are also subject to delays caused by any interruption in the production of these materials, based on conditions not within our control, including weather, crop conditions, transportation interruptions, strikes by supplier employees, and natural disasters or other catastrophic events.

Our products have not been clinically proven to be safe or effective, and our quality control efforts are limited to ensuring ingredient and product purity and certain safety measures. If our products, or similar products distributed by other companies, were prove or asserted to be unsafe or ineffective, our business would be harmed.

Our products include nutritional supplements that are made from vitamins, minerals, herbs, and other substances for which there is a long history of human consumption. Some of our products contain innovative ingredients or combinations of ingredients. Although we believe that all of our products are safe when taken as directed, there is little long-term experience with human consumption of certain of these product ingredients or combinations of ingredients in concentrated form. We have not conducted clinical trials on the safety or efficacy of our products, and no government agency with authority has made any determination regarding their safety or efficacy. Our inspection and quality control efforts are limited to ensuring ingredient and product purity and quality. We follow industry best practices by inspecting sourced raw materials and finished products and formulating our products and in accordance to “ISO22000 Food Safety Management System-Procurement Control Procedure”, “People’s Republic of China National Standard-Powder Drink”, and “People’s Republic of China Domestic Trade Industry Standard-Tablet Candy”. In addition to our self-inspections, we use authorized national food quality control and safety inspection agencies to inspect our raw materials and finished products. These inspections and practices, however, do not constitute proof or assurance that our products are safe or effective. We could be adversely affected in the event that our products, or similar products distributed by other companies, were proven or are asserted to be ineffective or harmful to consumers or in the event of adverse publicity associated with any illness or other adverse effects resulting from consumers’ use or misuse of our products or similar products of our competitors.

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Disruptions Resulting from the Covid-19 Pandemic Have Had a Material Negative Impact on Our Results of Operations, and Pose Continuing Additional Risks to Our Operations.

In December 2019, a novel strain of COVID-19 was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties resulting from the COVID-19 outbreak, including, but not limited to, the temporary closure of the Company’s factory and operations beginning in early February, limited support from the Company’s employees, delayed access to raw material supplies and inability to deliver products to customers on a timely basis, the Company’s business was negatively impacted and is expected to generate lower revenue and net income during the period from February to April 2020. The Company resumed operations on March 2, 2020. Along with the recovery from COVID-19 pandemic in China, we received and fulfilled an increasing number of customer orders during the six months ended September 30, 2020, especially for bioactive food ingredients, including Stachyose due to local government recommendation and increasing consumer demand. As a result, for the period from January to September 2020, our revenues increased approximately 9% as compared to the same period of last year, to approximately $11.7 million. Our net income increased approximately 3% as compared to the same period of last year, to approximately $2.3 million for the period of January to September 2020. The increase in our revenue and net income during the six months ended September 30, 2020 helped us absorb the decrease in revenue and net income during the three months ended March 31, 2020. Although the negative impact of the COVID-19 coronavirus outbreak on our business seems to be temporary in China, there is still uncertainty both in China and globally and potential disruption to business and the economy.

We may face increased competition from new and existing firms with greater capital resources, which could cause our market share and profitability to decline if we do not successfully meet competitive challenges.

Because of the strong prospects and recent growth of our existing business, we may face new direct competition from some counterparts engaged in other categories of the natural products and ingredients business, such as Chenguang Biotech from China, which is engaged in natural colors, Layn, which engaged in natural sweeteners, and European counterparts like DSM, Symrise, and Givaudan (GIV). These firms may seek to compete directly with Xi’an App-Chem in its existing businesses to some extent. The size, financial strength, technology foundation and development capabilities of the above-mentioned companies are strong, and potential competition from these firms will be a key competitive challenge in the near future. In addition, large and well-developed food and food ingredient companies may seek to enter the nutritional health space. These companies may challenge us by seeking to secure key raw material sources for their products and to acquire stability, reliability and cost advantages for their supply chains. Because of the strong capital and brand strength of such companies, they might pose challenges to us in the future. If we are unable to continue to expand, innovate, and collaborate to improve our market position in the face of new competition, our market share, revenues, and profitability will be adversely affected.

If we do not obtain substantial additional financing, including the financing sought in this offering, our ability to execute on our business plan as outlined in this prospectus will be impaired.

Our plans for business expansion and development are dependent upon our raising significant additional capital, including the capital sought in this offering. Our plans call for significant new investments in research and development, marketing, expanded productions capacity, and working capital for raw materials and other items. Management estimates that our capital needs for expansion will be approximately $15 million. Although we expect the proceeds of this offering and our net earnings to substantially fund our planned growth and development, our management will be required to properly and carefully administer and allocate these funds. Should our capital needs be higher than estimated, or should additional capital be required after the close of this offering, we will be required to seek additional investments, loans or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms which are favorable or acceptable. Should we be unable to meet our full capital needs, our ability to fully implement our business plan will be impaired.

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If we are unable to retain key personnel and hire new key personnel, we may not be able to implement our business plan.

Our ability to succeed depends upon the experience and contributions of our key personnel, and in particular, our founder and CEO, Mr. Hu. The loss of the services of these individuals, if they are not adequately replaced, could have a substantial adverse effect on our financial condition, results of operations, and prospects. Our future success will also depend on our ability to identify, attract, and retain additional qualified personnel as we expand our operations. There is no guarantee that we will be successful in identifying, attracting, and retaining such personnel. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”

We are an “emerging growth company” as defined under the Jumpstart our Business Startups Act (“JOBS Act”). We will remain an “emerging growth company” for up to five years, or until the earliest of:

(i)	the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion,

(ii)	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

(iii)	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a “smaller reporting company”, which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for conducting certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Xi’an App-Chem, our variable interest entity, is engaged in online product sales with a value-added telecommunications license, and e-commerce business is considered to be a type of value-added telecommunications service under Chinese law and regulations. Foreign investment in the value-added telecommunication services industry in China is extensively regulated and subject to numerous restrictions. Pursuant to the Special Management Measures for the Market Entry of Foreign Investment (Negative List) (2019), or the 2019 Negative List, published by the National Development and Reform Commission, and the Ministry of Commerce, or the MOFCOM, on June 30, 2019, and effective on July 30, 2019, with a few exceptions, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication services provider and any primary foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record.

We are a Cayman Islands company and our PRC subsidiary is considered a foreign-invested enterprise. Accordingly, our PRC subsidiary is not eligible to operate value-added telecommunications services in China. To ensure strict compliance with the PRC laws and regulations, we conduct such business activities through Xi’an App-Chem, our consolidated affiliated entity, and its subsidiaries. Xi’an CMIT, our wholly-owned subsidiary in China, has entered into a series of contractual arrangements with Xi’an App-Chem and its shareholders, which enable us to (1) exercise effective control over Xi’an App-Chem, (2) receive substantially all of the economic benefits and absorb substantially all of the economic losses of Xi’an App-Chem, and (3) have an exclusive option to purchase all or part of the shares and assets in Xi’an App-Chem when and to the extent permitted by PRC laws. Because of these contractual arrangements, we have control over and are the primary beneficiary of Xi’an App-Chem and hence consolidate its financial results as our variable interest entity under U.S. GAAP.

In the opinion of our PRC counsel, Chamzon Law Firm, (i) the ownership structures of Xi’an CMIT and Xi’an App-Chem, currently do not and immediately after giving effect to this offering will not result in violation of PRC laws and regulations currently in effect; and (ii) the agreements under the contractual arrangements between Xi’an CMIT, Xi’an App-Chem and its shareholders governed by PRC laws are valid, binding and enforceable against each party thereto in accordance with their terms and applicable PRC laws and regulations currently in effect, and do not result in violation of PRC laws or regulations currently in effect,. However, we have been further advised by our PRC counsel that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules. Thus, the PRC regulatory authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. If the PRC government finds that our contractual arrangements do not comply with its restrictions on foreign investment, or if the PRC government otherwise finds that we, Xi’an App-Chem, or any of its subsidiaries are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, would have broad discretion in dealing with such violations or failures, including, without limitation:

●	revoking the business licenses and/or operating licenses of such entities;

●	discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiary and consolidated affiliated entities;

●	imposing fines, confiscating the income from our PRC subsidiary or consolidated affiliated entities, or imposing other requirements with which such entities may not be able to comply;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our variable interest entity and deregistering the equity pledges of our variable interest entity, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our variable interest entity; or

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

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Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences result in our inability to direct the activities of our variable interest entity that most significantly impact its economic performance, and/or our failure to receive the economic benefits from our variable interest entity, we may not be able to consolidate the entity in our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with our variable interest entity and its shareholders for a substantial portion of our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with Xi’an App-Chem and its shareholders to operate our business. For a description of these contractual arrangements, see “Corporate and Structure.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entity. For example, our variable interest entity and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct its operations in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of Xi’an App-Chem, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Xi’an App-Chem, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our variable interest entity and its shareholders of their obligations under the contracts to exercise control over our variable interest entity. The shareholders of our consolidated variable interest entity may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of our business through the contractual arrangements with our variable interest entity. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with our variable interest entity may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by our variable interest entity or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

If our variable interest entity or its shareholders fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements that give us effective control over our business operations in the PRC and may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of Xi’an App-Chem refuse to transfer their equity interest in Xi’an App-Chem to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. We may not be able to obtain consent and cooperation from all the shareholders in further actions with respect to Xi’an App-Chem, such as the transferring the shareholders’ respective equity interests in Xi’an App-Chem to our designee. In addition, if any third parties claim any interest in such shareholders’ equity interests in Xi’an App-Chem, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of our variable interest entity and third parties were to impair our control over Xi’an App-Chem, our ability to consolidate the financial results of our variable interest entity would be affected, which would in turn result in material adverse effect on our business, operations and financial condition. All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our variable interest entity, and our ability to conduct our business may be negatively affected.

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The shareholders of our variable interest entity may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of Xi’an App-Chem may have potential conflicts of interest with us. These shareholders may breach, or cause our variable interest entity to breach, or refuse to renew, the existing contractual arrangements we have with them and our variable interest entity, which would have a material and adverse effect on our ability to effectively control our variable interest entity and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with Xi’an App-Chem to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC variable interest entity owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust income of Xi’an App-Chem in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Xi’an App-Chem for PRC tax purposes, which could in turn increase its tax liabilities without reducing our PRC subsidiary’s tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on Xi’an App-Chem for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our variable interest entity’s tax liabilities increase or if it is required to pay late payment fees and other penalties.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our variable interest entity, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

As part of our contractual arrangements with our variable interest entity, our variable interest entity holds certain assets, licenses and permits that are critical to our business operations, including the Value-added Telecommunications License. The contractual arrangements contain terms that specifically obligate our variable interest entity’s shareholders to ensure the valid existence of the variable interest entity and restrict the disposal of material assets of the variable interest entity. However, in the event the variable interest entity’s shareholders breach the terms of these contractual arrangements and voluntarily liquidate any of our variable interest entity, or our variable interest entity declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of or encumbered without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entity, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, under the contractual arrangements, our variable interest entity may not, in any manner, sell, transfer, mortgage or dispose of their material assets or legal or beneficial interests in the business without our prior consent. If any of our variable interest entity undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of the assets of the variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

We may lose the ability to use, or otherwise benefit from the patents held by our variable interest entity, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

As of June 30, 2020, we had 12 approved patents and 1 pending patent application through our variable interest entity in China, see “Business - Intellectual Property”. The contractual arrangements contain terms that specifically obligate our variable interest entity’s shareholders to ensure the valid existence of the variable interest entity and restrict the disposal of patents of the variable interest entity. However, in the event the PRC government finds that our contractual arrangements do not comply with PRC laws, the relevant PRC regulatory authorities may revoke the patents held by our variable interest entity, or restrict our variable interest entity to license their patents to us, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, in the event the variable interest entity’s shareholders breach the terms of these contractual arrangements and voluntarily liquidate any of our variable interest entity, or our variable interest entity declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of or encumbered without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the patents held by the variable interest entity, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, under the contractual arrangements, our variable interest entity may not, in any manner, sell, transfer, mortgage or dispose of their patents without our prior consent. However, if any of our variable interest entity undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of the patents of the variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

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Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and its implementing rules, and how they may impact our business, financial condition and results of operations.

The variable interest entity structure has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. The MOFCOM published a discussion draft of the Proposed Foreign Investment Law in January 2015, or the 2015 Draft FIL, according to which, variable interest entities that are controlled via contractual arrangements would also be deemed as foreign-invested entities, if they are ultimately “controlled” by foreign investors.

In March 2019, the PRC National People’s Congress, or the NPC, promulgated the PRC Foreign Investment Law, or the Foreign Investment Law, and in December 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law of PRC, or the FIE Implementing Regulations, to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the FIE Implementing Regulations both became effective from January 1, 2020 and replaced the major existing laws and regulations governing foreign investment in the PRC. Pursuant to the Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council.

The Foreign Investment Law and FIE Implementing Regulations do not introduce the concept of “control” in determining whether a company would be considered as a foreign-invested enterprise, nor do they explicitly provide whether the variable interest entity structure would be deemed as a method of foreign investment. However, the Foreign Investment Law has a catch-all provision that includes into the definition of “foreign investments” made by foreign investors in China in other methods as specified in laws, administrative regulations, or as stipulated by the State Council, and as the Foreign Investment Law and FIE Implementing Regulations are newly adopted and relevant government authorities may promulgate more laws, regulations or rules on the interpretation and implementation of the Foreign Investment Law, the possibility cannot be ruled out that the concept of “control” as stated in the 2015 Draft FIL may be embodied in, or the variable interest entity structure adopted by us may be deemed as a method of foreign investment by, any of such future laws, regulations, and rules.

If our variable interest entity is deemed as a foreign-invested enterprise under any of such future laws, regulations, and rules, and any of the businesses that we operate were to be in the “negative list” for foreign investment and therefore be subject to foreign investment restrictions or prohibitions, further actions required to be taken by us under such laws, regulations and rules may materially and adversely affect our business, financial condition and results of operations. Furthermore, if future laws, administrative regulations or rules mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, business, financial condition and results of operations.

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Risks Related to Legal Uncertainty and Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

All of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

Our ingestible products include milk thistle extracts, apple polyphenol and other ingredients and are classified as foods or raw materials of dietary supplements and, unlike prescription medication, our product formulas are not subject to pre-market regulatory approval with respect to medical efforts in China in which our products are distributed. Our products could contain contaminated substances, and some of our products contain some ingredients that do not have long histories of human consumption. We rely upon published and unpublished safety information including clinical studies on ingredients used in our products. These studies include “Safety and toxicity of silymarin, the major constituent of milk thistle extract: An updated review” [available at https://onlinelibrary.wiley.com/doi/abs/10.1002/ptr.6361], “The toxicology and safety of apple polyphenol extract” [available at https://www.sciencedirect.com/science/article/abs/pii/S0278691504000493?via%3Dihub], “Public Announcement Regarding Haematococcus Pluvialis and Other New Resource Food” [Evaluation Division of Food Safety Standard and Inspection,” No. 17 issued on October 29, 2010] [available at http://www.nhc.gov.cn/sps/s7891/201011/7957c2f1326c4990b5e67ce2d3ceb783.shtml?from=singlemessage&isappinstalled=0] (indicating that Stachyose is a safe ordinary food) and other reports by independent research institutions. In addition, stachyose is permitted for ordinary food production by the Ministry of Health of China. We do not, however, conduct or sponsor clinical studies of our products. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we may be subjected to various product liability claims, including that (i) the products contain contaminants, (ii) the products include inadequate instructions as to their uses, or (iii) the products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income.

Food safety regulations regarding the raw ingredients for our products may restrict, inhibit or delay our ability to sell our products.

Before 2018, the China Food and Drug Administration, or the CFDA, had the regulatory authority to oversee, administer and enforce all laws, regulations and rules concerning the food industry business operations in China. After the institutions reformed, the CFDA has been abolished, and relevant regulatory authority has been taken over by the State Administration for Market Regulation, or the SAMR, under the State Council.

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The food industry is subject to extensive regulations in China. The PRC laws and regulations governing the food industry primarily consist of the PRC Food Safety Law (2009), as last amended in 2018; the Implementation Regulation for the Food Safety Law of PRRC (2009), or the Food Safety Regulation, as amended in 2019; the Administrative Measures for Food Production Licensing (2010), or the Food Production Licensing Rule, as amended in 2020; and the Administrative Measures for Food Business Licensing (2015), or the Food Business Licensing Rule, as amended in 2017. Under the PRC Food Safety Law and the Food Safety Regulation, food product manufacturers and business operators shall obtain the required food production permits; food producers and business operators are subject to regular quality inspection and supervision by the local governmental agencies and their product permits may be revoked if they no longer meet the standards and requirements for food production and operation; food-producing enterprises shall establish and implement food safety management systems, such as ingredient inspection and acceptance, production process safety management, storage management, equipment management, and substandard product management systems; and packaging of pre-packed food shall bear a label which states manufacturing permit serial number; among other things. The State Council implements a licensing system for food product manufacture and distribution. According to the Food Production Licensing Rule, a food production license must be obtained prior to engaging in food production activities in the PRC. The Food Business Licensing Rule requires food business operators to obtain a food business license for each business entity engaging in food business operations. We have obtained the required Food Production Licenses and Food Business Licenses for related products. In order for our business to continue, we must continue to comply with all government inspection and licensing requirements. If we were to have an unsatisfactory inspection, or otherwise fail to comply with government safety regulations in all respects, our ability to continue operations and to continue to sell our products may be inhibited or delayed. Additionally, the term of Food Production Licenses and Food Business Licenses is 5 years. We have been closely monitoring the status of all the permits and have applied for renewal before the relevant licenses expired. The failure to renew the relevant licenses and/or registrations may subject us to fines or sanctions which will have negative impact on our production.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

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Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. According to Article 177 of the PRC Securities Law which was amended in December 2019, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties, leaving no mechanism to obtain information or conduct an investigation, if necessary

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. The ability of our PRC subsidiary to pay dividends and other distributions on equity, in turn, depends on the payment they receive from our variable interest entity as service fees pursuant to certain contractual arrangements among our PRC subsidiary, our variable interest entity and its shareholders entered into to comply with certain restrictions under PRC laws on foreign investment.

Additionally, our subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary, our variable interest entity and its subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company shall be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. Subject to above-referenced limitations and at the discretion of board of directors, the accumulated profits after appropriation of statutory surplus reserve available for dividends were approximately $3,901,690 as of March 31, 2020 and $2,368,512 as of September 30, 2019. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. As of March 31, 2020, the statutory surplus reserves of our PRC subsidiary, our variable interest entity, and its subsidiaries, as percentage of their respective registered capitals, ranged from 5% to 34% and averaged 10% in the aggregate.

To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Under the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the State Administration of Taxation, or the SAT, on February 20, 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, our Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for the dividends it receives from our PRC subsidiary, if it satisfies the conditions prescribed under the SAT Circular 81, and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC laws, legal documents for corporate transactions, including agreements and contracts, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation authorities.

In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible person will submit the application which will then be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries or our VIE. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary and VIE. We may make loans to our PRC subsidiary and VIE subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiary in China.

Any loans to our PRC subsidiary in China, which is treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary in China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. In addition, a foreign-invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign-invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

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SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Circular of the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC subsidiary, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or the non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or our variable interest entity or future capital contributions by us to our PRC subsidiary in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiary or our variable interest entity when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

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Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary and variable interest entity to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Shares.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, promulgated by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions that are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who control, or have prior to the implementation of SAFE Circular 37 controlled, directly or indirectly of offshore special purpose vehicles, or SPVs, will be required to register such investments with the SAFE or its local branches. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by PRC residents in the SPVs, by means of acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contribution into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investment and outbound overseas direct investment, including those required under the SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

These regulations may have a significant impact on our present and future structuring and investment. We have requested or intend to take all necessary measures to require our shareholders who to our knowledge are PRC residents to make the necessary applications, filings and amendments as required under these regulations. We further intend to structure and execute our future offshore acquisitions in a manner consistent with these regulations and any other relevant legislation. However, because it is presently uncertain how the SAFE regulations and any future legislation concerning offshore or cross-border transactions will be interpreted and implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, we cannot provide any assurances that we will be able to comply with, qualify under, or obtain any approvals required by the regulations or other legislation. Furthermore, we cannot assure you that any PRC shareholders of our company or any PRC company into which we invest will be able to comply with those requirements. Any failure or inability by such individuals or entities to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant governmental authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

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Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans of overseas, publicly listed company may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies before they obtain the incentive shares or exercise the share options. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC citizens residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by us, may follow the Circular of the State Administration of Foreign Exchange on Issues Relating to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or the SAFE Circular 7, promulgated by the SAFE in 2012. Pursuant to the SAFE Circular 7, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or non-PRC citizen residing in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations when our company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines of up to RMB300,000 for entities and up to RMB50,000 for individuals, and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, or the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the Bulletin of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions, or SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

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We believe that Bon Natural Life Limited is not a PRC resident enterprise for PRC tax purposes. See “Regulation—Regulations Relating to Tax—Enterprise Income Tax.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that Bon Natural Life Limited or any of our offshore subsidiaries is a PRC resident enterprise for enterprise income tax purposes, we and our offshore subsidiary will be subject to PRC enterprise income on their worldwide income at the rate of 25%, which would materially reduce our net income. Furthermore, if we are treated as a PRC tax resident enterprise, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of Bon Natural Life Limited would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Bon Natural Life Limited is treated as a PRC resident enterprise.

We may incur liability for unpaid taxes, including interest and penalties.

In the normal course of business, our Company may be subject to challenges from various PRC taxing authorities regarding the amounts of taxes due. PRC taxing authorities may take the position that the Company owes more taxes than it has paid. The Company recorded tax liabilities of $2.48 million as of March 31, 2020, mostly related to unpaid value added taxes (“VAT” tax) because certain VAT tax invoices on the Company’s construction-in-progress project have not been received and included in the Company’s VAT tax return filing as of March 31, 2020. It is possible that the tax liability of the Company for past taxes may be higher than those amounts, if the PRC authorities determine that we are subject to interest and penalties or that we have not paid the correct amount.

Although the Company’s management believes it may be able to negotiate with local PRC taxing authorities to settle current tax liabilities within one year, and a reduction to any interest or penalties thereon, we have no guarantee that we will be able to negotiate such a reduction. To the extent our Company is able to negotiate such amounts, national-level taxing authorities may take the position that localities are without authorities to reduce such liabilities, and such PRC taxing authorities may attempt to collect unpaid taxes, interest and penalties in amounts greatly exceeding management’s estimates.

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We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued a Bulletin of State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfer of Properties by Non-resident Enterprises, or SAT Bulletin 7, which came into effect on February 3, 2015, but will also apply to cases where their PRC tax treatments are not yet concluded. Pursuant to SAT Bulletin 7, an ‘‘Indirect Transfer’’ of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued the Bulletin of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Under the “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and we may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and SAT Bulletin 37. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our variable interest entity in China, including reduced enterprise income tax rates. For example, under the PRC Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. According to the Administrative Measures for the Accreditation of High-tech Enterprises promulgated by three PRC regulatory agencies, including SAT, the qualification of high and new enterprise is effective for a renewable three-year permitted. If our variable interest entity fails to renew the qualification of high and new enterprise, our variable interest entity will be subject to the statutory enterprise income tax rate of 25%. In addition, our variable interest entity enjoys local government subsidies. Any increase in the enterprise income tax rate applicable to our PRC subsidiary or our variable interest entity in China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by our variable interest entity in China, could adversely affect our business, financial condition, and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest, and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

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Our failure to fully comply with PRC labor-related laws may expose us to potential penalties.

Companies operating in China are required to participate in mandatory employee social security schemes that are organized by municipal and provincial governments, including pension insurance, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing provident funds. Such schemes have not been implemented consistently by the local governments in China given the different levels of economic development in different locations, but generally require us to make contributions to employee social security plans at specified percentages of the salaries, bonuses and certain allowances of our eligible full-time employees, up to a maximum amount specified by the local government from time to time. We have accrued in financial statements but not made full contributions to the social insurance and housing provident funds in accordance for our eligible full-time employees as required by the relevant PRC laws and regulations. As the date of this prospectus, none of our variable interest entity and its subsidiaries had received any notice from local authorities or any claim or request from the employees in this regard. Our failure to make full contributions to social insurance and to comply with applicable PRC labor-related laws regarding housing funds may subject us to late payment penalties and other fines or labor disputes, and we could be required to make up the contributions for these plans, which may adversely affect our financial condition and results of operations.

According to applicable PRC laws and regulations, employers must open social insurance registration accounts and housing provident fund accounts and pay social insurance and housing provident funds for employees. Our PRC subsidiary or some subsidiaries of our variable interest entity have not opened social insurance registration accounts or housing provident fund accounts. We may be subject to penalties imposed by the local social insurance authorities and the local housing provident fund management centers for failing to discharge our obligations in relation to payment of social insurance and housing provident funds as an employer.

Our failure to fully comply with PRC construction-related laws may expose us to potential penalties.

Our VIE has rented a factory in Weinan, Shaanxi for use as our Weinan Raw Materials and Ingredients Production Site (See “History and Organizational Structure—Property, Plants, and Equipment — Weinan Raw Materials and Ingredients Production Site”). The landlord constructed some buildings of this production site without obtaining the planning permits, construction permits, or going through the completion filing, fire safety filing, or environmental protection procedures in accordance with the PRC laws and regulations. Such failure to comply with the relevant laws and regulations may subject us to administrative penalties, including but not limited to paying fines, being required to stop using or demolishing such buildings. As the date of this prospectus, our VIE and its subsidiary have not received any notice or any claim from the local authorities with respect to such buildings. We will urge the landlord to apply for relevant permits and handle relevant procedures or filings with the local authorities.

Such buildings are mostly used as the warehouses. If the local authorities require us to stop using such buildings, we will need to rent new warehouses, which may affect our normal operations and cause operating losses. But we believe that the amount of the loss will not exceed 3% of the Company’s sale revenues. In addition, the lease term of this production site will expire on September 30, 2022. At that time, we may not renew the lease of this production site and may transfer the production to a new production base.

Risks Related to Our Shares and This Offering

An active trading market for our ordinary shares may not develop and the trading price for our Shares may fluctuate significantly.

We intend to apply to list our Shares on the Nasdaq Capital Market. We have no current intention to seek a listing for our ordinary shares on any stock exchange. Prior to the completion of this offering, there has been no public market for our ordinary shares, and we cannot assure you that a liquid public market for our Shares will develop. If an active public market for our Shares does not develop following the completion of this offering, the market price and liquidity of our Shares may be materially and adversely affected. The initial public offering price for our Shares was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our Shares after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their Shares.

The trading price of our Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

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●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Upon the completion of this offering, our directors and officers will collectively own an aggregate of 54.15% of the total voting power of our outstanding ordinary shares immediately after the completion of this offering, assuming the underwriter does not exercise its over-allotment option. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Shares, the market price for our Shares and trading volume could decline.

The trading market for our Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Shares, the market price for our Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares to decline.

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The sale or availability for sale of substantial amounts of our Shares could adversely affect their market price.

Sales of substantial amounts of our Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Shares and could materially impair our ability to raise capital through equity offerings in the future. The Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 7,800,000 Shares outstanding immediately after this offering, or 8,100,000 Shares if the underwriter exercises its over-allotment option in full. In connection with this offering, we, our directors and officers and our existing shareholders have agreed not to sell any ordinary shares for 180 days after the date of this prospectus without the prior written consent of the underwriter, subject to certain exceptions. However, the underwriter may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Negative publicity may harm our brand and reputation and have a material adverse effect on our business.

Negative publicity about us, including our services, management, business model and practices, compliance with applicable rules, regulations and policies, or our network partners may materially and adversely harm our brand and reputation and have a material adverse effect on our business. We cannot assure you that we will be able to defuse any such negative publicity within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted on the internet by anyone on a named or anonymous basis, and can be quickly and widely disseminated. Information posted may be inaccurate, misleading and adverse to us, and it may harm our reputation, business or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially inaccurate or misleading information about our business and operations, which in turn may materially adversely affect our relationships with our customers, employees or business partners, and adversely affect the price of our Shares.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Shares will likely depend entirely upon any future price appreciation of our Shares. There is no guarantee that our Shares will appreciate in value after this offering or even maintain the price at which you purchased the Shares. You may not realize a return on your investment in our Shares and you may even lose your entire investment in our Shares.

Our management will have significant discretion over our use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

Our management’s intended used of the net proceeds of this offering is as set forth below under “Use of Proceeds.” The Use of Proceeds disclosed in this prospectus describes the broad categories of management’s planned use of funds and does not represent a detailed budget or a legally binding commitment to any specific expenditure. Our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase our Share price.

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The approval of the China Securities Regulatory Commission may be required in connection with this offering under PRC laws.

The M&A Rules, which were adopted in 2006 by six PRC regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and this offering may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Our PRC legal counsel, Chamzon Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the listing and trading of our Shares on the Nasdaq Capital Market because (i) our wholly foreign-owned PRC subsidiary was established by foreign direct investment, rather than through a merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the beneficial owners of the Company, and (ii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, as a principle under PRC Securities Law, most recently amended in 2019 by the Standing Committee of the NPC, any direct or indirect issuance of securities abroad by domestic companies, or any listing and trading of securities abroad by such companies, is subject to approval by CSRC. Our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the Shares. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the Shares offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirements could have a material adverse effect on the trading price of the Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law (2020 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Shares in this offering, you will pay more for your Shares than the amount paid by our existing shareholders for their ordinary shares on a per Share basis. As a result, you will experience immediate and substantial dilution of approximately US$2.68 per Share, representing the difference between the initial public offering price of US$5.00 per Share, and our pro forma as adjusted net tangible book value per Share as of March 31, 2020, immediately upon the completion of this offering, and the net proceeds to us from this offering.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

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We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of the Nasdaq Stock Exchange by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Exchange. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions with only independent directors; or

●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Stock Exchange.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We are a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Stock Exchange, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

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We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal controls over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements for the years ended September 30, 2019 and 2018, we identified several material weaknesses in our internal control over financial reporting and other control deficiencies as of September 30, 2019. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified to date relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures; (iii) a lack of independent directors and an audit committee; (iv) lack of risk assessment in accordance with the requirement of COSO 2013 framework and (v) a lack of an effective review process by the accounting manager which led to material audit adjustments to the financial statements.

Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, establishing an audit committee, and strengthening corporate governance.

We plan to take measures to remedy these material weaknesses. The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report from management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending September 30, 2020. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

A non-U.S. corporation will be a passive foreign investment company, or PFIC, for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. Fluctuations in the market price of our Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering.

If we were to be or become a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—United States Federal Income Tax Considerations”) holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

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Cautionary Note Regarding Forward-Looking Statements AND INDUSTRY DATA

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus. This prospectus also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The Chinese nutritional and dietary supplements market may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the rapidly changing nature of the nutritional and dietary supplements industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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Use of Proceeds

The net proceeds to us from the sale of 2,000,000 ordinary shares (or 2,300,000 ordinary shares if the over-allotment option is exercised in full) offered at a public offering price of $5.00 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering:

	Amount	Percent
GROSS OFFERING	$10,000,000	100%
Commission and Expense Allowance	$900,000	9.0%
Estimated Offering expenses	$751,218	7.5%
Net Proceeds	$8,348,782	83.5%
USE OF NET PROCEEDS
Expansion of Production Capacity[1]	$2,600,000	31.1%
Sales and Distribution Network Expansion[2]	$1,500,000	18.0%
Research and Development[3]	$1,600,000	19.2%
Working Capital[4]	$2,648,782	31.7%
TOTAL APPLICATION OF NET PROCEEDS	$8,348,782	100.00%

1 We intend to use approximately $2,600,000, or 31.1% of the net offering proceeds, to increase production capacity by expanding our physical plants.

2 We intend to use approximately $1,500,000, or 18.0% of the net offering proceeds, to expand our sales and distribution network.

3 We intend to use approximately $1,600,00, or 19.2% of the net offering proceeds, to invest in continued research and development.

4 We intend to use approximately $2,648,782, or 31.7% of the net offering proceeds, for working capital purposes.

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our PRC subsidiaries only through loans or capital contributions and to our variable interest entity only through loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Doing Business in China— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

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Capitalization

The following table sets forth our capitalization as of March 31, 2020 presented on:

●	An actual basis; and

●	a pro forma as adjusted basis to give effect to the issuance and sale of the 2,000,000 Shares by us in this offering at an assumed initial public offering price of US$5.00 per share, after deducting the estimated underwriting commissions and estimated offering expenses.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our ordinary shares. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2020 (Presented in US$)
	Actual	Pro forma as adjusted (2)
Long term debt	22,921	22,921
Par Value Amount of Ordinary Shares
Ordinary Shares, 5,166,667 shares issued and outstanding as of March 31, 2020 (1); pro forma without over-allotment reflects 7,166,667 shares issued and outstanding	517	717
Additional paid in capital	5,040,156	13,388,738
Statutory reserve	257,409	257,409
Retained earnings	3,901,690	3,901,690
Other comprehensive income (loss)	(794,397)	(794,397)
Total Bon Natural Life Limited shareholders’ equity (deficit)	8,405,375	16,754,157
Total capitalization	8,428,296	16,777,078

(1)	Retrospectively restated for effect of a 1 for 3 reverse stock split on June 24, 2020.
(2)	Reflects the sale of ordinary shares in this offering at an assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us, assuming the Underwriter’s over-allotment option has not been exercised. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $8,348,782 assuming the Underwriter has not exercised the over-allotment option. The net proceeds of $8,348,782 are calculated as follows: $10,000,000 gross offering proceeds, less underwriting discounts and commissions of $800,000, underwriter non-accountable expense allowance of $100,000 and estimated offering expenses of $751,218. The pro forma as adjusted total equity of $16,754,157 is the sum of the net proceeds of $8,348,782 and the actual equity of $8,405,375.

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Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their ordinary shares from the initial public offering price.

The historical net tangible book value as of March 31, 2020 was $8,269,488 (as calculated by subtracting intangible assets of $135,887 from the actual equity of $8,405,375) or approximately $1.60 per share. Historical net tangible book value per share of ordinary shares is equal to our total tangible assets less total liabilities, divided by the number of shares of ordinary shares outstanding as of March 31, 2020. Adjusted to give effect to the receipt of net proceeds, after deducting the estimated underwriting discounts and offering expenses payable by us, from the sale of 2,000,000 ordinary shares for $10,000,000, net tangible book value will be approximately $2.32 per share. This will represent an immediate increase of approximately $0.72 per share to existing stockholders and an immediate and substantial dilution of approximately $2.68 per share to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our ordinary shares in this offering and the pro forma net tangible book value per share of our ordinary shares immediately following this offering.

The following table sets forth as of March 31, 2020 the number of shares of ordinary shares purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $5.00 per share of ordinary shares.

	Number	Percent	Amount
Existing Stockholders	5,166,667	72.09%	$5,040,673
New Investors	2,000,000	25.64%	$10,000,000
Total	7,166,667	27.91%	$15,040,673

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Enforceability of Civil Liabilities

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed The Crone Law Group P.C., located at 500 Fifth Ave, Suite 938, New York, NY 10110 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been informed that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a) is given by a foreign court of competent jurisdiction;

(b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c) is final;

(d) is not in respect of taxes, a fine or a penalty; and

(e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Chamzon Law Firm, our counsel as to PRC laws, has advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Chamzon Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other forms of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against a company in the PRC for disputes relating to contracts or other property interests, the PRC court may accept a course of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if (a) the contract is signed and/or performed within the PRC, (b) the subject of the action is located within the PRC, (c) the company (as defendant) has seizable properties within the PRC, (d) the company has a representative organization within the PRC, or (e) other circumstances prescribed under the PRC laws. The action may be initiated by a shareholder through filing a complaint with the PRC court. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

In addition, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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Summary Consolidated Financial and Operating Data

The following selected financial data for the years ended September 30, 2019 and 2018 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following selected financial data for the six months ended March 31, 2020 has been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this selected financial data together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Balance Sheet Data (Presented in $USD)

Balance Sheet Data	As of March 31, 2020 (unaudited)	As of September 30, 2019 (audited)	As of September 30, 2018 (audited)
Cash	88,623	293,771	820,856
Accounts receivable, net	5,662,143	5,236,270	2,554,145
Inventories, net	2,144,126	2,603,864	9,396,643
Total current assets	10,130,306	8,579,432	13,450,864
Property, plant and equipment, net	9,858,497	9,498,052	3,010,732
Total assets	21,483,732	19,560,412	16,644,916
Short term loans, including current portion of long-term loans	4,725,267	3,873,471	2,639,872
Accounts payable	2,442,028	3,220,857	3,426,024
Due to related parties	1,562,940	1,165,865	533,527
Tax payable	2,483,623	1,577,176	98,636
Total current liabilities	12,570,502	10,864,350	8,749,655
Long term loans	22,921	1,400,894	3,348,816
Total liabilities	12,593,423	12,297,066	12,098,471
Shareholders’ equity	$8,405,375	$6,838,351	$4,546,445

Statements of Operations Data (Presented in $USD)

Statement of Operations Data	Six Months Ended March 31, 2020 (unaudited)	Fiscal Year Ended September 30, 2019 (audited)	Fiscal Year Ended September 30, 2018 (audited)
Revenue	$7,149,785	$16,396,018	$10,781,636
Cost of revenue	(4,597,617)	(11,113,922)	(8,408,962)
Total operating expenses	(1,000,045)	(2,106,923)	(1,770,532)
Net income from operations	1,552,123	3,175,173	602,142
Net income	$1,594,495	$2,562,636	$223,376
Basic and diluted earnings per share	$0.30	$0.50	$0.04

Exchange Rate Information

Our financial statements are presented in US Dollars.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Key Financial Performance Indicators

In assessing our financial performance, we consider a variety of financial performance measures, including principal growth in net revenue and gross profit, our ability to control costs and operating expenses to improve our operating efficiency and net income. Our review of these indicators facilitates timely evaluation of the performance of our business and effective communication of results and key decisions, allowing our business to respond promptly to competitive market conditions and different demands and preferences from our customers. The key measures that we use to evaluate the performance of our business are set forth below and are discussed in greater details under “Results of Operations”:

Net Revenue

Our net revenue is equal to gross revenue minus sales returns and sales incentives that we offer to our customers. Our net revenue is driven by changes in the number of customers, sales volume, selling price, and mix of products sold. Our products are sold with no right of return and we do not provide other credits or sales incentive to customers. As a result, sales incentives and product returns do not have material impact on our revenues.

We sell our products to our customers in three broad product categories: fragrance compounds, health supplemental powder drinks and bioactive food ingredients, which accounted for 41.1%, 26.5% and 32.4% of our total revenue for the year ended September 30, 2019, and accounted for 30.4%, 18.0% and 51.6% of our total revenue for the year ended September 30, 2018, respectively. Sales volume of our fragrance compounds and health supplemental powder drinks increased by 171.8% and 125.8% in fiscal 2019 as compared to fiscal 2018 and sales volume of our bioactive food ingredients decreased by 96.3%. Although sales volume of our bioactive food ingredients decreased, average selling price of our bioactive food ingredients increased by 2,653.8% because we adjusted the product offerings in 2019 and eliminated certain low margin products out of the bioactive food ingredient category, while retaining higher margin products in order to improve our profitability. The total number of customers are 132 and 138 customers in fiscal year 2019 and 2018, respectively, however, average customer order size increased in 2019 as compared to 2018 because of our successful marketing efforts. As a result of these change in product mix, change in sales volume and changes in average selling price, our total revenue increased by 52.1% in fiscal 2019 as compared to fiscal 2018.

Our sales of fragrance compounds, health supplemental powder drinks and bioactive food ingredients accounted for 35.8%, 14.9% and 49.3% of our total revenue for the six months ended March 31, 2020, and accounted for 40.8%, 40.8% and 18.3% of our total revenue for the six months ended March 31, 2019, respectively. Sales volume of our fragrance compounds and health supplemental powder drinks decreased by 29.0% and 70.6% in six months ended March 31, 2020 as compared to six months ended March 31, 2019 and sales volume of our bioactive food ingredients increased by 222.0%. The decrease in our sales volume of fragrance compounds and health supplemental powder drinks was primarily attributable to our temporary closure of our facilities for approximately one month from the beginning of February 2020 to March 2, 2020 due to government restrictions on business activities in response to the COVID-19 outbreak and spread in China, which caused us inability to timely fulfill customer orders. Although sales volume of our bioactive food ingredients increased because of positive response and increased orders by our customers to our lowered selling price of bioactive food ingredients products, average selling price of our bioactive food ingredients decreased by 28.5% as part of our effort to benefit our community and make the products more affordable to our customers during the COVID-19 outbreak. On the other hand, the selling price of our fragrance ingredients and health supplement (powder drinks) products increased by 5.5% and 6.0%, respectively, as a result of our adjusted pricing strategy in response to increased raw material purchase costs, The total number of customers are 98 and 78 customers in the six months ended March 31, 2020 and 2019, respectively. As a result of the change in sales volume and changes in average selling price, our total revenue decreased by 16.6% in six months ended March 31, 2020 as compared to six months ended March 31, 2019.

Gross Profit

Gross profit is equal to net revenue minus cost of goods sold. Cost of goods sold primarily includes inventory costs (raw materials, labor, packaging cost, depreciation and amortization, third-party products purchase price, freight costs and overhead). Cost of goods sold generally changes as our production costs change, as these are affected by factors including the market price of raw materials, labor productivity, and in changes to the customer and product mix. Our cost of revenues accounted for 67.8% and 78.0% of our total revenue for the fiscal year 2019 and 2018, respectively, and accounted for 64.3% and 73.0% of our total revenue for the six months ended March 31, 2020 and 2019, respectively. We expect our cost of revenues to increase as we further expand our operations in the future. Our gross margin was 32.2% for fiscal year 2019, an increase by 10.2% from gross margin of 22.0% in fiscal year 2018. Our gross margin was 35.7% in six months ended March 31, 2020, an increase by 8.7% from gross margin of 27.0% in six months ended March 31, 2019. Our gross profit and gross margin are affected by the different product mix of sales during each reporting period. Our gross margin increases when more products with lower costs and higher margin are sold, while our gross margin decreases when more products with higher costs and lower margin are sold. In fiscal year 2019 and in six months ended March 31, 2020, more products with lower costs and higher margin were sold. These factors led to the increase in our gross profit and gross margin. See detailed discussion under “–Results of Operation”.

Operating Expenses

Our operating expenses consist of selling expenses, general and administrative expenses and research and development expenses.

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Our selling expenses primarily include salary and welfare benefit expenses paid to our sales personnel, advertising expenses to increase the awareness of our brand, shipping ad delivery expenses, expenses incurred for our business travel, meals and other sales promotion and marketing activities related expenses. Our selling expenses accounted for 1.7% and 3.0% of our total revenue for the years ended September 30, 2019 and 2018, respectively, and accounted for 0.8% and 1.5% of our total revenue for the six months ended March 31, 2020 and 2019, respectively. We expect that our overall selling expenses, including but not limited to, advertising expenses, brand promotion expenses and salaries, will increase in the foreseeable future if our business further grows.

Our general and administrative expenses primarily consist of employee salaries, welfare and insurance expenses, depreciation, bad debt reserve expenses, inspection and maintenance expenses, office supply and utility expenses, business travel and meals expenses, land and property taxes and professional service expenses. General and administrative expenses were 8.0% and 8.3% of our revenue for the years ended September 30, 2019 and 2018, respectively, and accounted for 11.4% and 11.3% of our total revenue for the six months ended March 31, 2020 and 2019, respectively. We expect our general and administrative expenses, including, but not limited to, salaries and business consulting expenses, to continue to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. We expect our professional fees for legal, audit, and advisory services to increase as we become a public company upon the completion of this offering.

Our research and development expenses primarily consist of salaries, welfare and insurance expenses paid to our employees involved in the research and development activities, materials and supplies used in the development and testing of our new products, depreciation, and other miscellaneous expenses. Research and development expenses were 3.2% and 5.2% of our revenue for the years ended September 30, 2019 and 2018, respectively, and accounted for 1.8% and 1.9% of our total revenue for the six months ended March 31, 2020 and 2019, respectively. As we continue to develop new products and diversify our product offerings to satisfy customer demand, we expect our research and development expenses to continue to increase in the foreseeable future.

Results of Operations for the Six Months Ended March 31, 2020 and 2019

Comparison of Results of Operations for Six Months Ended March 31, 2020, and 2019

The following table summarizes the results of our operations during the six months ended March 31, 2020, and 2019, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the Six-Month Ended March 31,
	2020		2019		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

REVENUE	$7,149,785	100.0%	$8,577,120	100.0%	$(1,427,335)	(16.6)%
COST OF REVENUE	(4,597,617)	64.3%	(6,259,170)	73.0%	1,661,553	(26.5)%
GROSS PROFIT	2,552,168	35.7%	2,317,950	27.0%	234,218	10.1%

OPERATING EXPENSES
Selling expenses	59,765	0.8%	127,968	1.5%	(68,203)	(53.3)%
General and administrative expenses	811,799	11.4%	972,612	11.3%	(160,813)	(16.5)%
Research and development expenses	128,481	1.8%	165,464	1.9%	(36,983)	(22.4)%
Total operating expenses	1,000,045	14.0%	1,266,044	14.8%	(265,999)	(21.0)%

INCOME FROM OPERATIONS	1,552,123	21.7%	1,051,906	12.3%	500,217	47.6%

OTHER INCOME (EXPENSE)
Interest expense, net	(172,462)	(2.4)%	(123,518)	(1.4)%	(48,944)	39.6%
Other income, net	464,600	6.5%	106,554	1.2%	358,046	336.0%
Total other income (expense), net	292,138	4.1%	(16,964)	(0.2)%	309,102	(1,822.1)%

INCOME BEFORE INCOME TAX PROVISION	1,844,261	25.8%	1,034,942	12.1%	889,319	78.2%

PROVISION FOR INCOME TAXES	249,766	3.5%	172,206	2.0%	77,560	45.0%

NET INCOME	$1,594,495	22.3%	$862,736	10.1%	$731,759	84.8%

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Revenues

We currently produce our products for our customers in three broad product categories: fragrance compounds, health supplemental powder drinks and bioactive food ingredients.

Revenues were $7,149,785 in the six months ended March 31, 2020, a decrease of $1,427,335 or 16.6% from $8,577,120 in the same period of last year. Specifically, the decrease in our revenues was primarily attributable to (i) a decrease in sales volume of our fragrance ingredients and health supplement (powder drinks) products by 29.0% and 70.6%, respectively, due to the temporary and government-imposed closure of our facilities for approximately one month from the beginning of February 2020 to March 2, 2020, in response to the COVID-19 outbreak in China. Such closure caused us to be unable to timely fulfill customer orders; (ii) a decrease in selling price of our bioactive food ingredient products by 28.5% when we lowered the selling price to stimulate customer orders which resulted in a 222.0% increase in sales volume of bioactive food ingredient products, (iii) a negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.8320 in the six months ended March 31, 2019 and US$1 to 7.0120 in the six months ended March 31, 2020, and (iv) offset by an increase in selling price of our fragrance ingredients and health supplement (powder drinks) products by 5.5% and 6.0%, respectively as a result of our adjusted pricing strategy in response to increased raw material purchase costs, which are discussed in greater details below.

The following table summarizes the breakdown of revenues by categories for the periods indicated.

	Revenues
	For the Six months Ended March 31,
	2020		2019		Change	Change
	US$	%	US$	%	Amount	%
	(Amount in US$, except percentage)
Fragrance compounds	2,556,881	35.8%	3,503,718	40.8%	(946,837)	(27.0)%
Health supplements (powder drinks)	1,065,535	14.9%	3,502,335	40.8%	(2,436,800)	(69.6)%
Bioactive food ingredients	3,527,369	49.3%	1,571,067	18.3%	1,956,302	124.5%
Total Revenue	7,149,785	100.0%	8,577,120	100.0%	(1,427,335)	(16.6)%

Revenues from sales of our fragrance compound products

Our fragrance compound products primarily include natural compounds extracted from plants for cosmetic applications, such as sclareolide and ambroxide, a sustainable replacement to ambergris, a secretion by sperm whales.

In the six months ended March 31, 2020, revenues from our fragrance compound products decreased by 27.0% or $946,837 to $2,556,881 from $3,503,718 in the six months period ended March 31, 2019. This decrease was primarily attributable to: (i) a decrease of 29.0% in sales volume to 14.053 kilograms in the six months period ended March 31, 2020, from 19,777 kilograms in the same period in 2019 due to the temporary closure of our manufacturing facilities and our limited business activities during the period from the beginning of February to March 2, 2020, as required by the local government of Xi’an province to prevent the COVID-19 pandemic spread. As a result, we had difficulty to fulfill customer orders and timely deliver our products to customers due to logistic disruptions caused by the COVID-19 during this period of time, and partially offset by (ii) a slight increase of 5.5% in the average selling price of our fragrance compound products because of our adjusted pricing strategy to partially pass though the increase of raw material purchase costs to our customers. Despite our temporary closure of our manufacturing activities for approximately one month as discussed above, our raw material purchase costs increased by approximately 17.5% during the six months ended March 31, 2020, as compared to the same period of 2019; (iii) The decrease in our revenue was also affected by a 2.6% negative impact from exchange rate fluctuation when average exchange rate used in converting RMB into USD increased from US$1 to RMB 6.8320 in the six months ended March 31, 2019 to US$1 to RMB 7.0120 in the six months ended March 31, 2020.

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Revenues from sales of our health supplement (powder drinks) products

Our health supplement (powder drinks) products primarily include stachyose series of products with immunity boosting effect, and milk thistle extracts with benefits to protect liver and lower blood sugar.

In the six months ended March 31, 2020, revenues from our health supplement (powder drinks) products decreased by 69.6% or $2,436,800 to $1,065,535 from $3,502,335 in the six months period ended March 31, 2019. This decrease was due to: (i) a decrease of 70.6% in sales volume to 51,189 cases in the six months period ended March 31, 2020, from 173,876 cases in the same period of 2019 primarily due to the temporary closure of our manufacturing plant and our limited business activities during the period from the beginning of February to March 2, 2020, as required by the local government of Xi’an province to prevent the COVID-19 pandemic spread. As a result, we had difficulty to fulfill customer orders and timely deliver our products to customers due to logistic disruptions caused by the COVID-19 during this period of time; and (ii) a 2.6% negative impact from exchange rate fluctuation when average exchange rate used in converting RMB into USD increased from US$1to RMB 6.8320 in the six months ended March 31, 2019 to US$1 to RMB 7.0120 in the six months ended March 31, 2020; partially offset by (iii) a slight increase of 6.0% in the average selling price of our health supplement (powder drinks) products as a result of our adjusted pricing strategy in response to market change.

Revenues from sales of our bioactive food ingredient products

Our bioactive food ingredient products primarily include fruit juice concentrates and extracts for a variety of health benefits that can’t be sufficiently sourced from daily dietary intakes, such as fruit concentrates, apple polyphenol, rich in anti-oxidant and derived from apple, and phloretin, an anti-oxidant with skin discoloration effect extracted from leaves and roots of apple, pear and other fruits.

In the six months ended March 31, 2020, revenues from our bioactive food ingredient products increased by 124.5% or $1,956,302, from $1,571,067 in six months ended March 31, 2019 to $3,527,369 in six months ended March 31, 2020. The increase was primarily attributable toan increase of 222.0% in sales volume to 68,583 kilograms for the six months ended March 31, 2020, from 21,297 kilograms in the same period of 2019. From February to March 2020, China’s National Health Commission recommended the use of supplements regulating the human gut microbiome as one of the potential treatments for COVID-19 patients. Our VIE, Xi’an App-Chem, together with other companies engaged in manufacturing of bio-medicine, traditional Chinese medicine, medical equipment, medical supplies, key raw materials, and essential living materials have been selected by the local government of Xi’an province as qualified key enterprises to provide products or supplies to combat against the COVID-19. Our stachyose, a representative product under our bioactive food ingredient product category and an important ingredient or materials used in manufacturing of probiotic supplement to boost digestive health and immunity and fight off the bad bacteria and boost immunity, has been designated by the local government of Xi’an province as an important supplemental material to produce COVID-19 pandemic control related drugs and substances. As a result of government selection and recommendation, sales demand for our bioactive food ingredient products, especially Stachyose, increased significantly in March 2020. In addition, through research and development, the extraction process for our Stachyose products has been improved during the six months ended March 31, 2020, which led to our effective extraction of the ingredient out of raw materials from original 60% extraction ratio to current 95% extraction ratio, and accordingly helped us save the manufacturing cost, lower down our average unit cost and be more competitive. Despite our temporary closure of our manufacturing activities for approximately one month as discussed above, our raw material costs used in manufacturing of our bioactive food ingredient products decreased by approximately 45.8% during the six months ended March 31, 2020, as compared to the same period of 2019. In response to the COVID-19 pandemic, we lowered our selling price of Stachyose products by 28.5% to stimulate customer orders while benefiting our community and making the product more affordable to our customers during the COVID-19 outbreak.The increase in our revenue from bioactive food ingredient products was also affected by a 2.6% negative impact from exchange rate fluctuation when average exchange rate used in converting RMB into USD increased from US$1 to RMB 6.8320 in the six months ended March 31, 2019 to US$1 to RMB 7.0120 in the six months ended March 31, 2020.

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Cost of Revenues

Our cost of revenues primarily consists of inventory costs (raw materials, labor, packaging cost, depreciation and amortization, freight costs and overhead) and business tax. Cost of revenues generally changes as our production costs change, which are affected by factors including the market price of raw materials, or labor productivity, and as the customer and product mix changes.

Our cost of revenues decreased by $1,661,553, or 26.5%, from $6,259,170 in the six months period ended March 31, 2019 to $4,597,617 in the six months ended March 31, 2020. The decrease in our cost of revenues was due to 18.7% and 75.5% decreases in costs of revenues associated with our sales of fragrance compound and health supplement (powder drinks) products in the six months period ended March 31, 2020, as compared to the same period in 2019 when sales volume of fragrance compound and health supplement (powder drinks) products decreased by 29% and 70.6%, respectively. In addition, despite our temporary closure of our manufacturing activities for approximately one month due to COVID-19 as discussed above, our raw material costs used in manufacturing of our bioactive food ingredient products decreased by approximately 45.8% as a result of optimizing our manufacturing process to improve the extraction yield of ingredients from raw materials used in manufacturing our bioactive food ingredient products during the six months ended March 31, 2020, as compared to the same period of 2019, and 14.6% decrease in our weighted average unit cost of our health supplement (powder drinks) products due to optimization of our supply chain management, offset by an increase in average unit cost of our fragrance compound products by 17.5% when raw material purchase costs increased during the six months ended March 31, 2020, and a 2.6% negative impact from foreign currency fluctuation when the average exchange rate used in converting RMB into USD increased from US$1 to RMB 6.8320 in the six months ended March 31, 2019 to US$1 to RMB 7.0120 in the six months ended March 31, 2020, as discussed in details below.

The following table summarizes the breakdown of cost of revenues by product categories:

	For the Six months Ended March 31,
	2020	2019	Change
	Amount	Amount	Amount	%

Cost of revenues – Fragrance compound products	$2,198,619	$2,705,518	$(506,899)	(18.7)%
Cost of revenues – Health supplement (powder drinks)	$613,214	$2,503,226	$(1,890,012)	(75.5)%
Cost of revenues – Bioactive food ingredients	$1,785,784	$1,050,426	$735,358	70.0%
Total cost of revenues	$4,597,617	$6,269,170	$(1,671,553)	(26.5)%

Cost of Revenues from sales of our fragrance compound products

The 18.7% decrease in cost of revenues of our fragrance compound products from $2,705,518 in the six months ended March 31, 2019 to $2,198,619 in the six months ended March 31, 2020, was mainly attributable to (i) a decrease of 29.0% in sales volume because of the negative impact from COVID-19, which caused the temporary closure of our manufacturing facilities and limited business activities during the period from the beginning of February to March 2, 2020, as required by the local government of Xi’an province to prevent the COVID-19 pandemic spread. As a result, we had difficulty to fulfill customer orders and timely deliver our products to customers due to logistic disruptions caused by the COVID-19 during this period of time (ii) a 2.6% negative impact from foreign currency fluctuation when the average exchange rate used in converting RMB into USD increased from US$1 to RMB 6.8320 in six months ended March 31, 2019 to US$1 to RMB 7.0120 in six months ended March 31, 2020, and partially offset by (iii) an increase of 17.5% in weighted average unit cost for this product category when raw material purchase costs increased, especially higher raw material costs in connection with our newly launched product clary sage concrete, during the six months ended March 31, 2020, as compared to the same period of last year.

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Cost of Revenues from sales of our health supplement (powder drinks) products

The 75.5% decrease in cost of revenues for our health supplement (powder drinks) products from $2,503,226 in the six months ended March 31, 2019 to $613,214 in the six months ended March 31, 2020, was mainly attributable (i) a decrease of 70.6% in sales volume because of the negative impact from COVID-19, which caused our temporary closure of our manufacturing facilities and our limited business activities during the period from the beginning of February to March 2, 2020, as required by the local government of Xi’an province to prevent the COVID-19 pandemic spread. As a result, we had difficulty to fulfill customer orders and timely deliver our products to customers due to logistic disruptions caused by the COVID-19 during this period of time (ii) a 2.6% negative impact from foreign currency fluctuation when the average exchange rate used in converting RMB into USD increased from US$1 to RMB 6.8320 in six months ended March 31, 2019 to US$1 to RMB 7.0120 in six months ended March 31, 2020, and (iii) a decrease of 14.6 % in weighted average unit cost for this product category as a result of our cost reduction initiative through optimizing our supply chain management, which led to a deduction in weighted average unit cost, especially a 16.8% cost reduction associated with our pagoda vegetable extract during the six months ended March 31, 2020, as compared to the same period of 2019.

Cost of Revenues from sales of our bioactive food ingredient products

The 70.0% increase in cost of revenues for our bioactive food ingredient products from $1,050,426 in the six months ended March 31, 2019 to $1,785,784 in the six months ended March 31, 2020, is mainly attributable to (i) the increase of 222.0% in sales volume when our major product stachyose has been selected by the local government of Xi’an province as one of the important supplemental materials to produce COVID-19 pandemic control related drugs and substances and when we lowered the selling price of stachyose by 28.5% to stimulate customer purchase orders after we resumed our business activities on March 2, 2020; (ii) on the other hand, we have optimized our manufacturing process of our bioactive food ingredient products by improving the effective extraction of the ingredient out of raw materials from original 60% extraction ratio to current 95% extraction ratio, which enabled us to save the manufacturing cost, and lower down our average unit cost by 45.8% to be more competitive. (iii) a 2.6% negative impact from foreign currency fluctuation when the average exchange rate used in converting RMB into USD increased from US$1 to RMB 6.8320 in the six months ended March 31, 2019 to US$1 to RMB 7.0120 in the six months ended March 31, 2020.

Gross Profit

	Six months Ended March 31,		Change
(in US dollars, except percentage)	2020	2019	Amount	%
Gross Profit	$2,552,168	$2,317,950	$234,218	10.1%
Gross Profit Margin	35.7%	27.0%		8.7%

Gross profit increased by $234,218 or 10.1%, to $2,552,168 in six months ended March 31, 2020, from $2,317,950 in the same period of 2019. Our gross margin increased by 8.7%, to 35.7% in the six months ended March 31, 2020 from 27.0% in the same period of 2019. The increase in gross profit and gross margin was due to an increase in the average selling price of our fragrance compound and health supplement (powder drinks) products by 5.5% and 6.0%, respectively when we adjusted our selling price in response to increased raw material purchase cost, and our decreased average unit cost of our bioactive food ingredient products by 45.8% as a result of our optimization of our manufacturing process to improve the extraction ratio as discussed above. The increase in our gross profit and margin was also affected by changes in our product mix sold because more higher margin product has been sold during six months ended March 31, 2020, as compared to the same period of 2019.

Gross profit from sales of our fragrance compound products

Gross profit from sales of our fragrance compound products decreased by $439,938 or 55.1% from $798,200 in the six months ended March 31, 2019 to $358,262 in six months ended March 31, 2020. The decrease was primarily attributable to (i) a decrease of 29.0% in sales volume due to the temporary closure of our manufacturing facilities and our limited business activities during the period from the beginning of February to March 2, 2020, as required by the local government of Xi’an province to prevent the COVID-19 pandemic spread. The decrease in sales volume and revenue reduced our profitability; (ii) an increase of 17.5% in weighted average unit cost for this product category when raw material purchase costs increased, especially higher raw material costs in connection with our newly launched product clary sage concrete, during the six months ended March 31, 2020, as compared to the same period of last year; and (iii) a 2.6% negative impact from foreign currency fluctuation when converting the RMB into USD. As a result, gross margin for our fragrance compound products decreased by 8.8% from 22.8% in six months ended March 31, 2019, to only 14.0% in six months ended March 31, 2020.

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Gross profit from sales of our health supplement (powder drinks) products

Gross profit from sales of our health supplement (powder drinks) products in the six months ended March 31, 2020, decreased by $546,788 or 54.7% from $999,109 in six months ended March 31, 2019, to $452,321 in six months ended March 31, 2020. The decrease was primarily attributable to (i) a decrease of 70.6% in sales volume due to the temporary closure of our manufacturing facilities and our limited business activities during the period from the beginning of February to March 2, 2020, as required by the local government of Xi’an province to prevent the COVID-19 pandemic spread. The decrease in sales volume and revenue reduced our profitability; (ii) a 2.6% negative impact from foreign currency fluctuation when converting the RMB into USD, partially offset by (iii) a decrease of 14.6 % in weighted average unit cost for this product category as a result of our cost reduction initiative through optimizing our supply chain management, which led to a deduction in weighted average unit cost, especially a 16.8% cost reduction associated with our pagoda vegetable extract, during the six months ended March 31, 2020, as compared to the same period of 2019. As a result, gross margin for our health supplement (powder drinks) products increased by 14.0% from 28.5% in six months ended March 31, 2019 to 42.5% in six months ended March 31, 2020.

Gross profit from sales of our bioactive food ingredient products

Gross profit from sales of our bioactive food ingredient products increased by $1,220,944 or 234.5%, from $520,641 in six months ended March 31, 2019 to $1,741,585 in the six months ended March 31, 2020. This increase was primarily due to (i) an increase of sales volume by 222.0% because our major product stachyose has been selected by the local government of Xi’an province as one of important supplemental materials to produce COVID-19 pandemic control related drugs and substances and we also lowered down the selling price of stachyose by 28.5% to stimulate customer purchase orders after we resumed our business activities on March 2, 2020. This led to an increase in revenue from our bioactive food ingredient products by $1.96 million or 124.5% in the six months ended March 31, 2020, as compared to the same period of the last year; (ii) a decrease of 45.8% in weighted average unit cost for this product category because we have optimized our manufacturing process of our bioactive food ingredient products by improving the effective extraction of the ingredient out of raw materials from original extraction ratio of 60% to current extraction ratio of 95%, which enabled us to save the manufacturing cost; and partially offset by (iii) a 2.6% negative impact from foreign currency fluctuation when converting the RMB into USD. As a result, gross margin for bioactive food ingredient products increased by 16.3% from 33.1% in six months ended March 31, 2019, to 49.4% in six months ended March 31, 2020.

Selling Expenses

	Six months Ended March 31,		Change
(in US dollars, except percentage)	2020	2019	Amount	%
Selling Expenses	$59,765	$127,968	$(68,203)	(53.3)%
as a percentage of revenues	0.8%	1.5%		(0.7)%

Selling expenses in the six months ended March 31, 2020, decreased by $68,203, or approximately 53.3% as compared to the same period of last year. This decrease was mainly due to i) a decrease of $28,510 in marketing and promotion expenses and ii) a decrease of $19,572 traveling and transportation expenses and iii) a decrease of $15,182 sales commission paid to sales personnel, due to our temporary closure of our facilities for approximately one month from the beginning of February 2020, to March 2, 2020, as required by government restrictions on business activities in terms of travel ban, quarantine and self-isolation in response to the COVID-19 pandemic outbreak and spread in China. During this period of time, we had to reduce in-person marketing and sales promotion of our products to customers, and experienced difficulty to deliver our products to customers on a timely manner due to logistic disruptions caused by the COVID-19. As our sales activities reduced during this period of time, selling expenses associated with business travel, logistics and transportation, and sales commission paid to our sales personnel all decreased.

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General and Administrative Expenses

	Six months Ended March 31,		Change
(in US dollars, except percentage)	2020	2019	Amount	%
General and Administrative Expenses	$811,799	$972,612	$(160,813)	(16.5)
as a percentage of revenues	11.4%	11.3%		0.1%

General and administrative expenses for the six months ended March 31, 2020 decreased by $160,813, or approximately 16.5% as compared to the same period of last year. This decrease was mainly due to (i) a decrease of $282,947 in professional fees related to legal and consulting services. Our VIE, Xi’an App-Chem was previously listed on National Equities Exchange and Quotations (“NEEQ”) in China on June 8, 2016, and voluntarily ceased the listing on May 31, 2019 in order to pursue listing on a senior exchange in the United States. In connection with the delisting from NEEQ, we incurred higher legal fee and professional consulting fee in the six months ended March 31, 2019, as compared to six months ended March 31, 2020; (ii) a decrease of $64,577 in salary and annual bonus as a result of management’s cost reduction measure, and offset by an increase in audit fee of $218,633 in connection with this offering in the United States.

Research and Development Expenses

	Six months Ended March 31,		Change
(in US dollars, except percentage)	2020	2019	Amount	%
Research and Development Expenses	$128,481	$165,464	$(36,983)	(22.4)%
as a percentage of revenues	1.8%	1.9%		(0.1)%

Research and development (R&D) expenses in the six months ended March 31, 2020, decreased by $36,983, or approximately 22.4% as compared to the same period of prior year. This decrease was mainly due to (i) a decrease of $29,889 in salaries and wages related to R&D personnel because of reduced headcount of R&D personnel from 10 personnel in the six month ended March 31, 2019 to 8 personnel in the six months ended March 31, 2020, partially offset by (ii) an increase of $10,173 materials consumption in R&D activities.

Other income (expenses)

	Six months Ended March 31,		Change
(in US dollars, except percentage)	2020	2019	Amount	%
Interest expense, net	$(172,462)	$(123,518)	$(48,944)	39.6%
Foreign currency exchange gain (loss)	(4,300)	5,315	(9,615)	(180.9)%
Other income, net			362,346	340.1%
-Government grants	332,418	101,239	231,179	228.3%
-Income from technology transfer	97,624	-	97,624	100.0%
-Rental income	$38,858	$-	$38,858	100.0%

Other income (expenses) primarily includes interest income generated from our bank deposits, interest expenses incurred on our borrowings from various banks and financial institutions, government subsidy income, rental income, income from technology transfer, and unrealized foreign currency exchange gain due to our export sales and government subsidiary.

i) Interest expense, net, in the six months ended March 31, 2020, increased by $48,944, or approximately 39.6% as compared to the same period of the last year. The increase was mainly attributable to $47,573 interest expenses related to increased average loan balances we carried during the six months ended March 31, 2020, as compared to the same period of the last year.

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ii) Government subsidy income primarily relate to the local government of Xi’an province’s cash award to High and New Technology Enterprises (“HNTEs”) based on their financial performance to promote entrepreneurship and stimulate local economies. Such awards are granted on a case-by-case basis by various local governments. The Company’s VIE, Xi’an App-chem was approved as a HNTE and received government subsidy in the form of an export sales refund and cash awards based on our annual financial performance. The Company recognizes government subsidies as other operating income when they are received because they are not subject to any past or future conditions, there are no performance conditions or conditions of use, and they are not subject to future refunds. Government subsidies received in the form of a grant and recognized as other operating income totaled $332,418 and $101,239 for the six months ended March 31, 2020, and 2019, respectively.

iii) During the six months ended March 31, 2020, the Company’s VIE, Xi’an App-chem, sold a manufacturing process related technology to a third party and generated other income of RMB684,540 (equivalent to US$97,624) from such technology transfer. There was no such income in the same period of 2019.

iv) During the six months ended March 31, 2020, the Company’s VIE, Shaanxi Appchem, leased office space to a third-party and recorded rental income of RMB272,477 (equivalent to $38,858). There was no such income in the same period of 2019.

Provision for Income Taxes

	Six months Ended March 31,		Change
(in US dollars, except percentage)	2020	2019	Amount	%
Income before Income Taxes	$1,844,261	$1,034,942	$809,319	78.2%
Income Tax (Expense)	(249,766)	(172,206)	77,560	45.0%

Our provision for income taxes was $249,766 in the six months ended March 31, 2020, an increase of $77,560, or 45.0% from $172,206 for the same periods of the last year, primarily due to our increased taxable income.

Under the EIT Law, domestic enterprises and Foreign Investment Enterprises (“FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. The corporate income taxes for the six months ended March 31, 2020, and 2019, were reported at a blended reduced rate as a result of Xi’an App-chem being approved as a HNTE and enjoying a 15% reduced income tax rate, but subsidiaries of Xi’an App-chem are subject to a 25% income tax rate. The impact of the tax holidays noted above decreased foreign taxes by $161,869 and $112,592 for the six months ended March 31, 2020, and 2019, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.03 and $0.02 for the six months ended March 31, 2020, and 2019, respectively.

Net income

As a result of the foregoing, we had a net income of $1,594,495 for the six months ended March 31, 2020, compared to a net income of $862,736 in the same period of 2019.

Liquidity and Capital Resources

As reflected in the Company’s consolidated financial statements, the Company had negative working capital of $2.4 million as of March 31, 2020. In addition, the Company is currently constructing a new manufacturing plant. As of March 31, 2020, the Company had future minimum capital expenditure commitment on its construction-in-progress project of approximately $3.8 million within the next twelve months. Furthermore, the outbreak of COVID-19 has a significant negative impact on the PRC and international economies. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties and challenges resulting from the COVID-19 outbreak, the Company temporarily closed its facilities and operations to during the period from the beginning of February 2020 until March 2, 2020. During this temporary business closure period, there was limited support from the Company’s employees, delayed access to raw material supplies, reduced customer sales orders, and the Company’s inability to promote the sales to customers on a timely basis. We resumed our business activities to normal since March 2, 2020. During the period from March 2, 2020 to September 30, 2020, we have received and fulfilled an increasing number of customer orders, especially for our bioactive food ingredient products, including Stachyose, due to local government’s recommendation which led to increased consumer demand. As a result, during the period from January to September 2020, our total revenues and net income increased by approximately 9% and 3%, respectively, as compared to the same period of 2019, to approximately $11.7 million and $2.3 million, respectively. The increase in our revenue and net income after we resumed our business activities since March 2, 2020 helped us to absorb the temporary decrease in our revenue and net income during the period from the beginning of February to March 2, 2020. Therefore, we believe that the negative impact of the COVID-19 outbreak on our business was temporary.

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In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future, and its operating and capital expenditure commitments. As of March 31, 2020, the Company had cash on hand of approximately $88,623 while the Company also had outstanding accounts receivable of approximately $5.7 million, of which approximately $5.1 million or 89% has been subsequently collected as of the date of this prospectus. In addition, the Company had acquisition deposits of approximately $1.3 million as of March 31, 2020. Subsequently, the Company terminated the intended acquisition and collected the deposit in May 2020. The Company decided not to pursue the acquisition due to low profit margins in the target business. Cash collection from accounts receivable and acquisition deposit become available for use as working capital.

As of March 31, 2020, the Company had outstanding bank loans of approximately $4.8 million from several PRC banks (including short-term bank loans of approximately $1.5 million, current portion of long-term bank loans of approximately $3.3 million and long-term loan of approximately $23,000). Management expects that it would be able to renew all of its existing bank loans upon their maturity based on past experience and the Company’s good credit history. In addition to the current borrowings, from April and July 2020, the Company secured an aggregate of $6.7 million (RMB 48 million) lines of credit with PRC banks as working capital loan (including $2.1 million line of credit with Huaxia Bank for one to three years, $1.8 million line of credit with Bohai Bank for one year, $2.5 million line of credit with Bank of China for one year and $0.3 million (RMB2.0 million) from Xi’an Guosen Micro-Credit Co., Ltd. for six months). As of the date of this filing, the Company had borrowed $1.4 million (RMB10.0 million) out of these lines of credit and had the availability to borrow an additional maximum loans of RMB38 million (approximately $5.3 million) under these lines of credit between before April 2023 (see Note 18). The Company currently plans to support its ongoing CIP project (the new manufacturing plant) construction through bank borrowings. The above mentioned $5.3 million unused line of credit may be able to cover future minimum CIP expenditure of $3.8 million within the next 12 months from the date of this filing. Furthermore, the Company’s controlling shareholder, Mr. Yongwei Hu, also made pledges to provide continuous financial support to the Company for at least next 12 months from the issuance of financial statements and from the date of this prospectus.

Currently, the Company is working to improve its liquidity and capital sources primarily through cash flows from operation, debt financing and financial support from its principal shareholder. In order to fully implement its business plan and sustain continued growth, the Company may also seek equity financing from outside investors. At the present time, however, the Company does not have commitments of funds from any potential investors. No assurance can be given that additional financing, if required, would be available on favorable terms or at all.

Based on the current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirements for at least 12 months from the date of this prospectus.

In light of the effects of the COVID-19 outbreak as discussed above, if we are required to operate in a challenging economic environment in China, if we incur unanticipated capital expenditures, or if we decide to accelerate our growth, we may need additional financing. We cannot guarantee, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

In the coming years, we will be exploring other financing sources, such as raising additional capital by issuing preferred shares or ordinary shares, to meet our cash needs. While facing uncertainties in regard to the size and timing of capital raises, we believe that we can continue to meet operational needs by utilizing cash flows generated from our operating activities, debt and equity financing and working-capital funds provided by shareholders, as necessary.

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The following table sets forth summary of our cash flows for the periods indicated:

(in US Dollars)	For the Six-Months Ended March 31
	2020	2019
Net cash provided by operating activities	$547,160	$4,164,113
Net cash used in investing activities	(430,868)	(3,175,233)
Net cash provided by (used in)financing activities	(337,045)	1,399,868
Effect of exchange rate change on cash	15,605	10,293
Net increase (decrease) in cash	(205,148)	2,399,041
Cash, beginning of year	293,771	820,856
Cash, end of year	$88,623	$3,219,897

Operating Activities

Net cash provided by operating activities during the six months ended March 31, 2020, was $547,160, primarily due to (i) net income of $1,594,495 for the six months ended March 31, 2020; (ii) a decrease of $482,914 in inventory due to reduced raw material purchase during the period from the beginning of February to March 2, 2020, when the Company temporarily closed its facilities in response to the COVID-19 outbreak; (iii) an increase of $905,514 tax payable mainly due to increased unpaid value-added tax payable; (iv) an increase of $412,845 accrued expenses and other current liabilities mainly due to increased payable to employees for unreimbursed business expenses of $145,499 and accrued audit fee of approximately $230,000; partially offset by (v) an increase of $1,787,999 advance to suppliers for raw material purchase and construction material purchase. On December 20, 2019, we made an advance payment of approximately $1.4 million (RMB 10 million) to a third-party supplier to purchase construction materials to be used in our construction of a new manufacturing plant in Tongchuan City. The original scheduled purchase delivery was around March 15, 2020. However, due to the outbreak and impact of the COVID-19, the construction work of the manufacturing plant has been delayed and the supplier delivered the construction materials to us by September 2020. (vi) an increase of $410,546 in accounts receivable; and vii) a decrease of $809,818 in accounts payable due to payment made to suppliers upon receiving of the invoices.

Net cash provided by operating activities during the six months period ended March 31, 2019, was $4,164,113 primarily due to (i) net income of $862,736 for the six months ended March 31, 2019, (ii) a decrease of $3,277,937 in inventory for the six months ended March 31, 2019, due to increased sales ( iii) an increase of $773,289 in tax payable mainly due to increased taxable income, partially offset by (iv) a decrease of $746,891 in accounts payable due to payment made to suppliers upon receiving of the invoices.

Investing Activities

Net cash used in investing activities for the six months period ended March 31, 2020, was $430,868 which was primarily attributable to the purchase of property and equipment in the amount of $26,957, capital expenditure on construction-in-progress in the amount of $403,911.

Net cash used in investing activities for the six months ended March 31, 2019, was $3,175,233 which was primarily attributable to the purchase of property and equipment in the amount of $117,215, capital expenditure on construction-in-progress in the amount of $1,694,085 and an acquisition deposit of $1,363,933 made during 2019, which was subsequently collected in May 2020.

Financing Activities

Net cash used in the financing activities was $337,045 for the six months ended March 31, 2020, primarily as a result of (i) proceeds of $642,834 from borrowings from the banks, (ii) $393,767 borrowings from related parties as working capital, (iii) $76,797 borrowings from third-parties, offset by (iv) $1,211,475 repayment of bank borrowings upon loan maturity, $195,863 repayment of capital lease, and (v) $42,705 deferred initial public offering cost during the six months ended March 31, 2020.

Net cash provided by financing activities for the six months ended March 31, 2019, was $1,399,868, which was primarily due to (i) proceeds from bank borrowings in the amount of $2,035,053, ( ii) proceeds from third party borrowings in the amount of $186,183, (iii) proceeds from related parties in the amount of $88,038,( iv) principal payment from capital lease in the amount of $619,220, (v) capital contribution from non-controlling interest in the amount of $435,964, and offset by vi) repayment of bank borrowing of $1,964,590

During the six months ended March 31, 2020, we experienced a net decrease in cash of $205,148.

Our operations have, in part, been financed by short-term and long-term debt. As of March 31, 2020, the Company had outstanding bank loans of approximately $4.8 million from several PRC banks (including short-term bank loans of approximately $1.5 million, current portion of long-term bank loans of approximately $3.3 million). The loan interest rates ranging from 2% to 17% per year. Our long-term borrowings consist of: (1) two loans from Xi’an Investment Holdings Co., Ltd. dated February 14, 2017 and on December 13, 2017, respectively, each with a three-year term, (2) a loan from Xi’an High-tech Emerging Industries Investment Fund Partnership dated June 26, 2017, also with a three-year terms and (3) a two-year loan from Shenzhen Qianhai WeBank Co., Ltd dated January 19, 2020. The balance of our long-term borrowings, net of current portion, was $22,921 as of March 31, 2020. Our long-term debt, as well as some of our short-term loans, is guaranteed and secured by the personal assets of our CEO and largest shareholder, Mr. Hu.

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Results of Operations for the Years Ended September 30, 2019 and 2018

Comparison of Results of Operations for the Years Ended September 30, 2019 and 2018

The following table summarizes the results of our operations during the fiscal years ended September 30, 2019 and 2018, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such years.

	For the Years Ended September 30,
	2019		2018		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

REVENUE	$16,396,018	100.0%	$10,781,636	100.0%	$5,614,382	52.1%
COST OF REVENUE	11,113,922	67.8%	8,408,962	78.0%	2,704,960	32.2%
GROSS PROFIT	5,282,096	32.2%	2,372,674	22.0%	2,909,422	122.6%

OPERATING EXPENSES
Selling expenses	273,841	1.7%	318,541	3.0%	(44,700)	(14.0)%
General and administrative expenses	1,310,215	8.0%	895,901	8.3%	414,314	46.2%
Research and development expenses	522,867	3.2%	556,090	5.2%	(33,223)	(6.0)%
Total operating expenses	2,106,923	12.9%	1,770,532	16.4%	336,391	(19.0)%

INCOME FROM OPERATIONS	3,175,173	19.4%	602,142	5.6%	2,573,031	427.3%

OTHER INCOME (EXPENSE)
Interest expense, net	(330,919)	(2.0)%	(285,217)	(2.6)%	(45,702)	16.0%
Other income, net	145,576	0.9%	88,729	0.8%	56,847	64.1%
Total other expense, net	(185,343)	(1.1)%	(196,488)	(1.8)%	11,145	(27.9)%

INCOME BEFORE INCOME TAX PROVISION	2,989,830	18.2%	405,654	3.8%	2,584,176	637.0%

PROVISION FOR INCOME TAXES	427,194	2.6%	182,278	1.7%	244,916	134.4%

NET INCOME	$2,562,636	15.6%	$223,376	2.1%	$2,339,260	1,047.2%

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Revenues

We currently produce our products for our customers in three broad product categories: fragrance compounds, health supplemental powder drinks and bioactive food ingredients.

As compared to fiscal 2018, our revenues for the year ended September 30, 2019 increased by $5,614,382, or approximately 52.1%. The increase in revenue was primarily attributable to i) the increase of 171.8% and 125.8% in sales volume from fragrance ingredients and health supplement (powder drinks), respectively due to customers positive response to the fragrance compounds produced with our newly developed microbiol fermentation process and molecular distillation technology, which resulted in increased purity and improved quality as well as higher yield. In addition, the increase in sales volume was also due to our elevated marketing efforts in health supplement (powder drinks) products and ii) 2,653.8% increase in average selling price of bioactive food ingredient products sold in fiscal 2019 as compared to fiscal 2018 due to our strategic shift in this product category to improve profitability by shifting from lower selling price and gross margin products, such as apple juice concentrate, and focused on promoting the sales of higher selling price products such as apple polyphenol, iii) 245.2% increase of sales to overseas customers and 20.7% increase in domestic sales in fiscal 2019 as compared to fiscal 2018, partially offset by iv) 96.3% decrease in sales volume from bioactive ingredient products sold in fiscal 2019 as compared to fiscal 2018, a result of our shift to lower sales volume but higher selling price and margin products particularly in bioactive food ingredients, and v) a 24.3% decrease in average selling price from fragrance ingredient products in fiscal 2019 as compared to fiscal 2018.

The following table summarizes the breakdown of revenues by categories for the periods indicated.

	Revenues
	For the Years Ended September 30,
	2019		2018		Change	Change
	US$	%	US$	%	Amount	%
	(Amount in US$, except percentage)
Fragrance compounds	6,738,274	41.1%	3,277,668	30.4%	3,460,606	105.6%
Health supplements (powder drinks)	4,342,490	26.5%	1,943,722	18.0%	2,398,768	123.4%
Bioactive food ingredients	5,315,254	32.4%	5,560,246	51.6%	-244,992	-4.4%
Total Revenue	16,396,018	100.0%	10,781,636	100.0%	5,614,382	52.1%

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Revenues from sales of our fragrance compound products

Our fragrance compound products primarily include natural compounds extracted from plants for cosmetic applications, such as sclareolide and ambroxide, a sustainable replacement to ambergris, a secretion by sperm whales. Revenues from sales of our fragrance compound products increased by 105.6% or $3,460,606 to $6,738,274 for the year ended September 30, 2019 from $3,277,668 for the year ended September 30, 2018. This increase was primarily attributable to (i) 171.8% increase in sales volume from 14,432 kilograms in fiscal 2018 to 39,222 kilograms in fiscal 2019 due to our newly developed microbiol fermentation process and molecular distillation technology to improve the purity of active ingredients and quality of our ambroxide products. The new production process further enhanced our competitiveness in pricing and value proposition to our customers by leveraging our cost advantage thanks to the improved production efficiency and higher yield after we implemented the new production technique, and partially offset by (ii) 20.4% decrease in average RMB selling price due to our sales promotion of our newly introduced product, Clary Sage concrete, launched in fiscal 2019, which we did not have any sales in fiscal 2018 and has lower average selling price than the other products in this category and (iii) 5.2% negative impact from exchange rate due to appreciation of US dollars against RMB.

Revenues from sales of our health supplement (powder drinks) products

Our health supplement (powder drinks) products primarily include stachyose series with benefits such as intestine rejuvenation and probiotic proliferation acceleration, and milk thistle extracts with benefits to protect liver and lower blood sugar. Revenues from sales of health supplement (powder drinks) products incased by 123.4% or $2,398,768 to $4,342,490 for the year ended September 30, 2019 from $1,943,722 for the prior year. This increase was due to an (i) 125.8% increase in sales volume from 96,065 cases in fiscal 2018 to 216,949 cases in fiscal 2019, a reflection of continuity of our successful market penetration in response to rising demand of these products in the marketplace since 2018. and a (ii) 4.2% increase of average selling price, and partially offset by (iii) 5.2% negative impact from exchange rate due to appreciation of US dollars against RMB.

Revenues from sales of our bioactive food ingredient products

Our bioactive food ingredient products primarily include fruit juice concentrates and extracts for a variety of health benefits that can’t be sufficiently sourced from daily dietary intakes, such as fruit concentrates, apple polyphenol, rich in anti-oxidant and derived from apple, and phloretin, an anti-oxidant with skin discoloration effect extracted from leaves and roots of apple, pear and other fruits. Revenues from sales of our bioactive food ingredient products decreased by 4.4% or $244,922 to $5,315,254 for the year ended September 30, 2019 from $5,560,246 for the prior year. The decrease was mainly attributable to (i) 96.3% decrease in sales volume, partially offset by (ii) a 2,653.8% increase in average selling price. We sold 59,554 kilogram for the year ended September 30, 2019, a decrease of 1,568,569 kilogram, as compared to the prior year. In 2018, the higher sales volume was because we sold more juice concentrates to customers with lower selling price and lower margin. However, in 2019, we sold more high-value-added powder drink products such as apple polyphenols to customers with higher selling price and margin as we shift our focus to optimize product mix in pursuit of overall profitability strategy.

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Cost of Revenues

Our cost of revenues primarily consists of inventory costs (raw materials, labor, packaging cost, depreciation and amortization, freight costs and overhead) and business tax. Cost of revenues generally changes as our production costs change, which are affected by factors including the market price of raw materials, or labor productivity, and as the customer and product mix changes.

Our cost of revenues increased by $2,704,959, or 32.2%, from $8,408,962 for the year ended September 30, 2018 to $11,113,922 for the year ended September 30, 2019. The increase in our cost of revenues was due to 74.7% and 143.4% increases in costs of revenues from our fragrance compound and health supplement (powder drinks) products in fiscal 2019 as compared to fiscal 2018 and partially offset a 23.2% decrease in cost of revenues from our bioactive food ingredient products sold in fiscal 2019 as compared to fiscal 2018.

	For the years ended September 30,
	2019	2018	Change
	Amount	Amount	Amount	%

Cost of revenues – Fragrance compound products	$4,608,532	$2,638,344	$1,970,190	74.7%
Cost of revenues – Health supplement (powder drinks)	$3,032,290	$1,245,704	$1,786,587	143.4%
Cost of revenues – Bioactive food ingredients	$3,473,098	$4,524,915	$(1,051,817)	(23.2)%
Total cost of revenues	$11,113,922	$8,408,962	$2,704,959	32.2%

Cost of Revenues from sales of our fragrance compound products

The 74.7% increase in cost of revenues for our fragrance compound products from $2,638,344 for the year ended September 30, 2018 to $4,608,532 for the year ended September 30, 2018 was mainly attributable to (i) an 171.8% increase in sales volume, which was mainly attributable to our competitive pricing and high value proposition with products in this category, such as Ambroxide produced by our new microbiol fermentation and molecular distillation process to get higher yield and better quality while lowering down the unit cost (ii) partially offset by a decrease of 32.4% in weighted average unit cost from Clary Sage Concrete , a new product introduced in fiscal year 2019 with 83.0% lower weighted average unit cost compared to that in this category and (iii) 5.2% negative impact from exchange rate due to appreciation of US dollars against RMB.

Cost of Revenues from sales of our health supplement (powder drinks) products

The 143.4% increase in cost of revenues for our health supplement (powder drinks) products from 1,245,704 for the year ended 2018 to $3,032,290 for the year ended September 30, 2019 is mainly attributable to (i) an increase of 125.8% in sales volume from products in this category sold in fiscal 2019 as compared to those in fiscal 2018 and (ii) an increase of 13.4% in weighted average unit cost in fiscal 2019 as compared to those in fiscal 2018, a continuity of our successful market penetration in response to rising demand of these products in the marketplace since 2018; (iii) 5.2% negative impact from exchange rate due to appreciation of US dollars against RMB.

Cost of Revenues from sales of our bioactive food ingredient products

The 23.2% decrease in cost of revenues for our bioactive food ingredient products from $4,524,915 for the year ended 2018 to $3,473,098 for the year ended September 30, 2019 is mainly attributable to (i) decreased sales volume of our apple juice concentrate, as a result of our shifting our business focus to promote higher margin products under this category; (ii) 5.2% negative impact from exchange rate due to appreciation of US dollars against RMB, and partially offset by (iii) a 4.9% increase in weighted average RMB unit cost from other products in this category, such as apple polyphenol, milk thistle extracts and stachyose, sold in fiscal 2019 as compared to fiscal 2018.

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Gross Profit

Gross profit for the year ended September 30, 2019 increased by $ 2,909,422, or approximately 123% from $2,372,674 for the year ended September 30, 2018 to $5,282,096 for the year ended 2019. Our gross margin increased by 10.2% from 22.0% in fiscal year 2018 to 32.2% in fiscal year 2019.

Gross profit from sales of our fragrance compound products

Gross profit from sales of our fragrance compound products in fiscal 2019 increased by 230.4% as compared to fiscal 2018. The increase was primarily attributable to (i) an 105.6% increase in revenues from $3,277,668 in the year ended September 30, 2018 to $6,738,274 in the year ended September 30, 2019 and (ii) an increase in gross margin by 12.1% from 19.9% in fiscal 2018 to 32.0% in fiscal 2019 as we sold more products with lower cost and higher margins, for instance, Ambroxide which was produced by our newly developed microbiol fermentation process and molecular distillation technology to increase the purity of active ingredients and to improve quality as well.

Gross profit from sales of our health supplement (powder drinks) products

Gross profit from sales of our fragrance compound products in fiscal 2019 increased by 88.7% as compared to fiscal 2018. The increase was primarily attributable to (i) an 123.4% increase in revenues from $1,943,722 in the year ended September 30, 2018 to $4,342,490 in the year ended September 30, 2019 and partially offset by (ii) a decrease in gross margin by 5.7% from 36.3% in fiscal 2018 to 30.6% in fiscal 2019 due to an increase in weighted average unit cost in this product category when we incurred additional costs to improve the purity of active ingredients in our health supplement (power drinks) products. For example, our stachyose product’s active ingredients have been increased to 80% in fiscal 2019 from the range of 60% to 70% in fiscal 2018. This enables us to increase the selling price to certain extent to improve our profitability.

Gross profit from sales of our bioactive food ingredient products

Gross profit from sales of our bioactive food ingredient products in fiscal 2019 increased by 76.0% as compared to fiscal 2018. Although revenues in this category slightly decreased in fiscal 2019 as compared to fiscal 2018 due to decreased sales volume of our lower margin apple juice concentrate, we shifted our business focus to promote the sales of some higher margin products to our customers at higher selling price. As a result, gross margin of our bioactive ingredient products increased by 16.0% from 19.1% in fiscal 2018 to 35.1% in fiscal 2019.

Selling expenses

Selling expenses for the year ended September 30, 2019 decreased by $44,700, or approximately 14.0% as compared to the prior year. This decrease was mainly due to i) a decrease of $14,786 product marketing and promotion expenses because the Company focused on marketing and promotion on a lower quantity of products after significant reduction of lower value added products and a product mix shift towards more higher value-added but low volume products to customers, , ii) a decrease of $21,815 conference and office rent fees, and iii) a decrease of $27,976 salary and welfare related to sales delivery personnel as the company utilizing more online marketing services, partially offset by iv) an increase of $30,861 for product shipping fees when our sales to international markets increased.

General and administrative expenses

General and administrative expenses for the year ended September 30, 2019 increased by $414,314, or approximately 46.2% as compared to the prior year. The increase was mainly attributable to of i) an increase of $336,625 in professional fees including auditing, legal and consulting services, ii) an increase of $23,065 entertainment fees, iii) an increase of $54,633 office rent and miscellaneous office expenses to support our expanded business activities.

Research and development (“R&D”) expenses

Research and development expenses for the year ended September 30, 2019 decreased by $33,223, or approximately 6.0% as compared to the prior year. The decrease was mainly due to i) a decrease of $190,859 materials consumption in R&D activities, partially offset by an increase of $127,065 related to external consulting service to improve R&D process, and iii) an increase of $25,907 in salaries and welfare related to R&D personnel.

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Other income (expenses)

Other income (expenses) primarily include interest income generated from our bank deposits, interest expenses incurred on our borrowings from various banks and financial institutions, unrealized foreign currency exchange gain due to our export sales and government subsidiary. A change in our other income (expenses) was interest expenses and a government subsidy.

Interest expense for the year ended September 30, 2019 increased by $46,729, or approximately 16.3% as compared to the prior year. The increase was mainly attributable to $46,729 interest expenses related to increased average loan balances we carried in fiscal 2019 as compared to fiscal 2018.

Government subsidy income primarily relate to local government’s cash award to High and New Technology Enterprises (“HNTEs”) based on their financial performance to encourage entrepreneurship and stimulate local economies. Such awards are granted on a case-by-case basis by various local governments. The Company’s VIE, Xi’an App-chem was approved as a HNTE and received government subsidy in the form of an export sales refund and cash awards based on our annual financial performance. The Company recognizes government subsidies as other operating income when they are received because they are not subject to any past or future conditions, there are no performance conditions or conditions of use, and they are not subject to future refunds. Government subsidies received in the form of a grant and recognized as other operating income totaled $140,295 and $67,608 for the years ended September 30, 2019 and 2018, respectively.

Provision for Income Taxes

Our provision for income taxes was $427,194 in fiscal year ended September 30, 2019, an increase of $244,916, or 134.4% from $182,278 in fiscal year ended September 30, 2018 due to our increased taxable income. Under the EIT Law, domestic enterprises and Foreign Investment Enterprises (“FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. The corporate income taxes for the years ended September 30, 2019 and 2018 were reported at a blended reduced rate as a result of Xi’an App-chem being approved as a HNTE and enjoying a 15% reduced income tax rate, but subsidiaries of Xi’an App-chem are subject to a 25% income tax rate. The impact of the tax holidays noted above decreased foreign taxes by $314,080 and $176,290 for the years ended September 30, 2019 and 2018, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.05 and $0.00 for the years ended September 30, 2019 and 2018, respectively.

Net income

As a result of the foregoing, our net income increased from $223,376 for the fiscal year ended December 31, 2018 to $2,562,636 for the fiscal year ended December 31, 2019.

Liquidity and Capital Resources

As reflected in the Company’s consolidated financial statements, the Company had negative working capital of $2.3 million as of September 30, 2019. In addition, the Company is currently constructing a new manufacturing plant. As of the date of this report, the Company had future minimum capital expenditure commitment on its construction-in-progress project of approximately $4.3 million within the next twelve months. Furthermore, in December 2019, a novel strain of coronavirus (COVID-19) surfaced. COVID-19 has spread rapidly throughout China and worldwide, which has caused significant volatility in the PRC and international markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the PRC and international economies. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties and challenges resulting from the COVID-19 outbreak, the Company temporarily closed its facilities and operations to until late March 2020. During this temporary business closure period, there was limited support from the Company’s employees, delayed access to raw material supplies, reduced customer sales orders, and the Company’s inability to promote the sales to customers on a timely basis. As a result, the Company’s revenue and operating cash flows for fiscal year 2020 may be lower than expected.

In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future, and its operating and capital expenditure commitments. As of September 30, 2019, the Company had cash on hand of approximately $0.3 million while the Company also had outstanding accounts receivable of approximately $5.3 million, of which approximately $5.2 million or 98% has been subsequently collected as of May 31, 2020. In addition, the Company had acquisition deposit of approximately $1.3 million as of September 30, 2019, the Company terminated the intended acquisition and collected this deposit in May 2020.

As of September 30, 2019, the Company had outstanding bank loans of approximately $5.3 million from several PRC banks (including short-term bank loans of approximately $2.1 million, current portion of long-term bank loans of approximately $1.8 million and long-term bank loans of approximately $1.4 million). Management expects that it would be able to renew all of its existing bank loans upon their maturity based on past experience and the Company’s good credit history. In addition to the current borrowings, from April and June 2020, the Company secured an aggregate of $6.4 million (RMB 46 million) lines of credit with PRC banks as working capital loans (including $2.1 million line of credit with Huaxia Bank for one to three years, $1.8 million line of credit with Bohai Bank for one year and $2.5 million line of credit with Bank of China). As of the date of this report, the Company only borrowed $1.1 million (RMB 8 million) out of these lines of credit and had the availability to borrow an additional maximum loans of RMB 38 million (approximately $5.3 million) under these lines of credit before April 2023. Furthermore, the Company’s controlling shareholder, Mr. Yongwei Hu, also made pledges to provide continuous financial support to the Company for at least next 12 months from the issuance of the financial statements.

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Currently, the Company is working to improve its liquidity and capital sources primarily through cash flows from operation, debt financing and financial support from its principal shareholder. In order to fully implement its business plan and sustain continued growth, the Company may also seek equity financing from outside investors. At the present time, however, the Company does not have commitments of funds from any potential investors. No assurance can be given that additional financing, if required, would be available on favorable terms or at all.

Based on the current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least 12 months from the date the audited financial statements were issued.

In light of the effects of the COVID-19 outbreak as discussed above, if we are required to operate in a challenging economic environment in China, if we incur unanticipated capital expenditures, or if we decide to accelerate our growth, we may need additional financing. We cannot guarantee, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

In the coming years, we will be exploring other financing sources, such as raising additional capital by issuing shares of stock, to meet our cash needs. While facing uncertainties in regard to the size and timing of capital raises, we are confident that we can continue to meet operational needs by utilizing cash flows generated from our operating activities, debt financing and working-capital funds provided by shareholders, as necessary.

The following table sets forth summary of our cash flows for the periods indicated:

	For the Fiscal Years Ended September 30,
	2019	2018
Net cash provided by operating activities	$7,104,822	$273,897
Net cash used in investing activities	(8,429,958)	(1,684,600)
Net cash provided by financing activities	804,680	2,017,721
Effect of exchange rate change on cash	(6,629)	(16,407)
Net increase (decrease) in cash	(527,085)	590,611
Cash, beginning of year	820,856	230,245
Cash, end of year	$293,771	$820,856

Cash flows from operating activities

Net cash provided by operating activities during the year ended September 30, 2019 was $7,104,822, primarily due to i) net income of $2,562,636 for the year ended September 30, 2019, ii) a decrease of $6,681,972 inventory due to more finished products being sold for the year ended September 30, 2019, iii) an increase of $2,912,222 account receivable due to increased sales for the year ended September 30, 2019, and iv) an increase of $1,538,662 taxes payable for the year ended September 30, 2019 due to increased taxable income.

Net cash provided by operating activities during the year ended September 30, 2018 was $273,897, primarily due to i) net income of $223,376 for the year ended September 30, 2018 ii) a decrease of $452,846 inventory due to more finished products being sold for the year ended September 30, 2018, iii) an increase of $145,381 account receivable due to increased sales for the year ended September 30, 2018, and iv) a decrease of $1,115,553 accounts payable for the year ended September 30, 2018 due to increased purchase of materials for production and increased purchase of construction materials used in the Company’s construction-in-progress project.

Cash flows from investing activities

Net cash used in investing activities for the year ended September 30, 2019 was $8,429,958 which was primarily attributable to the purchase of property and equipment in the amount of $213,634, capital expenditure on construction-in-progress in the amount of $6,861,257 and an acquisition deposit of $1,305,407 made during 2019, which was subsequently refunded.

Net cash used in investing activities for the year ended September 30, 2018 was $1,684,600 which was primarily attributable to the purchase of property and equipment in the amount of $540,275 and capital expenditure on construction-in-progress in the amount of $1,144,325.

Cash flows from financing activities

Net cash provided by financing activities for the year ended September 30, 2019 was $804,680, which was primarily due to proceeds from bank borrowings in the amount of $4,008,293, proceeds from related party borrowings in the amount of $543,976, principal payment from capital lease in the amount of $432,722, and capital contribution from non-controlling interest in the amount of $435,964, partially offset by repayment of bank borrowing of $4,514,482.

Net cash provided by financing activities for the year ended September 30, 2018 was $2,017,721, which was primarily due to proceeds from short-term loans in the amount of $5,431,805, proceeds from long-term loans of $1,530,011, proceeds from related party borrowings in the amount of $295,096, partially offset by repayment of short-term loans of $4,952,773 and repayment of third-party loans of $286,418.

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During the year ended September 30, 2019, we experienced a net decrease in cash of $527,085.

Our operations have, in part, been financed by short-term and long-term debt. As of September 30, 2019, the current balance of our short terms loans was $2,052,309. This balance consisted of loans with one-year terms and interest rates ranging from 4.5% to 7.4% per year. Our long-term borrowings consist of: (1) two loans from Xi’an Investment Holdings Co., Ltd. dated February 14, 2017 and on December 13, 2017, respectively, each with a three-year term, and (2) a loan from Xi’an High-tech Emerging Industries Investment Fund Partnership dated June 26, 2017, also with a three-year terms. The balance of our long-term borrowings, net of current portion, was $1,400,894 as of September 30, 2019. Our long-term debt, as well as some of our short-term loans, is guaranteed and secured by the personal assets of our CEO and largest shareholder, Mr. Hu.

Research and Development, Patents, and Licenses

During the six months ended March 31, 2020, we expended in $128,481 in research and development, compared to $165,464 for the same period of the prior year. During the year ended September 30, 2019, we expended in $522,867 in research and development, compared to $556,090 for the prior year. We hold several patents issued by the PRC, relating primarily to composition and processing techniques for products and product ingredients. These include 8 patents issued to Xi’an App-Chem Bio (Tech) Co., Ltd., 3 patents issued to our wholly owned subsidiary Xi’an Yanhuang TCM Medical Research & Development Co., Ltd., and 1 patent issued to our wholly owned subsidiary Xi’an Dietary Therapy Health Management Co., Ltd.

We are a national high-tech enterprise, and our research and development investment has remained at approximately 5% of its sales revenue over the years. In the future, the proportion of research and development expenses as a percentage of revenues is expected to gradually increase. We have invested in R&D to develop bio-manufacturing processes for natural active components and functional health products that are precisely adjusted and controlled by human micro-biome. Our primary research and development efforts for our raw materials and ingredients business are focused on the development of innovative bio-manufacturing processes for products like clary sage and stachyose. Upon completion of these efforts, we expect to significantly increase our gross margin, our production capacity, and our sales revenues for these products. Our primary research and development efforts for our functional health business are focused on the development of health solutions based on the precise regulation and control of immunity and digestion by human micro-biome. These products are functional foods and functional personal care products that we expect to provide significant sales growth in the near future. Our products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

Research and development for our raw materials and ingredients business is performed by our in-house team in our laboratory and its subordinate factories. Most of the research and development for our functional health business is also carried out in our laboratories, with additional research carried out by cooperative external laboratories. This research and development is funded solely by the Company, and we retain all resulting intellectual property rights. Although our R&D efforts have been adequately funded through operations, we expect to accelerate our efforts significantly through the use of additional capital, including the funds sought in this offering.

Off Balance Sheet Arrangements

As of March 31, 2020, there were no off-balance sheet arrangements.

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Tabular Disclosure of Contractual Obligations

As of March 31, 2020, we had the following contractual obligations:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
(1) Debt Obligations	$5,251,250	$5,228,329	$22,921	-	—
(2) Capital Lease Obligations	$219,228	219,228	-	—	—
(3) Capital expenditure commitment obligations on CIP project	$5,439,530	$3,790,645	1,106,957	541,928	—
Total	$10,910,008	$9,238,202	$1,129,878	$541,928

(1) As of March 31, 2020, we had total $5,251,250 short-term and long-term borrowings from several PRC banks and financing institutions and third-parties (including short-term loans of $1,463,439, current portion of long-term loans of $3,261,828, short-term third-party loans of $503,062 and long-term loans of $22,921) (see Footnote 9 – Debt, for details).

(2) A two-year capital lease agreement with Guian Hengxin Finance Lease (Shanghai) Ltd. (“the Lessor”). Under the arrangement, the Lessee sells part of its plant machines to the lessor and leased them back from the lessor.

(3) Construction-in-progress (“CIP”) represents direct costs of construction incurred for the Company’s manufacturing facilities. On August 16, 2017, the Company’s VIE, Xi’an App-Chem Bio(Tech) Co., Ltd. started to construct a new manufacturing plant in Togchuan City, Shaanxi Province, with total budget of RMB 95 million (approximately $13.4 million) for construction of the main body of the manufacturing plant, plant decoration and purchase of machinery and equipment. As of March 31, 2020, the Company has spent approximately RMB57.2 million (approximately $8.1 million) on the construction of the main body of the manufacturing plant and future minimum capital expenditure on this CIP project is estimated to be approximately $5.4 million, among which approximately $3.8 million is required for the next 12 months (see Note 16). From April 2020, up to the date of this filing, due to the impact of COVID-19, the Company did not invest additional capital expenditure on this CIP project. The construction of this new manufacturing facility is expected to be fully completed and put into production by March of 2022.

Legal proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, may result in substantial cost and diversion of our resources, including our management’s time and attention.

Quantitative and Qualitative Analysis about Market Risk

Foreign Exchange Risk

Foreign currency risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. Substantially all of our revenue-generating transactions, and a majority of our expense-related transactions, are denominated in Renminbi, which is the functional currency of our operations. We do not hedge against currency risk.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would reduce the Renminbi amount we receive from the conversion. Conversely, if we decide to convert Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares, servicing outstanding debts, or for other business purposes, appreciation of the U.S. dollar against the Renminbi would reduce the U.S. dollar amounts available to us.

Our functional currency is the RMB, and our financial statements are presented in U.S. dollars. The RMB depreciated by 2.6% during the six months ended March 31, 2020, as compared to the same period of 2019. The RMB depreciated by 5.7% in fiscal year 2018 and further depreciated by 1.3% in fiscal year 2019. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

Interest Rate Risk

We are not currently exposed to interest rate risk. We do not own any interest-bearing instruments and our interest-bearing debt carries a fixed rate.

Market Price Risk

We are not currently exposed to commodity price risk or market price risk.

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Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

Seasonality does not materially affect our business or the results of our operations.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenues and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the valuation of accounts receivable and inventories, useful lives of property, plant and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements.

Risks and Uncertainties

Our main operation is located in the PRC. Accordingly, our business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. Our results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although we have not experienced losses from these situations and believes that we are in compliance with existing laws and regulations including our organization and structure, this may not be indicative of future results.

Our business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, such as the recent outbreak and spread of the COVID-19, which could significantly disrupt our operations.

The development and commercialization of natural and healthy extracts and compounds products is highly competitive, and the industry currently is characterized by rapidly changing technologies, significant competition and a strong emphasis on intellectual property. We may face competition with respect to our current and future pharmaceutical product candidates from major pharmaceutical companies in China.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Uses of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for estimated uncollectible receivables, inventory valuations, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

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Accounts receivable, net

Accounts receivable are presented net of allowance for doubtful accounts. We determine the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. We establish a provision for doubtful receivables when there is objective evidence that we may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the collection is not probable. Allowance for uncollectable balances amounted to $90,051 and $73,386 as of March 31, 2020, and September 30, 2019, respectively. Allowance for uncollectable balances amounted to $73,386 and $48,529 as of September 30, 2019 and 2018, respectively.

Inventories, net

Inventories are stated at net realizable value using weighted average method. Costs include the cost of raw materials, freight, direct labor and related production overhead. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. The Company evaluates inventories on a quarterly basis for its net realizable value adjustments, and reduces the carrying value of those inventories that are obsolete or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging, expiration dates, as applicable, taking into consideration historical and expected future product sales. We recorded inventory reserve of $392,546 and $389,867 as of March 31, 2020, and September 30, 2019, respectively. We recorded inventory reserve of $389,867 and $405,205 as of September 30, 2019 and 2018, respectively.

Revenue recognition

On October 1, 2017, we adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach. The adoption of this standard did not have a material impact on our consolidated financial statements. Therefore, no adjustments to opening retained earnings were necessary.

ASC 606, Revenue from Contracts with customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires us (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way we record our revenue. We have assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that would result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, we concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams.

In accordance with ASC 606, we recognize revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. We account for the revenue generated from sales of our products to our customers, in which we are acting as a principal in these transactions, are subject to inventory risk, have latitude in establishing prices, and are responsible for fulfilling the promise to provide customers the specified goods. All of our contracts have single performance obligation as the promise is to transfer the individual goods to customers, and there is no other separately identifiable promises in the contracts. Our revenue streams are recognized at a point in time when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. Our products are sold with no right of return and we do not provide other credits or sales incentive to customers. Our sales are net of value added tax (“VAT”) and business tax and surcharges collected on behalf of tax authorities in respect of product sales.

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Contract Assets and Liabilities

Payment terms are established on our pre-established credit requirements based upon an evaluation of customers’ credit. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of September 30, 2019 and 2018, other than accounts receivable and advances from customers, we had no other material contract assets, contract liabilities or deferred contract costs recorded on our consolidated balance sheet. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

Disaggregation of Revenues

We disaggregate our revenue from contracts by product types, as we believe it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The summary of our total revenues by product categories for the six months ended March 31, 2020 and 2019, and for the years ended September 30, 2019 and 2018 was as follows:

Revenue by region

	For the six months ended March 31,
	2020	2019
PRC	$6,362,272	$5,241,465
Overseas	787,513	3,335,655
Total revenue	$7,149,785	$8,577,120

	For the year ended September 30,
	2019	2018
PRC	$11,192,324	$9,274,017
Overseas	5,203,694	1,507,619
Total revenue	$16,396,018	$10,781,636

Revenue by product categories

The summary of our total revenues by product categories for the periods indicated was as follows:

	March 31, 2020	March 31, 2019
Fragrance compounds	$2,556,881	$3,503,718
Health supplements (powder drinks)	1.065,535	3,502,335
Bioactive food ingredients	3,527,369	1,571,067
Total revenue	$7,149,785	$8,577,120

	September 30, 2019	September 30, 2018
Fragrance compounds	$6,738,274	$3,277,668
Health supplements (powder drinks)	4,342,490	1,943,722
Bioactive food ingredients	5,315,254	5,560,246
Total revenue	$16,396,018	$10,781,636

Income Tax

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the six months ended March 31, 2020, and 2019 and for the years ended September 30, 2019 and 2018. We do not believe there was any uncertain tax provision on March 31, 2020 and September 30, 2019.

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Our operating subsidiary and VIE in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the six months ended March 31, 2020, and 2019, and for the fiscal years ended September 30, 2019, and 2018. As of March 31, 2020, and September 30, 2019, all of the Company’s tax returns of its PRC subsidiary, its VIE and VIE’s subsidiaries remain open for statutory examination by PRC tax authorities.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for all leases, including operating leases, with a term in excess of 12 months. The guidance also expands the quantitative and qualitative disclosure requirements. The new guidance requires the lessee to record operating leases on the balance sheet with a right-of-use asset and corresponding liability for future payment obligations. In July 2018, FASB issued ASU 2018-11 Leases (Topic 842) – Targeted Improvements that reduces costs and eases implementation of the leases standard for financial statement preparers. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of non-lease components from lease components. In March 2019, the FASB issued Accounting Standards Update No. 2019-01, Leases (Topic 842): Codification Improvements ("ASU 2019-01"). ASU 2019-01 provides guidance on transition disclosures related to Topic 250, Accounting Changes and Error Corrections, specifically paragraph 205-10-50-3, which requires entities to provide in the fiscal year in which a new accounting principle is adopted the identical disclosures for interim periods after the date of adoption. The guidance in ASU 2019-01 explicitly provides an exception to the paragraph 250-10-50-3 interim disclosure requirements in the Topic 842 transition disclosure requirements. In November 2019, FASB released ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which modified the implementation date of the standard. For public entities, the guidance will be effective for fiscal year beginning after December 15, 2018 and interim periods therein. For all other entities, the guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. In June 2020, FASB released ASU No. 2020-05 in response to the ongoing impacts to US businesses in response to the coronavirus (COVID-19) pandemic. ASU No. 2020-05 provides a limited deferral of the effective dates for implementing ASU 842 to give some relief to businesses and the difficulties they are facing during the pandemic. Private companies and non- profit entities may defer the adoption of ASU 842 to fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. As an emerging growth company, the Company plans to adopt this guidance effective October 1, 2022. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As an emerging growth company, the Company plans to adopt this guidance effective October 1, 2023. The Company is currently evaluating the impact of its pending adoption of ASU 2016-13 on its consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for all entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) – now effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) - now effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, which is fiscal 2021 for us, with early adoption permitted. The Company does not expect adoption of the new guidance to have a significant impact on our financial statements.

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OUR INDUSTRY

All the information and data presented in this section have been derived from independent research organizations and sources. The following discussion projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF THE MACROECNOMIC ENVIRONMENT IN THE PRC

Per Capita Annual Disposable Income

Source: National Bureau of Statistics of China

According to the National Bureau of Statistics of China, during the previous five years, consistent with the steady economic growth, per capita annual disposable income in China rose from RMB20,200 or US$3,279 in 2014 to RMB28,200 or US$ $4,315 in 2018, representing a CAGR of approximately 9.0% from 2014 to 2018. The rise in disposable income contributes to improvements in living standards and increase in health awareness. It is expected that the per capita annual disposable income in the PRC will grow from RMB30,600 or US$4,450 in 2019 to RMB43,200 or US$6,282 under constant exchange rate in 2023, with a CAGR of approximately 8.9%.

Relevant Dynamics in The Healthcare Industry

Healthcare is among one of the largest sectors of the Chinese economy. The 2018 Statistical Bulletin on the Development of China’s Health and Wellness Industry shows that the total health expenditure of China in 2018 is expected to reach RMB5,800 billion or US$998 billion, among which, social health expenditure was RMB2,495 billion or US$382 billion, representing 43.0% and personal health expenditure was RMB1,666 billion or US$256 billion, representing 28.7%. The total health expenditure per capita is RMB4,148 or US635. The total health expenditure accounted for 6.4% of China’s GDP in 2018.

The Chinese Government is actively endorsing policies to increase health outcomes for its citizens. According to the Healthy China Action (2019-2030), by 2030, the Chinese Government seeks to improve the health awareness of the general public, which will lead to greatly improved, healthy lifestyles, the average life expectancy will be increased.

The healthcare industry in China will continue to develop. According to Industry Planning and Enterprise Development Strategy in China’s Great Health Sector by Forward Industry Research Institute, Great Health industry was RMB2.6 trillion or US$402.5 billion in 2011 and rose to RMB6.2 trillion or US$929.5 billion in 2017, representing a CAGR of approximately 15.6%. China’s healthcare industry will reach RMB 7 trillion or US$1.1 trillion, and exceed RMB 10 trillion or US$1.5 by 2020. The annual compound annual growth rate in the next five years (2019-2023) is projected to be12.6%, and China’s healthcare industry is expected to reach RMB 14.1 trillion or US2.1 trillion in 2023.

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Market Size of Nutritional and Dietary Supplements in China

Source: Forward Industry Research Institute

The nutritional and dietary supplements industry in China has experienced rapid growth in the past decade. In 2011, market size of the sector was RMB85.6 billion or US$13.3 billion and grew at a CAGR of 20.9% to RMB 331 billion or US$49.9 billion in 2018 according the research report by Forward Industry Research Institute. The industry is expected to reach RMB727 billion or US$105.7 billion in 2023 from RMB409 billion in 2019, representing a CAGR of approximately 15.5%.

Market Drivers

Growing disposable income and healthcare awareness. Under supportive economic policies promulgated by the PRC government, the PRC has maintained a stable economic growth amidst the uncertainties in the global economic environment over the past five years. Consumers in the PRC are paying more attention on improvements in living standards and healthcare products and service, accompanying the economic development and rise in disposable income. According to International Monetary Fund (IMF), per capita annual disposable income of the PRC increased with a CAGR of approximately 9.0% from 2014 to 2018. In addition, with the healthcare reform and the implementation of the 13th Five-Year Plan, per capita annual expenditure on healthcare grew at CAGR of approximately 12.0% from 2014 to 2018, which supports the steady development of Chinese patent medicine market in the PRC.

Increasing aging population and prevalence of chronic diseases. As stated by the National Bureau Statistics of China, the PRC population is aging rapidly with the population aged 65 or above increasing at a CAGR of approximately 4.9% during the period from 2014 to 2018. The aging population usually have weaker immune systems and higher possibility of illness. In particular, chronic diseases are prevalent among the elderly, driving the healthcare demand among people aged 65 or above. In addition, as traditional Chinese medicine (“TCM”) products are usually considered helpful in protecting and improving the health and well-being of people, consumers in the PRC usually prefer TCM products and service to maintain health, and prevent and treat diseases. In the next five years, the aging population is forecasted to account for 14.7% of the total population of the PRC, continuously driving the market of Chinese patent medicine in the PRC.

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Business

Overview

Xi’an App-Chem Bio (Tech) Co., Ltd (“Xi’an App-Chem Bio (Tech)”) was established in 2006. The company is located in the state-level Xi’an Hi-tech Development Zone. “Quality, innovation, value” is the core concept of Xi’an App-Chem. Xi’an App-Chem focuses on the field of natural products, and our mission is to create value by providing high-quality innovative products and services for customers. Xi’an App-Chem operates through nine subsidiaries:

●	Shaanxi App-Chem Health Industry Co., Ltd. (App-Chem Health)

●	Xi’an Yanhuang TCM Medical Research and Development Co., Ltd. (“Xi’an YH”)

●	Shaanxi App-Chem Ag-tech Co., Ltd. (“App-Chem Ag-tech”)

●	Xi’an Dietary Therapy Health Management Co., Ltd. (“Xi’an DT”)

●	Tongchuan Dietary Therapy Health Technology Co., Ltd. (“Tongchuan DT)

●	Balikun Tianmei Bio (Tech) Co., Ltd. (“Balikun”)

●	App-Chem Bio (Tech) (Guangzhou) Co., Ltd. (“App-Chem Guangzhou”)

●	Gansu Baimeikang Bioengineering Co., Ltd.; (“Gansu BMK”) and

●	Tianjin Yonghexiang Bio (Tech) Co., Ltd. (“ Tianjin YHX”)

We were co-founded by a team of top-level executives from China’s domestic natural products industry, together with experts returned from overseas. For the past 10 years, we have focused on the core needs of the natural products industry, emphasizing technological innovation and supply chain integration. We are devoted to providing a stable supply of high-quality products and services at competitive prices for the functional food, personal care, cosmetic and pharmaceutical industries. “Nourish life with natural essence” is our business concept, and “Becoming an innovative leader of natural functional ingredients and an integrated supplier for the health industry” is our goal. We have formed four technology platforms as follows:

1.	Commercial scale natural ingredient extraction and separation platform built with technologies such as continuous dynamic extraction and molecular distillation and membrane separation (“Technical Platform 1”);

2.	Natural extraction safety improvement and assurance platform designed with technology to remove heavy metal, pesticide, and other harmful residues (“Technical Platform 2”);

3.	Platform of bioactive ingredient of natural extract enhancement built with technology seeking to increase human absorption rate of naturally extracted ingredients by increasing their water solubility and utilizing drug delivery system (“Technical Platform 3”); and

4.	Natural extract formulation technology platform based on steady state technology with focus on formulation of natural anti-oxidant and functional oligosaccharide to achieve stable output, high purity and absorption rate (“Technical Platform 4”).

The four technical platforms are utilized throughout the production process of our products with applications illustrated as follows:

Technical Platform 1. Commercial scale natural ingredient extraction and separation platform:

●	Clary Sage concrete is produced by continuous countercurrent extraction, from clary sage;
●	Sclareol is produced by molecular distillation separation from clary Sage concrete;
●	Stachyose is produced by biological enzymatic hydrolysis-membrane method efficient and continuous separation from stachys affinis; and
●	Apple polyphenol is produced with high-efficiency membrane separation from apples.

Technical Platform 2. Natural extraction safety improvement and assurance platform:

●	Solvent residues are removed in the process of producing ambroxide and Sclareolides with purity in order to maintain aroma when used in fragrance products;
●	Carbendazim and other pesticide residues are removed in the process of producing apple polyphenols to parts per billion (“PPB”) level in accordance to applicable food safety regulations; and
●	Heavy metals and other metal ions are removed in producing stachyose and the ash content is as low as 0.01%, for product safety purpose, while improving product quality and flavor.

Technical Platform 3. Bioactive ingredient of natural extract enhancement

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as water solubility enhancement and drug delivery system to seek higher absorption rate by human and to yield with more active ingredients.

Technical Platform 4. Natural extract formulation technology platform

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as molecule steady state technology and anti-oxidants to seek consistent product quality and extended shelf life.

With the combination and application of the above technology platforms, we seek to produce products with high quality assurance.

In addition, based on our technology for rehabilitation of the human microbiome, cell death regulation, and anti-aging product development, we are able to provide products and services advantageous in terms of cost, safety, performance, function and other aspects for customers in the food, personal care, cosmetics and pharmaceutical industries.

The services provided to our customers include customized product development and formulation and after-sale and technical support. These services are value-added provided to our customers to enhance customer loyalty and our competitiveness in the marketplace.

Product Categories

Fragrance compounds:

●	Clary sage extract products (Sclareol, Sclareolide, Ambroxide, Clary Sage Oil, Clary Sage Concrete);

●	Lavender essential oil;

While some perfumers may still use the expensive and hard-to-find substance ambergris, which is produced in the intestines of sperm whales, the industry now increasingly uses a substance known as “ambroxide,” synthesized from the compound “sclareol” found in clary sage plant. Ambroxide is used both as a fragrance and as a “fixative” for making scents linger longer in products. Made by our proprietary microbial fermentation process and molecular distillation technology, our ambroxide products are produced with higher purity and yield than industry average. Based on product testing reports, we have determined that our ambroxide products are produced with 99.5% purity and above, while the industry average is approximately 99.0%. The yield of our ambroxide production is approximately 63%. Our management believes the industry average yield for ambroxide production to be approximately 40% to 43%.

Health supplements (natural, functional active ingredients for powder drinks):

Based on our accumulations in natural functional components separation, biological activity research, product application development, natural product supply chain and other areas, we are able to provide a host of solutions for functional food (health products, nutrients, etc.), functional personal care products (whitening, moisturizing, anti-acne, etc.), natural medicine and other needs, including formulation development, ingredients supply, and product OEM. Our products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

Bioactive food ingredients:

●	Stachyose (P60, P70, P80)

●	Milk thistle extracts (various solvent Silymarin, Silybin, Water-soluble silymarin and silybin);

●	Apple extracts (Apple polyphenol, Apple dietary fiber, Phloridzin, Phloretin)

●	Pomegranate extract products (Ellagic acid, Punicalagin,Urolithin)

Aside from macronutrients such as carbohydrates, proteins, and fatty acids, the term “bioactive food ingredients” refers to natural compounds, mainly from plant foods, with specific physiological functions. These include flavonoids, phenolic acids, organic sulfides, terpenoids and carotenoids, coenzyme Q, γ-aminobutyric acid, melatonin, and L-carnitine and other biologically active ingredients derived from animal food. These ingredients are believed to participate in the regulation of physiology and pathophysiology, such that food containing these ingredients is believed to have specific functions in addition to basic nutrition.

Our biologically active food ingredients and their main uses are as follows:

1. Apple polyphenol: widely used in high-end personal care products such as weight loss, blood lipid reduction, anti-aging beauty, whitening, anti-wrinkle and other high-end personal care products.

2. Stachyose: Stachyose is a prebiotic, which can promote the proliferation of human intestinal probiotics. It is widely used in dairy products, health drinks, personal care, health care products, ice cream, Chinese medicine, and other industries.

3. Milk thistle extract: A flavonoid derived from the plant milk thistle. It is known to have (but has not been scientifically proven to have) liver protection, anti-inflammatory, anti-tumor and blood pressure effects. It is used to seek to improve liver diseases caused by alcohol and environmental toxins.

4. Pomegranate extract: A plant-extracted polyphenol with potential effects of anti-oxidation, anti-aging, blood pressure lowering and whitening effects, and can be used in food, medicine and cosmetics.

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Our Manufacturing Process

The following chart illustrates our main manufacturing process from raw material purchase to finish products:

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Our health supplements (powder drinks) are made with naturally extracted active ingredients. For example, stachyose is a single prebiotic, which seeks to accelerate proliferation of bacillus bifidus. Used together with other prebiotic bacteria, it helps greatly in adjusting intestinal bacteria groups, relieving constipation and keeping intestines youthful and perpetually healthy. Our quality control is throughout the entire production and starts souring from the farms with superior quality. The first step is anti-degradation extraction with a special protective agent followed by continuous resin chromatographic separation and purification to produce high purity stachyose.

Our fragrance compound products are plant-based natural extracts widely used as fixatives in fragrance, detergent, health supplements and tobacco flavoring. There are three different products being produced along our proprietary manufacturing process, Sclareol, Sclareolide and Ambroxide. Our manufacturing process of clary sage products can be summarized as: i) continuous countercurrent extraction to ensure faster, more efficient and higher yield than traditional extraction methods; ii) molecular distillation to improve evaporation velocity, and liquid film distribution as well as to reduce heating time and degradation of thermo-sensitive materials; iii) biological transformation with water as media, thus no chemical or heavy metal residues; followed by catalytic reduction; and iv) supramolecular crystal reconstruction to produce our fine ambroxide for use in fragrance or detergent fixatives.

An example of our bioactive food ingredients is apple polyphenols, which are major antioxidants extracted from apples and may contribute to color, flavor, odor and oxidative stability. Therefore, apple polyphenols are widely used in various applications, including health supplements, cosmetics, and food preservation. Our proprietary manufacturing process of apple polyphenols principally involves the following steps: continuous anti-oxidant extraction, and continuous resin chromatographic separation and purification.

Intellectual Property

Patents

As a result of our collection of academic and technological expertise, as of September 20, 2020, we had 12 approved patents and 1 applying patent in China, as set forth in the following table:

No	Patent Name	Patent No./ Application No.	Authorization Date/ Application Date	Status	Period	Holder	Type
1	Method for separating sclareol	ZL 2008 1 0231943.X	July 20, 2011	Authorized	20 years	Xi’an App-Chem	Invention

2	Preparation method of applephenon	ZL 2010 1 0179259.9	October 5, 2011	Authorized	20 years	Xi’an App-Chem	Invention

3	Method for preparing osthole	ZL 2010 1 0531931.6	February 8, 2012	Authorized	20 years	Xi’an App-Chem	Invention

4	Process for separating imperatorin from osthole extract waste liquid	ZL 2010 1 0531934.X	April 11, 2012	Authorized	20 years	Xi’an App-Chem	Invention

5	Method for preparing punicalagin and ellagic acid from pomegranate rind	ZL 2010 1 0531940.5	May 23, 2012	Authorized	20 years	Xi’an App-Chem	Invention

6	Molecular distillation and purification method for conjugated linolenic acid	ZL 2010 1 0531945.8	August 15, 2012	Authorized	20 years	Xi’an App-Chem	Invention

7	Flatstem milkvetch seed solid beverage and preparation method thereof	ZL 2010 1 0531836.6	December 5, 2012	Authorized	20 years	Xi’an App-Chem	Invention

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8	Method for extraction separation of rutin of tartary buckwheat	ZL 2013 1 0645312.3	March 2, 2016	Authorized	20 years	Xi’an App-Chem	Invention

9	Method for synthesizing luteolin	ZL 2010 1 0531920.8	August 22, 2012	Authorized	20 years	Xi’an YH	Invention

10	Method for preparing baicalin	ZL 2010 1 0531839.X	September 26, 2012	Authorized	20 years	Xi’an YH	Invention

11	Synthetic method of biapenem drug intermediate 4-AA	ZL 2013 1 0632993.X	July 13, 2016	Authorized	20 years	Xi’an YH	Invention

12	Functional instant tea and preparation technology thereof	ZL 2015 1 0294685.X	January 15, 2019	Authorized	20 years	Xi’an DT	Invention

13	Formula of functional tea for regulating intestines and stomach and preparation process thereof	201510294493.9	June 2, 2015	Pending	20 years	Xi’an DT	Invention

Key Suppliers and Customers

We enjoy a broad network of raw materials suppliers and customers and distributors. Our relationships with our customers and suppliers are based on standardized terms for the supply of specific products with a specific ingredient purity, referred to as content %. Payment terms are mixture of cash on delivery and a specifically-agreed maximum days payable outstanding (“DPO”).

Below is a tabular summary of our relationships with our most important suppliers:

Supplier Name	Product Name	Use	Terms
Molbase (Shanghai) Biotechnology Co., Ltd.	Clary sage extract	Raw materials for fragrance and perfume	Procure for the Company by Molbase as the trade platform with commission fee, cash on delivery
	Stachys affinis extracts	Raw materials for stachyose, one of health supplements	Procure for the Company by Molbase as the trade platform with commission fee, cash on delivery
	Ambroxide	Raw materials for fragrance and perfume	Procure for the Company by Molbase as the trade platform with commission fee, cash on delivery
Jiaxing Molbase Information Technology Co., Ltd.	Ambroxide	Raw materials for fragrance and perfume	Procure for the Company by Molbase as the trade platform with commission fee, cash on delivery
	Neohesperidin dihydrochalcone (NHDC)	For food sweeteners	Procure for the Company by Molbase as the trade platform with commission fee, cash on delivery
	Milk thistle extracts	Raw materials for bioactive food ingredients	Procure for the Company by Molbase as the trade platform with commission fee, cash on delivery
Dali Zhengxin Species Co., Ltd.	Ambroxide	Raw materials for fragrance and perfume	Content: 95%, centralized supply in specific days payable outstanding (DPO)

The principal raw materials used for our production are various natural and plant-based extracts. Raw material purchases from suppliers which individually exceeded 10% of the Company’s total raw material purchases, accounted for approximately 49.0% (three suppliers) and 67.4% (four suppliers) of our total raw material purchases for the years ended September 30, 2019 and 2018, respectively, and accounted for approximately 73.5% (three suppliers) and 55.3% (three suppliers) of our total raw material purchases for the six months ended March 31, 2020 and 2019, respectively. Management believes that other suppliers could provide similar raw materials on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would adversely affect our business, financial position and results of operations.

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Below is a tabular summary of our relationships with our most important customers:

Customer Name	Product Name	Application	Terms
Tianjin Mingrunbaili Trade Co., Ltd.	Clary sage extract	Fragrance and perfume	Special specification product, long-term cooperation in specific days payable outstanding (DPO)
	Stachyose	Bioactive food ingredients	Special specification product, long-term cooperation in specific days payable outstanding (DPO)
Shanghai Yunsheng International Trade Co., Ltd.	Apple polyphenol	Health supplement (powder drinks)	70% content, low pesticide residue, long-term cooperation in specific days payable outstanding (DPO)
	Milk thistle extracts	Bioactive food ingredients	30% content, low solvent residue, long-term cooperation in specific days payable outstanding (DPO)
OQEMA Ltd	Ambroxide	Fragrance and perfume	99% content, long-term cooperation in specific days payable outstanding (DPO)
Symrise Private Limited	Ambroxide	Fragrance and perfume	99% content, long-term cooperation in specific days payable outstanding (DPO)

We sell our products primarily through direct distributors in the PRC and, to some extent, to overseas customers in Europe. For the year ended September 30, 2019, three customers accounted for 17.2%, 12.1% and 10.2% of the Company’s total revenue, respectively. For the year ended September 30, 2018, two customers accounted for 23.8% and 12.2% of the Company’s total revenue, respectively. For the six months ended March 31, 2020, three customers accounted for 28.6%, 16.4% and 15.9% of the Company’s total revenue, respectively. For the six months ended March 31, 2019, two customers accounted for 15.3% and 13.5% of the Company’s total revenue, respectively. Our top 10 customers aggregately accounted for 74.4% and 72.5 % of the total revenue for the years ended September 30, 2019 and 2018, respectively.

Marketing and Competition

Market Focus — Raw Materials and Ingredients and Functional Health

Our product sales are carried out by two departments – Raw Materials and Ingredients and Functional Health. Our Raw Material Ingredients Department sells natural active ingredients such as stachyose, apple polyphenol, Ambroxide, and others to customers in the functional food and personal care industries, accounting for around 70% of the company’s total sales. The Functional Health Department focuses on human micro-biome adjustment and control products, providing small and medium-sized customers in the Chinese domestic Big Health industry with one-stop solutions from product design, research and development, and procurement to OEM in digestive health, metabolic health, immune health and other fields. The Functional Health Department accounts for about 30% of the company’s overall business. Our marketing efforts are focused in two areas – the international market and the domestic Chinese market. The international market is dominated by raw materials and ingredients, while the domestic market is primarily focused on functional health.

Our raw materials and ingredients businesses are promoted through exhibitions, professional journals, academic conferences, and social platforms (social broadcasting), with academic promotion of professional knowledge and general scientific knowledge being the main methods. We are committed to promoting and maintaining our brand image in the natural ingredients industry. Our brands and slogans, such as App-Chem, App-Chem Stachyose for Healthy Digestion in China (“天美水苏糖，健康中国肠”), App-Chem Cares Life (“天然至美呵护生命至美”). are well recognized and widely praised in the industry. We have established a strong and widely known reputation in the international natural products industry, especially in the field of micro-biome health.

Our functional health business focuses on adjustment and control of the micro-biome and focuses on immune health and digestion health as the target market. The Company promotes itself through exhibition, social platforms (stachyose social broadcasting), and Internet promotions (Ning Xiang Tang Nutrition Powder, and Tianmei Jinghao Nutrition Powder). Through continuous efforts, the Company has established a sound reputation in the Great Health industry and has become a preferred supplier for several leading clients both at home and abroad.

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Leading Competitors

Our main competitors are suppliers of functional ingredients, nutrition food, and traditional Chinese medicine functional food in the Big Health industry. They are as follows:

QHT- a leading probiotics supplier in China

Quantum Hi-Tech (China) Biotechnology Co., Ltd., publicly listed in 2010, is a national hi-tech enterprise committed to micro-ecology health. As a leading enterprise in the micro-ecological health industry, Quantum Bio has brands like Oligo, and Sheng He Tang, and operates the largest production site of oligosaccharide in China. QHT focuses on the field of probiotics with products like oligosaccharide and galactooligosaccharide, which can regulate intestinal microecological balance in dual manner by stimulating beneficial bacteria and inhibiting harmful bacteria. These products have been identified by the Public Nutrition and Development Center of the Macro Economy Institution of the National Development and Reform Commission as advocacy products of nutrition and health, and emerging products with wide-ranging and promising applications. In 2013, Forbes China included QHT in its Top 200 Listed Small- and Medium-sized Asian Enterprises. QHT and its logo are a well-known trademark in China. As of March 2020, QHT’s total market value reached US $1 billion.

Chenguang Biotech (CCGB)- a leading natural ingredients supplier in China

Chenguang Biotech Group Co., Ltd., another publicly listed company, has twenty subsidiaries and is an export- and foreign-exchange-generation-oriented enterprise which integrates intensive processing of agricultural products and extract of natural plants. It mainly develops and produces natural colors, natural spice extracts and essential oils, natural nutrition and medicinal extracts, and protein oils. Among its products, the production and sales volume of natural colors is the highest in China, and that of capsanthin the highest in the world. Its chili extracts account for over 85% of total domestic output for that product. Its lutein, beet red and other varieties occupy a significant share of world production. As of March 2020, the total market value of Chenguang Biotech Group Co., Ltd. reached ¥ 4.7 billion.

Tong Ren Tang- a leading producer of traditional Chinese medicine and health products in China

Beijing Tong Ren Tang (Group) Co., Ltd., a wholly state-owned company, is authorized by the municipal government to operate state-owned assets. It was founded in 1669, with a history of 343 years. The group adheres to the development strategy of “taking modern traditional Chinese medicine as the core, developing life and health industry, and becoming an internationally renowned modern traditional Chinese medicine group”. It takes “growing, strengthening and expanding” as its policy, and takes innovation and technology as its mission. Its sales revenue, profits, export earnings and the number of overseas terminals rank first in the industry in China. Since 1997, Tong Ren Tang has maintained sustained and healthy development, with its economic indicators reaching double-digit growth for 15 consecutive years, doubling every five years. As of 2011, the group has a total asset of ¥14 billion, a sales revenue of ¥16.3 billion, a profit of ¥1.316 billion, and foreign exchange earnings of $33.92 million. It has set up 64 pharmacies and 1 overseas production and research base in 16 overseas countries and regions. Its products are sold to more than 40 overseas countries and regions.

At the same time, Tong Ren Tang’s dual function of being both an economic entity and a cultural carrier has become increasingly apparent. It has achieved fruitful results in brand maintenance and promotion, cultural innovation and inheritance. The “Tong Ren Tang traditional Chinese medicine culture” has been approved as one of the first items to be included in the List of National Intangible Cultural Heritage. It has signed a strategic cooperation framework agreement with the Confucius Institute Headquarters (Hanban) to jointly promote Tong Ren Tang traditional Chinese medicine culture and has further strengthened the overseas dissemination of Tong Ren Tang Culture by using the Confucius Institute platform. As of March 2020, Tong Ren Tang’s total market value reached ¥ 34.3 billion.

BY-HEALTH- a leading supplier of nutrients by indirect selling in China

Founded in October 1995, BY-HEALTH introduced dietary supplements into China’s indirect selling market systematically in 2002. It has since grown rapidly into a leading brand and benchmark enterprise of dietary supplements in China. In August 2010, Yao Ming, the former international basketball superstar, signed contract to become its brand ambassador. On December 15, 2010, BY-HEALTH was listed on the Growth Enterprise Market (GEM) of Shenzhen Stock Exchange.

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For more than a decade, BY-HEALTH has been adhering to differentiated global quality strategy in three steps, namely, from global raw materials procurement, to establishment of its global base for the sole purpose of supplying raw materials, and then to the establishment of a global self-owned organic farm. So far, BY-HEALTH has sources of raw materials from 23 countries and regions worldwide. It has set up 5 exclusive raw materials bases in Brazil, Australia and other places. Now, its own organic farms are under planning. BY-HEALTH will make unremitting efforts to select high-quality raw materials from all over the world, bringing together the essence of nutrition, and building a “United Nations” of nutrients that selects the best from the better. As of March 2020, the total market value of BY-HEALTH reached ¥ 27.2 billion.

Competitive Challenges and Advantages

Our competitors’ main advantages are as follows:

●	Stronger business scale and capital strength – Our main competitors are listed public companies, with relatively longer development histories, larger business scales and stronger financial strength.

●	Larger and more complete sales networks — Since our main competitors have larger business scales, their market sales networks are accordingly wider.

●	Brand recognition – Due to the advantages of being well-identified public companies, their high levels of marketing and promotion and, in some cases, inherited historical advantages, our main competitors have greater brand recognition.

Compared with our main competitors, our advantages are mainly reflected in the following two aspects:

●	More advanced technology and products – Our main competitors’ technologies are mainly traditional physical and chemical techniques such as extraction and separation. Relatively speaking, we employ more advanced bio-manufacturing technologies, which give us enormous disproportional advantage in production efficiency and cost (a cost advantage of 20% to 60% over our main competitors).

In the production of ambroxide for example, unlike our main competitors who use chemical synthesis with lengthy and complex process, typically involving 10 steps, such as oxidation, crystallization and extraction at multiple stages as well as saponification reaction, we use a bio- technique that utilizes a six-step process in a mild environment, including bio-synthesis, continuous separation, reduction, extraction, cyclization and crystallization to achieve what we believe is higher yield and efficiency than the industry average. As another example, most of our competitors produce stachyose with the traditional approach, resin separation, which is a lower yield method due to its intermittent process. Our continuous process is differentiated by our use of bio-enzyme and bio-membrane separation and purification, which we believe leads to higher yield and purity.

●	First-mover advantage – The primary market focus for our products is nutritional health and personal care adjusted and controlled by the human micro-biome. This relatively new and fast-growing product focus has been made possible by recent breakthroughs in human micro-biome technology. Unlike our main competitors, we are strongly focused on this rapidly expanding market. We believe this gives us an important first-mover advantage. We intend to use this growing market niche to achieve rapid development and growth without immediate and direct competitive pressure from larger firms. Our market network, financial strength, brand awareness, and other areas will gradually improve as the Company grows and develops. As we become as more powerful market player, we will become better positioned to compete with larger, more established companies.

Development and Expansion Strategy

The key components of our development and expansion strategy over the next two-to-three years are as follows:

Raw Material and Ingredients

Using our current projects as a foothold, we intend to expand our plants to increase productivity and enlarge our markets to ensure sustainable growth. Over the next two to three years, our raw materials and ingredients business will be centered on the Great Health market and focus on the core needs of the functional food and personal care industries. We view our current business in this area as foundation from which we can expand our plants, increase our productivity, improve our technology and equipment, optimize our supply chain, and broaden our sales channels to ensure a steady and sustainable growth. Management is committed to achieving a compound annual growth rate in this business line of no less than 30%.

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Functional Health

In our functional health business, we intend a rapid expansion focused on the development and introduction of innovative new products. Over the next two to three years, we will continue to place an intensive focus on human micro-biome health, and actively develop a series of functional food and personal care products featuring strong and fasting-acting effects on the respiratory and gastrointestinal areas of the human micro-biome. These products will be designed to take advantage of precise adjustment and regulation of the human micro-biome. The quality raw materials produced by our own natural ingredients business will provide us a significant cost advantage in these efforts.

History and Organizational Structure

We commenced our natural products and ingredients business through Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”) is a corporation formed in the People’s Republic of China in April of 2006. On April 23rd, 2006, Xi’an App-Chem received its Business License (Registration No.: 6101012116403) from the Xi’an Administration for Industry and Commerce.

On December 11, 2019, Bon Natural Life Limited was incorporated under the laws of the Cayman Islands as our offshore holding company to facilitate financing and offshore listing. Bon Natural Life Limited subsequently established a wholly-owned PRC subsidiary, Xi’an CMIT Due to PRC legal restrictions on foreign ownership in companies that conduct online sales in China, we carry out our business through Xi’an App-Chem, a domestic PRC company, equity interests in which are held by PRC citizens. Xi’an CMIT entered into a series of contractual arrangements, including a Loan Agreement, an Exclusive Service Agreement, a Shares Pledge Agreement, an Exclusive Option Agreement, and a Proxy Agreement and Power of Attorney, with Xi’an App-Chem and its shareholders, and obtained spousal consent letters by the spouses of the shareholders of Xi’an App-Chem. These shareholders are Yongwei Hu, Jing Liu, Wei Wang, Jianli Liu, Fangfang Dong, Kai Zhang, Huixia Guan, Yizhen Jia, Yanna An, and Weihua Liu, collectively holding 100% of equity interest in Xi’an App-Chem.

As a result of these contractual arrangements, we have effective control over, and are the primary beneficiary of, Xi’an App-Chem. Xi’an App-Chem is therefore our consolidated variable interest entity, or consolidated VIE, which generally refers to an entity in which we do not have any equity interests but whose financial results are consolidated into our consolidated financial statements in accordance with U.S. GAAP because we have effective financial control over, and are the primary beneficiary of, that entity. We treat Xi’an App-Chem and its subsidiaries as our consolidated affiliated entities under U.S. GAAP and have consolidated their financial results in our consolidated financial statements in accordance with U.S. GAAP. However, those contractual arrangements may not be as effective in providing operational control as direct ownership. See “Risk Factors—Risks Related to Our Corporate Structure” and “Risk Factors—Risks Related to Doing Business in China.”

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The following diagram illustrates our corporate structure, including our subsidiary, the VIE, and the VIE’s subsidiaries, as of the date of this prospectus:

Note: Shareholders of Xi’an App-Chem are Yongwei Hu, Jin Liu, Wei Wang, Jianli Liu, Fangfang Dong, Kai Zhang, Huixia Guan, Yizhen Jia, Yanna An, Weihua.

The following is a summary of the currently effective contractual arrangements by and among Xi’an CMIT, our wholly-owned subsidiary, Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), our consolidated affiliated entity, and the shareholders of Xi’an App-Chem.

Agreements that provide us effective control over Xi’an App-Chem

Proxy Agreement and Power of Attorney

On May 28, 2020, Xi’an App-Chem and the shareholders of Xi’an App-Chem entered into a proxy agreement and power of attorney with Xi’an CMIT. Pursuant to the proxy agreement, each of the shareholders of Xi’an App-Chem irrevocably appointed Xi’an CMIT, as their attorney-in-fact to exercise all shareholder rights, including but not limited to: (i) calling for and attending shareholders meetings as the proxy of the shareholders; (ii) executing and delivering any and all written resolutions in the name and on behalf of the shareholders; (iii) voting by himself/herself or by proxy on any matters discussed on shareholders’ meetings, including without limitation, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of Xi’an App-Chem; (iv) selling, transferring, pledging or disposing of any or all of the shares in the Xi’an App-Chem; (v) nominating, appointing or removing the directors of the Xi’an App-Chem when necessary; and (vi) exercising other rights granted to the shareholders by the articles of association of Xi’an App-Chem. Xi’an CMIT has the right to execute documents in connection with and perform other obligations under the shares pledge agreement and exclusive option agreement. Any conduct of Xi’an CMIT in connection with Xi’an App-Chem will be deemed as the conduct of the shareholders of Xi’an App-Chem. Any documents executed by Xi’an CMIT in connection with Xi’an App-Chem will be deemed to be executed by the shareholders of Xi’an App-Chem. Each of the shareholders of Xi’an App-Chem agreed to acknowledge, accept, and approve such conduct of or execution by Xi’an CMIT. The proxy agreement and power of attorney shall remain effective as long as the Xi’an App-Chem. Xi’an CMIT has the right to appoint, at its sole discretion, a substitute or substitutes to perform any or all of its rights of the Attorney-in-Fact under the proxy agreement, and to revoke the appointment of such substitute or substitutes. If and only if Xi’an CMIT sends a written notice to the shareholders of Xi’an App-Chem to replace its designated person, the shareholders of Xi’an App-Chem shall promptly appoint the replaced designated person as their new attorney-in-fact under their power of attorney. Otherwise, the authorization and appointment by the shareholders of Xi’an App-Chem’s shall not be revoked.

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Shares Pledge Agreement

On May 28, 2020, Xi’an CMIT, Xi’an App-Chem and the shareholders of Xi’an App-Chem entered into a shares pledge agreement, as amended and supplemented on June 10, 2020. Pursuant to the shares pledge agreement, except Yongwei Hu pledged his 17,075,008 shares in Xi’an App-Chem, each of other shareholders of Xi’an App-Chem pledged all of their shares in Xi’an App-Chem to guarantee their and Xi’an App-Chem’s performance of their obligations under the contractual arrangements, including the exclusive services agreement, the exclusive option agreement, and the loan agreement. If Xi’an App-Chem or its shareholders breach their contractual obligations under these agreements, Xi’an CMIT, as pledgee, will have the right to dispose of the pledged shares in Xi’an App-Chem and priority in receiving the proceeds from such disposal. The shareholders of Xi’an App-Chem also agreed that, during the term of the shares pledge agreement, they will not dispose of the pledged shares or create or allow any encumbrance on the pledged shares. During the term of the shares pledge agreement, Xi’an CMIT has the right to receive all of the dividends and profits distributed on the pledged shares. The share pledges become effective when the pledged shares contemplated in the shares pledge agreement are registered with the relevant administration for industry and commerce in accordance with the PRC Property Rights Law. The Pledge shall be continuously valid and the term of the Pledge ends at the earliest of the following three dates: (i) the date on which the unpaid secured obligation has been fully settled or otherwise repaid; (ii) the date on which the Pledgee exercises the Pledge in accordance with the terms and conditions of this Agreement to fully realize its rights to the secured obligation and the Pledged Shares; or (iii) the date on which the Pledgors have transferred all of its shares to a third party (natural or legal person) and no longer holds the Company’s shares in accordance with the Exclusive Option Agreement.

Loan Agreement

On May 28, 2020, Xi’an Cell and Molecule and the shareholders of Xi’an App-Chem entered into a loan agreement. Pursuant to the loan agreement, Xi’an CMIT will provide an interest-free loan in the amount of RMB70,000,000 to the shareholders of Xi’an App-Chem in the aggregate. The term of the Loan shall be 10 years from the date of this Agreement, which may be extended upon the mutual written consent of the Parties. The shareholders of Xi’an App-Chem agree and warrant to use the loan to increase the registered capital of Xi’an App-Chem. The loan agreement shall take effect as the date of the signing of the loan agreement. The loan agreement shall remain effective as long as the loan exists.

Exclusive Option Agreement

On May 28, 2020, Xi’an CMIT, Xi’an App-Chem and the shareholders of Xi’an App-Chem entered into an exclusive option agreement. Pursuant to the exclusive option agreement, each of the shareholders of Xi’an App-Chem irrevocably granted Xi’an CMIT an exclusive option to purchase, or have its designated entity or person to purchase, at its discretion, to the extent permitted under PRC laws, all or part of the shareholders’ shares in Xi’an App-Chem. The purchase price shall be equal to the loan provided by the Xi’an CMIT to the shareholders under the Loan Agreement. In addition, Xi’an App-Chem granted Xi’an CMIT an exclusive option to purchase, or have its designated entity or person, to purchase, at its discretion, to the extent permitted under PRC laws, all or part of Xi’an App-Chem’s assets. The purchase price also shall be equal to the loan provided by the Xi’an CMIT to the shareholders under the Loan Agreement. Without the prior written consent of Xi’an CMIT, the shareholders of Xi’an App-Chem may not increase or decrease the registered capital, dispose of its material assets, terminate any material contract or enter into any contract that is in conflict with its material contracts, appoint or remove any management members, distribute dividends to the shareholders, amend its articles of association or provide any loans to any third parties, and shall guarantee the continuance of Xi’an App-Chem. The exclusive option agreement shall be valid for ten (10) years, and may automatically be extended for another ten (10) years when expires. The exclusive option agreement may be extended for unlimited times.

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Agreement that allows us to receive economic benefits from Xi’an App-Chem

Exclusive Services Agreement

On May 28, 2020, Xi’an CMIT and Xi’an App-Chem have executed an exclusive service agreement. Under the exclusive service agreement, Xi’an CMIT has the exclusive right to provide Xi’an App-Chem with the technical and business support services required by Xi’an App-Chem’s business. Xi’an CMIT owns the exclusive intellectual property rights created as a result of the performance of this agreement. Xi’an App-Chem agrees to pay Xi’an CMIT an annual service fee. The annual service fee is calculated based on the revenue of Xi’an App-Chem and the corresponding operating cost and sales, management and other costs and expenses, and may be charged in the form of: (i) a percentage of the revenue of Xi’an App-Chem; (ii) a fixed license fee for certain software; and/or; (iii) other method determined from time to time by Xi’an CMIT according to the nature of services provided. The term of the exclusive service agreement is ten (10) years and shall be automatically extended for successive ten (10) years. Xi’an CMIT may terminate this Agreement, at its sole discretion, at any time with a written notice to Xi’an App-Chem given thirty (30) days in advance. Xi’an App-Chem has no right to terminate the exclusive service agreement.

Spousal Consents

On May 28, 2020, each of the spouses of the shareholders of Xi’an App-Chem signed a spousal consent letter. Under the spousal consent letters, each signing spouse unconditionally and irrevocably agreed that the spouse is aware of the abovementioned loan agreement, an exclusive service agreement, a shares pledge agreement, an exclusive option agreement, and a proxy agreement and power of attorney, and has read and understood the contractual arrangements. Each signing spouse committed not to impose any adverse assertions upon the validity and existence of such contractual arrangement based on the existence or termination of the marital relationship with the relevant shareholder of Xi’an App-Chem, or exert any impediment or adverse influence over the performance of any contractual arrangement by the shareholder of Xi’an App-Chem.

In the opinion of Chamzon Law Firm, our PRC legal counsel:

●	the ownership structures of Xi’an App-Chem and Xi’an CMIT, both currently and immediately after giving effect to this offering, will not result in any violation of PRC laws or regulations currently in effect; and

●	the contractual arrangements among Xi’an CMIT, Xi’an App-Chem and its shareholders governed by PRC laws both currently and immediately after giving effect to this offering are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to or otherwise different from the above opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC government restrictions on foreign investment in our businesses, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors—Risks Related to Our Corporate Structure. —If the PRC government finds that the agreements that establish the structure for conducting certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us.”

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Xi’an App-Chem’s Operating Subsidiaries

The table below provides a summary of Xi’an App-Chem’s operating subsidiaries (“Bon Operating Companies”) and their primary business functions:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Bon Natural Life	December 11, 2019	Cayman Islands	Parent, 100%	Investment holding

Tea Essence	January 9, 2020	Hong Kong	100%	Investment holding

Xi’an CMIT	April 9, 2020	Xi.an City, PRC	100%	WOFE, Investment holding
VIE of the Company:
Xi’an App- Chem Bio (Tech)	April 23, 2006	Xi’an City, PRC	VIE	General administration and sales of the Company’s products to customers
Bon Operating Companies (owned by VIE)
App-Chem Health	April 17, 2006	Tongchuan City, PRC	100% owned by VIE	Product manufacturing
App-Chem Ag-tech	April 19, 2013	Dali County, PRC	100% owned by VIE	Registered owner of land with an area of 12,904 square meters , no other business activities
Xi’an YH	September 15, 2009	Xi.an City, PRC	100% owned by VIE	Research and development of product
Balikun	December 16, 2016	Balikun City, PRC	100% owned by VIE	No active business operation
App-Chem Guangzhou	April 27, 2018	Guangzhou City, PRC	100% owned by VIE	Raw material purchase
Tongchuan DT	May 22, 2017	Tongchuan City, PRC	100% owned by VIE	Product manufacturing
Xi’an DT	April 24, 2015	Xi’an City, PRC	75% owned by VIE	Research and development of product
Tianjin YHX	September 16, 2019	Tianjin City, PRC	51% owned by VIE	Raw material purchase
Gansu BMK	March 11, 2020	Jiuquan City, PRC	100% owned by VIE	Raw material purchase

Property, Plants, and Equipment

Our current property and equipment consist of buildings, machinery, vehicles, and construction in progress with a total net book value of $9,858,497 as of March 31, 2020. Xi’an App-Chem has three facilities, one of which is in operation, one of which is under construction, and third site in the acquisition and planning stage:

Weinan Raw Materials and Ingredients Production Site

This site, located in Xuzhuang Industrial Park, Dali County, Weinan, Shaanxi, occupies an area of 30 mu, or approximately 5 acres (1 mu=0.165 acre) and a building area of 11,000 m2, or 118,403 square feet. It is rented by the Company at RMB 23,500 or $3,417 per month. It is equipped with a plant extract workshop (which has 4 sets of extraction equipment consisting of 6 m3 or 212 cubic feet multifunctional extraction tanks, 3 sets of concentration equipment, 14 sets of separation equipment and 23 sets of storage and transport equipment), a refining, drying, and packing workshop (2 sets of spray and drying towers, 6 sets of drying equipment, 2 sets of crushing equipment and over 20 other related equipment), a spices refinement workshop (70 sets of various production equipment with volume from 2000L to 5000L, 1 set of molecular distillation equipment, 1 set of water treatment equipment, 1 set of ash treatment equipment and 15 sets of refrigeration and pressure equipment). This facility mainly manufactures products in our clary sage series, apple polyphenols series, and stachyose products.

Tongchuan Functional Health Business Production Site

This site, located at the intersection of Datang Third Road and Changhong South Road, Southern Industrial Park, New Downtown District, Tongchuan, Shaanxi, covers an area of 24.8 mu or approximately 4.1 acres (1 mu=0.165 acre) and a construction area of 13,500 m2 or approximately 145,313 square feet. It is under construction and planned to establish 3 disinfection production lines, 2 production lines of powder drinks and pressed candies, 3 paste production lines, 2 production lines of special diets and 1 research and development center, quality inspection center, product exhibition center and a comprehensive office area. After completion, the value of this new plant’s total output is expected to reach up $150 million per year. The project is expected to be completed in June of 2021. As of the date of this report, the bulk of the required investment in this project ($11.3 million out of $13.6 million total cost) has been made. Management expects the remaining required expenditures to be funded through the Company’s operational cash flow. The Company has obtained a long-term land use certificate for this site. No additional expenditures or other conditions are required to maintain the sustainable land use right.

Yumen Raw Materials and Ingredients Production Site

We have been in the process of establishing the Yumen Raw Materials and Ingredients Production Site in Yumen, Gansu since April of 2020. This plant will cover an area of 50 mu or approximately 8 acres (1 mu=0.165 acre) at an investment of $2.85 million. It is currently in the “bidding, auction and listing” stage of land use right purchasing, and the timing of the completion of the purchase and subsequent development schedule is still uncertain at this point. The company expects to acquire the long-term land use right for this site at a cost of $250,000. The company is planning to staff approximately 35 employees, including 26 in production, 3 in quality control, 2 in R&D, 2 in finance, and 2 in office and administrative departments.

Employees

As of June 16, 2020, we had a total of 81 full time employees, of which 43 are in production, 4 are in quality control, 11 are in R&D, 12 are in sales and marketing, 6 are in finance and accounting, and 5 are in office and administration. We do not have any part time employees.

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REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China and the European Union or our shareholders’ rights to receive dividends and other distributions from us.

Regulations Relating to Foreign Investment

Industry Catalogue Relating to Foreign Investment.

Investment activities in China by foreign investors were principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and amended from time to time by the Ministry of Commerce, or MOFCOM, and the National Development and Reform Commission. The most updated Catalog was promulgated on June 28, 2017, and became effective on July 28, 2017, and contains specific provisions governing market access of foreign capital and stipulates in details the areas of entry on the categories of encouraged industries for foreign investment, restricted industries for foreign investment and prohibited industries for foreign investment. The Special Management Measures for the Market Entry of Foreign Investment (Negative List) (2019), or the Negative List 2019, and the Catalog of Encouraged Industries for Foreign Investment (2019 Edition) were promulgated on June 30, 2019, and became effective July 30, 2019, which replaced the Catalog. According to the current regulation, any industry not listed in the Negative List 2019 is a permitted industry and is generally open to foreign investment unless specifically prohibited or restricted by PRC laws and regulations.

We are engaged in online sales. According to the Negative List 2019, the foreign investment in value-added telecommunications services provider shall not exceed 50% (excluding e-commerce, domestic multi-party telecommunication, storage, and forwarding business, and call center). Therefore, we provide online product sales through our consolidated VIE in China.

Foreign investment law

On March 15, 2019, the National People’s Congress, or the NPC, promulgated the PRC Foreign Investment Law of the PRC, or the Foreign Investment Law, which became effective on January 1, 2020, and replaced the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The organization form, organization, and activities of foreign-invested enterprises shall be governed, among others, by the PRC Company Law and the PRC Partnership Enterprise Law. Foreign-invested enterprises established in accordance with the Sino-foreign Equity Joint Venture Enterprise Law , the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law before the implementation of the Foreign Investment Law may retain the original business organization and so on within five years after the implementation of the Foreign Investment Law. The Foreign Investment Law provides that that foreign investment refers to investment activities directly or indirectly conducted within China by foreign natural persons, enterprises or other entities (the “foreign investors”), which include the following forms: (a) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within PRC; (b) a foreign investor acquires stock shares, equity shares, property portions, or other like rights and interests of an enterprise within PRC; (c) a foreign investor, individually or collectively with other investors, invests in a new project within the PRC; and (d) other forms of investments under laws, administrative regulations, or provisions prescribed by the State Council of the PRC. It does not mention the relevant concept and regulatory regime of VIE structures and uncertainties still exist in relation to its interpretation and implementation.

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On December 26, 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law of the PRC, or the FIE Implementing Regulations, which became effective on January 1, 2020. The FIE Implementing Regulations strictly implements the legislative principles and purpose of the Foreign Investment Law, it emphasizes on promoting and protecting the foreign investment and refines the specific measures. On the same day, the Supreme People’s Court issued the Interpretation on the Application of the Foreign Investment Law of the PRC, which also came into effect on January 1, 2020 and provides for interpretations on the application of laws in cases of investment contracts disputes between equal parties. This interpretation shall apply to any contractual dispute arising from the acquisition of the relevant rights and interests by a foreign investor by way of gift, division of property, the merger of enterprises, division of enterprises, etc.

According to the FIE Implementing Regulations, the registration of foreign-invested enterprises shall be handled by the State Administration for Market Regulation, or the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with laws, the relevant competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations, and the competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, reviewing steps and deadlines, etc. However, the relevant competent government departments shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the negative list without satisfying the relevant requirements. If a foreign investor invests in a prohibited field or industry as specified in the negative list, the relevant competent government department shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administrative measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government department shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

According to the Foreign Investment Law and the FIE Implementing Regulations, Xi’an CMIT has registered with the High-tech Branch of Xi’an Administration Industrial and Commercial Bureau. As the industry engaged by Xi’an CMIT is not listed in the Negative List 2019, it does not need to obtain any license from other relevant competent government departments.

Regulations Relating to Value-Added Telecommunications Services

Foreign investment in value-added telecommunications

Foreign direct investment in telecommunications companies in China is regulated by the Administrative Provisions on Foreign-Invested Telecommunications Enterprises, or the FITE Regulation, which was issued by the State Council on December 11, 2001, most recently amended on February 6, 2016. The FITE Regulation stipulates that a foreign-invested telecommunications enterprise in the PRC, or the FITE, must be established as a sino-foreign equity joint venture for operations in the PRC. Under the FITE Regulation and in accordance with WTO-related agreements, the foreign party investing in a FITE engaging in value-added telecommunications services may hold up to 50% of the ultimate equity interests of the FITE. In addition, the major foreign party as the shareholder of the FITE must satisfy a number of stringent performance and operational experience requirements, including demonstrating a good track record and experience in operating a value-added telecommunications business. The FITE that meets these requirements must obtain approvals from the Ministry of Industry and Information Technology, or the MIIT, and MOFCOM or their authorized local counterparts, which retain considerable discretion in granting approvals. Furthermore, the foreign party investing in the e-commerce business, as a type of value-added telecommunications services, has been allowed to hold up to 100% of the equity interests of the FITE based on the Circular of the Ministry of Industry and Information Technology on Removing the Restrictions on Shareholding Held by Foreign Investors in Online Data Processing and Transaction Processing (Operating E-commerce) Business issued on June 19, 2015, and the current effective Catalogue of Telecommunications Services, or the Telecom Catalog.

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On July 13, 2006, the Ministry of Information Industry of the PRC, or the MII (which is the predecessor of the MIIT) promulgated the Notice of the Ministry of Information Industry on Strengthening the Administration of Foreign Investment in Value-added Telecommunications Business, or the MII Notice, which reiterates certain requirements of the FITE Regulations and strengthens the administration by the MII. Under the MII Notice, if a foreign investor intends to invest in PRC value-added telecommunications business, the foreign investor must establish a FITE and apply for the relevant license for value-added telecommunications services, or the VATS License. In addition, a domestic company that holds a license for the provision of value-added telecommunications services is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors to conduct value-added telecommunications businesses illegally in China. Trademarks and domain names that are used in the provision of value-added telecommunications services must be owned by the license holder or its shareholders. The MII Notice also requires that each VATS License holder have appropriate facilities for its approved business operations and maintain such facilities in the business regions covered by its license. The VATS License holder shall perfect relevant measures for safeguarding the network and information, establish relevant administrative policies on information safety, set up the procedures for handling network emergencies and information safety and implement the liabilities system for information safety.

Telecommunications regulations

The Telecommunications Regulations of the PRC, or the Telecom Regulations, promulgated on September 25, 2000, and most recently amended on February 6, 2016, are the primary PRC laws governing telecommunications services, which set out the general framework for the provision of telecommunications services by domestic PRC companies. The Telecom Regulations require that telecommunications service providers shall obtain licenses prior to commencing operations. The Telecom Regulations distinguish basic telecommunications services and value-added telecommunications services. The Telecom Catalog, promulgated by MII on February 21, 2003, and amended by the MIIT on December 28, 2015, and June 6, 2019, and issued as an attachment to the Telecom Regulations, identifies internet information services and online data processing and transaction processing as value-added telecommunications services.

On July 3, 2017, the MIIT issued the revised Administrative Measures for the Licensing of Telecommunications Business, or the Telecom License Measures, which became effective on September 1, 2017, to supplement the Telecom Regulations. The Telecom License Measures require that an operator of value-added telecommunications services obtain a VATS License from the MIIT or its provincial-level counterparts. The term of a VATS License is five years and the license holder is subject to the annual inspection.

Internet information services

On September 25, 2000, the State Council promulgated the Measures for the Administration of Internet Information Services, or the ICP Measures, as amended on January 8, 2011. Under the ICP Measures, the internet information service is categorized into commercial internet information services and non-commercial internet services. The operators of non-commercial internet information services must file-record with relevant governmental authorities. However, the operators of commercial internet information services in China must obtain an ICP License, from the relevant governmental authorities. And the provision of particular information services, such as news, publishing, education, healthcare, medicine, and medical device must also comply with relevant laws and regulations and obtain approval from competent governmental authorities.

Internet information service providers are required to monitor their websites. They may not post or disseminate any content that falls within prohibited categories provided by laws or administrative regulations and must stop providing any such content on their websites. The PRC government may order ICP License holders that violate the content restrictions to correct those violations and revoke their ICP Licenses under serious conditions.

The MIIT released the Circular on Regulating the Use of Domain Names in Internet Information Services on November 27, 2017, effective from January 1, 2018, which provides that the domain names used by the internet information service provider in providing internet information services shall be registered and owned by such internet information service provider, and if the internet information service provider is a legal entity, the domain name registration shall be the legal entity (or any of its shareholders), or its principal or senior manager.

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Regulations Relating to Online Trading and E-Commerce

On January 26, 2014, the State Administration for Industry and Commerce, or the SAIC (which is the predecessor of the SAMR) promulgated the Administrative Measures for Online Trading, or the Online Trading Measures, which became effective on March 15, 2014, to regulate all operating activities for product sales and services provided via the internet (including mobile internet). It stipulates the obligations of online product operators and services providers and certain special requirements applicable to third-party platform operators. Furthermore, MOFCOM promulgated the Provisions on the Procedures for Formulating Transaction Rules of Third-Party Online Retail Platforms (Trial) on December 24, 2014, which became effective on April 1, 2015, to guide and regulate the formulation, revision and enforcement of transaction rules by online retail third-party platforms operators. These rules impose more stringent requirements and obligations on third-party platform operators. For example, third-party platform operators are obligated to make their transaction rules publicly available and file them with MOFCOM or their respective provincial counterparts, examine and register the legal status of each third-party merchant selling products or services on their platforms and display on a prominent location of the merchant’s webpage the information stated in the merchant’s business license or a link to its business license. Where third-party platform operators also conduct self-operation of products or services on the platform, these third-party platform operators must make a clear distinction between their online direct sales and sales of products by third-party merchants on their third-party platforms to avoid misleading the consumers.

On August 31, 2018, the Standing Committee of NPC promulgated the E-Commerce Law of the PRC, or the E-Commerce Law, which became effective on January 1, 2019. The promulgation of the E-Commerce Law established the basic legal framework for the development of China’s e-commerce business and clarified the obligations of the operators of e-commerce platforms and the possible legal consequences if operators of e-commerce platforms are found to violate legal obligations. For example, according to the E-Commerce Law, an operator of an e-commerce platform shall give appropriate reminders to and facilitate the business operators on its platform who have not completed the formalities for the registration of market entities to complete such formalities. Also, an operator of an e-commerce platform is legally obligated to verify and register the information of the business operators on its platform, prepare emergency plans in response to possible cyber security incidents, keep the transaction information for no less than three years from the date on which the transaction has been completed, establish rules on the protection of intellectual property rights and conform to the principle of openness, fairness, and justice. Violation of the provisions of the E-Commerce Law may result in being ordered to make corrections within a prescribed period, confiscation of illegally obtained gains, fines, suspension of business, the inclusion of such violations in the credit records and possible civil liabilities.

Regulations Relating to Land Use Right and Construction

Pursuant to the PRC Land Administration Law promulgated in June 1986 with the latest amendment in August 2019 (effective as of January 2020) and the PRC Property Law, any entity that needs land for construction must obtain land use right and must register with local counterparts of Ministry of Natural Resources. Land use right is established at the time of registration.

According to the Measures for the Administration of Grant and Transfer of Right to Use Urban State-owned Land promulgated by the Ministry of Construction in December 1992 with the latest amendment in 2011, and the PRC Law on Urban and Rural Planning promulgated by the Standing Committee of the National People’s Congress in October 2007 and became effective in January 2008 with the latest amendment in April 2019, the Measures for Administration of Granting Permission for Commencement of Construction Works promulgated by the Ministry of Housing and Urban-Rural Development of the PRC (MOHURD) in June 2014 with the latest amendment in September 2018, and the Administrative Measures on the Filings of Inspection Upon Completion of Construction of Buildings and Municipal Infrastructure promulgated by the MOHURD in October 2009, after obtaining land use right, the owner of land use right must obtain construction land planning permit, construction works planning permit from the relevant municipal planning authority, and a construction permit from relevant construction authority in order to commence construction. After a building is completed, an examination of completion by the relevant governmental authorities and experts must be organized.

Regulations on Production and Sale of Food Products

Before 2018, the China Food and Drug Administration, or the CFDA, had the regulatory authority to oversee, administer, and enforce all laws, regulations, and rules concerning the food industry business operations in China. After the institutions reformed, the CFDA has been abolished, and relevant regulatory authority has been taken over by the SAMR under the State Council.

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The food industry is subject to extensive regulations in China. The PRC laws and regulations governing the food industry primarily consist of the PRC Food Safety Law (2009), as last amended in 2018; the Implementation Regulation for the Food Safety Law of PRC (2009), as amended in 2019, or the Food Safety Regulation; the Administrative Measures for Food Production Licensing (2020), or the Food Production Licensing Rule; and the Administrative Measures for Food Business Licensing (2015), as amended in 2017, or the Food Business Licensing Rule. Under the PRC Food Safety Law and the Food Safety Regulation, food product manufacturers and business operators shall obtain the required food production permits; food producers and business operators are subject to regular quality inspection and supervision by the local governmental agencies and their product permits may be revoked if they no longer meet the standards and requirements for food production and operation; food-producing enterprises shall establish and implement food safety management systems, such as ingredient inspection and acceptance, production process safety management, storage management, equipment management, and substandard product management systems; and packaging of pre-packed food shall bear a label which states manufacturing permit serial number; among other things. The State Council implements a licensing system for food product manufacture and distribution. According to the Food Production Licensing Rule, a food production license must be obtained prior to engaging in food production activities in the PRC. The Food Business Licensing Rule requires food business operators to obtain a food business license for each business entity engaging in food business operations. We have obtained the required Food Production Licenses and Food Business Licenses, as set forth in the table below:

No	License Type	License No.	License Date	Expiry Date	Holder
1	Food Production License	SC12361052300601	April 4, 2019	June 11, 2021	Xi’an App-Chem

2	Food Business License	JY16101130096276	November 10, 2017	November 9, 2022	Xi’an App-Chem

3	Food Production License	SC10661020100062	September 2, 2019	November 27,2022	Tongchuan DT

In addition to PRC laws and regulations, we strictly follow applicable safety regulations in all markets to which we sell our products. Through our VIE, Xi’an App-Chem, we have obtained REACH certification for our ambroxide in the European Union, and Generally Recognized as Safe List (“GRAS”) certification from the FDA for our clary sage. We have obtained kosher and halal certifications for certain of our products as well.

“GRAS" is an acronym for the phrase Generally Recognized As Safe. Under sections 201(s) and 409 of the U.S. Federal Food, Drug, and Cosmetic Act (the “Act”), any substance that is intentionally added to food is a food additive, that is subject to premarket review and approval by FDA, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use, or unless the use of the substance is otherwise excepted from the definition of a food additive. General recognition of safety under for a substance under U.S. law may be achieved under either of two methods:

●	Under sections 201(s) and 409 of the Act, and FDA's implementing regulations in 21 CFR 170.3 and 21 CFR 170.30, the use of a food substance may be GRAS either through scientific procedures or, for a substance used in food before 1958, through experience based on common use in food Under 21 CFR 170.30(b), general recognition of safety through scientific procedures requires the same quantity and quality of scientific evidence as is required to obtain approval of the substance as a food additive. General recognition of safety through scientific procedures is based upon the application of generally available and accepted scientific data, information, or methods, which ordinarily are published, as well as the application of scientific principles, and may be corroborated by the application of unpublished scientific data, information, or methods.

●	Under 21 CFR 170.30(c) and 170.3(f), general recognition of safety through experience based on common use in foods requires a substantial history of consumption for food use by a significant number of consumers.

Under 21 CFR 182.20, clary sage has been generally recognized as safe for its intended use.

REACH stands for “Registration, Evaluation, Authorization and Restriction of Chemicals”. REACH is the EU’s regulation on preventive management of all chemicals entering its market. The regulation was issued on June 1, 2007, and implemented on June 1, 2008. According to the EU REACH regulations, companies need to submit a registration to the European Chemicals Agency (ECHA) for chemical substances (substances, substances in mixtures or substances intentionally released in articles) whose annual output or import volume exceeds 1 ton in the EU in order to continue to manufacture, import or sell the chemical within the EU. Xi’an App-Chem, sells two non-food products – sclareol glycol and ambroxide – in the EU. Both of these products have EU REACH certification, which satisfies the EU safety regulations for export and allows them to be sold in compliance with the EU market rules.

We rely upon published and unpublished safety information including clinical studies on ingredients used in our products. These studies include the following:

●	“Safety and toxicity of silymarin, the major constituent of milk thistle extract: An updated review” published by [______] indicating that Silymarin is safe in humans at therapeutic doses and is well tolerated even at a high dose of 700 mg three times a day for 24 weeks. Some gastrointestinal discomforts occurred like nausea and diarrhea.

●	The toxicology and safety of apple polyphenol extract” published by [_______] testing a type of apply polyphenol and finding that “ a 90-day subchronic-toxicity test showed no significant hematological, clinical, chemical, histopathological, or urinary effects at a dose of 2000 mg/kg. These results confirme that Applephenon® is safe and no toxic at average dietary level.”

●	“Public Announcement Regarding Haematococcus Pluvialis and Other New Resource Food” [Evaluation Division of Food Safety Standard and Inspection,” No. 17 issued on October 29, 2010] published by [__________] indicating that Stachyose is a safe ordinary food.

Regulation on Product Liability

The PRC laws and regulations governing the product liability primarily consist of the PRC Product Quality Law (1994), as lately amended in 2018; the PRC General Provisions of the Civil Law, effective from October 1, 2017; the PRC Law on the Protection of the Rights and Interests of Consumers (1993), as lately amended in 2013, or the Consumers Protection Law; the PRC Tort Law, which became effective from July 1, 2010.

Under the PRC Product Quality Law, producers and vendors of defective products may incur liability for losses and injuries caused by such products. There are three circumstances under which producers or vendors can have immunity from the defective product liability: 1) the defective products are never put into the market; 2) the products defect which caused the damages did not exist when the products were put into the market; 3) the exam techniques and skills were not able to find out the defects when the products were put into the market. So far, our product quality is in conformity with the national requirements and we have passed the regulatory agency’s examination and also successfully obtained the certificates of GB/T 199001-2016/ISO 9001:2015, GB/T 22000-2006/ISO 22000:2005, ISO 9001:2008/GB/T 19001-2008 system.

Under the PRC General Provisions of the Civil Law, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability. The Consumers Protection Law was enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products.

Under the PRC Tort law, a customer who suffers injury from a defective product can claim damages from either the manufacturer or vendor of the defective product. And, where personal injury is caused by tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Tort Law.

Regulations Relating to Environmental Protection

Pursuant to the PRC Law on Environment Impact Assessment promulgated in 2002, most recently amended in 2018, and the Administrative Regulations on the Environmental Protection of Construction Projects promulgated in 1998, most recently amended in 2017, each construction project is required to undergo an environmental impact assessment, and an environmental impact assessment report must be submitted to the relevant governmental authorities for approval before the commencement of construction. In the event that there is a material change in respect of the construction site, scale, nature, the production techniques employed, or the measures adopted for preventing pollution and preventing ecological damage of a given project, a new environmental impact assessment report must be submitted for approval. Moreover, in accordance with the Administrative Regulations on the Environmental Protection Completion Acceptance of Construction Projects promulgated in 2001, after the completion of a construction project, the construction entity is required to obtain a complete acceptance of environmental protection for the project from the competent department of environmental protection. Failure to comply with the above-mentioned regulations may subject an enterprise to fines, suspension of the construction, and other administrative liabilities and even criminal liabilities under severe circumstances.

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Regulations Relating to Intellectual Property Rights

The PRC government has adopted comprehensive legislation governing intellectual property rights, including copyrights, patents, trademarks, and domain names.

Copyright. Copyright in China, including copyrighted software, is principally protected under the PRC Copyright Law and its implementation rules. Under the PRC Copyright Law, the term of protection for copyrighted software of legal persons is 50 years and ends on December 31 of the 50th year from the date of first publishing of the software.

Patent. The PRC Patent Law provides for patentable inventions, utility models, and designs, which must meet three conditions: novelty, inventiveness, and practical applicability. The State Intellectual Property Office under the State Council is responsible for examining and approving patent applications. The protection period of a patent right is 10 years for utility models and designs and 20 years for inventions from the date of application.

Trademark. The PRC Trademark Law and its implementation rules protect registered trademarks. The PRC Trademark Office of State Administration of Industry and Commerce is responsible for the registration and administration of trademarks throughout China. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where registration is sought for a trademark that is identical or similar to another trademark that has already registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registration is effective for a ten-year period from the date of approval of the trademark application unless otherwise revoked, which may be renewed for another ten years provided relevant application procedures have been completed within twelve months before the end of the validity period.

Domain Name. Domain names are protected under the Administrative Measures on the Internet Domain Names promulgated by the MIIT. The MITT is the major regulatory body responsible for the administration of the PRC internet domain names, under supervision of which the China Internet Network Information Center is responsible for the daily administration of “.cn” domain names and the Chinese domain names. Domain name registration is handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration. We have registered http://en.appchem.cn, http://www.bnlus.com and other domain names.

Regulations Relating to Employment

Pursuant to the PRC Labor Law, promulgated by the Standing Committee of NPC in July 1994 and most recently amended in December 2018, and the PRC Labor Contract Law, promulgated by the Standing Committee of NPC in June 2007 and amended in December 2012, employers must execute written labor contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must comply with local minimum wage standards. Violation of the PRC Labor Law and the PRC Labor Contract Law may result in the imposition of fines and other administrative and criminal liability in the case of a serious violation.

In December 2012, the PRC Labor Contract Law was amended to impose more stringent requirements on the use of employees of temp agencies, who are known in China as “dispatched workers”. Dispatched workers are entitled to equal pay with full-time employees for equal work. Employers are only allowed to use dispatched workers for temporary, auxiliary, or substitutive positions, and the number of dispatched workers may not exceed 10% of the total number of employees. As of the date hereof, our consolidated VIE and its subsidiaries did not use dispatched workers.

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Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the PRC Social Insurance Law (amended in 2018), an employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% of the unpaid amount per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund employers must not suspend or reduce the payment of housing provident funds for their employees. Under the circumstances where financial difficulties indeed exist due to which an employer is unable to pay or pay up housing provident funds, the permission of the labor union of the employer and the approval of the local housing provident funds commission must first be obtained before the employer can suspend or reduce their payment of housing provident funds. Where an employer does not open accounts of housing provident funds for its employees, the relevant authorities have the power to order such employer to do so within a prescribed period, failure of which can result in a fine of over RMB 10,000 and up to RMB 50,000 charged on the employer. An enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can usually be made in foreign currencies without prior approval from the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate governmental authorities is required where the Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans, direct investments, repatriation of investments and investments in securities outside of China.

On March 30, 2015, SAFE issued the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19. Pursuant to SAFE Circular 19, the foreign exchange capital of foreign-invested enterprises is subject to the discretional foreign exchange settlement, which means the foreign exchange capital in the capital account of foreign-invested enterprises upon the confirmation of rights and interests of monetary contribution by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) may be settled at the banks based on the actual operational needs of the enterprises. The proportion of discretionary settlement of foreign exchange capital of foreign-invested enterprises is currently 100%. SAFE can adjust such proportion in due time based on the circumstances of the international balance of payments.

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective June 2016, which reiterates some of the rules set forth in SAFE Circular 19. SAFE Circular 16 provides that discretionary foreign exchange settlement applies to foreign exchange capital, foreign debt offering proceeds and remitted foreign listing proceeds, and the corresponding RMB capital converted from the foreign exchange may be used to extend loans to related parties or repay inter-company loans (including advances by third parties). However, there are substantial uncertainties with respect to SAFE Circular 16’s interpretation and implementation in practice. SAFE Circular 19 and SAFE Circular 16 may delay or limit us from using the proceeds of offshore offerings to make additional capital contributions to our PRC subsidiary and any violations of these circulars could result in severe monetary or other penalties.

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In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) banks must check whether the transaction is genuine by reviewing board resolutions regarding profit distribution, original copies of tax filing records and audited financial statements, and (ii) domestic entities must retain income to account for previous years’ losses before remitting any profits. Moreover, pursuant to SAFE Circular 3, domestic entities must explain in detail the sources of capital and how the capital will be used, and provide board resolutions, contracts, and other proof as a part of the registration procedure for outbound investment.

On October 23, 2019, SAFE issued Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28 allows non-investment foreign-invested enterprises to use their capital funds to make equity investments in China, provided that such investments do not violate the Negative List and the target investment projects are genuine and in compliance with laws. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

Regulations on Dividend Distribution

According to PRC Company Law, wholly foreign-owned companies in China may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned companies are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve fund until the accumulative amount of such fund reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of a liquidation. At the discretion of the wholly foreign-owned companies, they may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Regulations on Offshore Financing

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as SAFE Circular 75. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle”. SAFE Circular 37 further requires an amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material events. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for the evasion of foreign exchange controls. We have been notified that all beneficial owners of ordinary shares who we know are PRC residents have filed SAFE Circular 37 reports.

On February 13, 2015, SAFE released Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, or SAFE Circular 13, under which local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, starting from June 1, 2015.

SAFE Circular 3 stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of a genuine transaction, banks shall check the board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts, and other proof when completing the registration procedures in connection with an outbound investment.

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Regulations Relating to Stock Incentive Plans

According to the Circular of the State Administration of Foreign Exchange on Issues Relating to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or the SAFE Circular 7, which was issued on February 15, 2012, and other regulations, directors, supervisors, senior management and other employees participating in any share incentive plan of an overseas publicly-listed company who are PRC citizens or non-PRC citizens residing in China for a continuous period of not less than one year, subject to certain exceptions, are required to register with the SAFE. All such participants need to authorize a qualified PRC agent, such as a PRC subsidiary of the overseas publicly-listed company to register with the SAFE and handle foreign exchange matters such as opening accounts, transferring, and settlement of the relevant proceeds. The SAFE Circular 7 further require an offshore agent to be designated to handle matters in connection with the exercise of share options and sales of proceeds for the participants of the share incentive plans. Failure to complete the said SAFE registrations may subject our participating directors, supervisors, senior management, and other employees to fines and legal sanctions.

In addition, the SAT, has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, employees working in the PRC who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are required to file documents related to employee stock options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their stock option or purchase restricted shares. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC governmental authorities.

Regulations Relating to Tax

Dividend Withholding Tax

Pursuant to the PRC Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in China, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Furthermore, the Bulletin of the State Taxation Administration on Issuing the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers, which became effective in January 2020, requires that where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect, gather, and retain relevant materials for future reference in accordance with the provisions of these measures, and shall accept the follow-up administration of tax authorities. Accordingly, our direct subsidiary, Tea Essence Limited (Hong Kong), may be able to enjoy the 5% withholding tax rate for the dividends they receive from Xi’an CMIT, if it satisfies the conditions prescribed under SAT Circular 81 and other relevant tax rules and regulations. However, according to SAT Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Additionally, the Announcement of the State Administration of Taxation on Issues concerning “Beneficial Owners” in Tax Treaties, promulgated by the SAT on February 3, 2018, and took effect on April 1, 2018, further clarified the analysis standard when determining one’s qualification for beneficial owner status.

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Enterprise Income Tax

The principal regulations governing enterprise income tax in China are the PRC Enterprise Income Tax Law and its implementing rules, which became effective on January 1, 2008, most recently amended in December 2018. Under the PRC Enterprise Income Tax Law, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. Uncertainties exist with respect to how the PRC Enterprise Income Tax Law applies to the tax residence status of Bon Natural Life Limited and our offshore subsidiaries.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with its “de facto management bodies” located within China is considered a “resident enterprise”, meaning that it is treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementing rules of the PRC Enterprise Income Tax Law define the “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

The SAT issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, or SAT Circular 82, in 2009, and most recently amended in December 2017. According to SAT Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (a) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (b) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in China; (c) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in China, and (d) 50% or more of voting board members or senior executives habitually reside in China. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the Bulletin of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions, or SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

We do not believe that we meet all of the conditions outlined in the immediately preceding paragraph. We believe that Bon Natural Life Limited and our offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may, therefore, be subject to PRC income tax on our global income. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

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In the event that Bon Natural Life Limited or any of our offshore subsidiaries is considered to be a PRC resident enterprise: Bon Natural Life Limited or our offshore subsidiaries, as the case may be, may be subject to the PRC enterprise income tax at the rate of 25% on our worldwide taxable income; dividend income that Bon Natural Life Limited or our offshore subsidiaries, as the case may be, received from our PRC subsidiaries may be exempt from the PRC withholding tax; and interest paid to our overseas shareholders or Shares holders who are non-PRC resident enterprises as well as gains realized by such shareholders or Shares holders from the transfer of our shares or Shares may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of up to 10%, subject to any reduction or exemption set forth in relevant tax treaties, and similarly, dividends paid to our overseas shareholders or Shares holders who are non-PRC resident individuals, as well as gains realized by such shareholders or Shares holders from the transfer of our shares or Shares, may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of 20%, subject to any reduction or exemption set forth in relevant tax treaties. “Risk Factor—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or Shares holders.”

SAT issued Bulletin of the State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfers of Properties by Non-Resident Enterprises, or SAT Bulletin 7, on February 3, 2015, which replaced or supplemented certain previous rules under the Circular of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Incomes from Equity Transfers of Non-Resident Enterprises, or SAT Circular 698. Under SAT Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to SAT Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immovable properties in China, and equity investments in PRC resident enterprises. In respect of an indirect offshore transfer of assets of a PRC establishment, the relevant gain is to be regarded as effectively connected with the PRC establishment and therefore included in its enterprise income tax filing, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a PRC establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. There is uncertainty as to the implementation details of SAT Bulletin 7. If SAT Bulletin 7 was determined by the tax authorities to be applicable to some of our transactions involving PRC taxable assets, our offshore subsidiaries conducting the relevant transactions might be required to spend valuable resources to comply with SAT Bulletin 7 or to establish that the relevant transactions should not be taxed under SAT Bulletin 7.

On October 17, 2017, the SAT issued the Bulletin of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

Where the payers fail to withhold any or sufficient tax, the non-PRC residents, as the transferors, are required to declare and pay such taxes to the tax authorities on their own within the statutory time limit. Failure to comply with the tax payment obligations by the non-PRC residents will result in penalties, including full payment of taxes owed, fines ranging from fifty percent to five times the amount of unpaid or underpaid tax, and default interest on those taxes.

Enterprises that are recognized as high and new technology enterprises in accordance with the Administrative Measures for the Determination of High and New Tech Enterprises issued by the Ministry of Science, or the MOF, and the SAT are entitled to enjoy a preferential enterprise income tax rate of 15%. Under which the validity period of the high and new technology enterprise qualification shall be three years from the date of issuance of the certificate. An enterprise can re-apply for such recognition as a high and new technology enterprise before or after the previous certificate expires.

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PRC Value-Added Tax

Pursuant to the Interim Regulations on Value-Added Tax of the PRC, which was promulgated by the State Council on December 13, 1993, most recently amended on November 19, 2017, and the Implementation Rules for the Interim Regulations on Value-Added Tax of the PRC, which was promulgated by the MOF, and SAT on December 15, 2008, and became effective on January 1, 2009, and as amended on October 28, 2011, any entity or individual conducting product sales is required to pay a value-added tax, or VAT, on the gross sales price of goods. VAT rates range up to 17%, depending on the type of products sold. On March 20, 2019, MOF, SAT and the General Administration of Customs jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which became effective on April 1, 2019 and provides that (i) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10% respectively, such tax rates shall be adjusted to 13% and 9%, respectively; (ii) with respect to purchase of agricultural products originally subject to tax rate of 10%, such tax rate shall be adjusted to 9%; (iii) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (iv) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%; and (v) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products.

Regulations Relating to Overseas Listing and M&A

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006, and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Although (i) The CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (ii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules, the interpretation, and application of the regulations remain unclear, and this offering may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

The M&A Rules and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

In addition, according to the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the General Office of the State Council on February 3, 2011, and which became effective on March 4, 2011, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by MOFCOM on August 25, 2011, and which became effective on September 1, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the regulations prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

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MANAGEMENT

Directors and Senior Management

Although the Board of Directors and management team for Bon Natural Life Limited has been recently constituted, each of our executive officers has been serving in an equivalent position with Xi’an App-Chem, our variable interest entity, for some time as indicated in the footnotes to the table below. Our executive officers and directors and their ages as of the date of this Prospectus are as follows:

Name	Age	Date Joined Bon Natural Life	Position(s) and Office(s) Held
Yongwei Hu	48	June, 2020(1)	Chief Executive Officer, Director, and Chairman
Zhenchao Li	55	June, 2020(2)	Chief Financial Officer, Director
Yingchun Xue	46	June, 2020(3)	Chief Operating Officer
Wenjuan Chen	40	June, 2020(4)	Chief Marketing Officer
Jianli Liu	61	June, 2020(5)	Chief Technology Officer and Chief Scientist
James Edward Burns	51	(6)	Director Nominee
Christopher Constable	53	(6)	Director Nominee
Lawrence W. Leighton	86	(6)	Director Nominee

(1) Mr. Hu has led Xi’an App-Chem as President and Chairman of its board since April of 2006.

(2) Mr. Li has served as the CFO of Xi’an App-Chem since July of 2019.

(3) Ms. Xue has served as Vice President of Xi’an App-Chem since 2011.

(4) Ms. Chen has served as Vice General Manager of Xi’an App-Chem since 2006.

(5) Mr. Liu has served as CTO and Chief Scientist of Xi’an App-Chem since 2006.

(6) Mr. Burns, Mr. Constable, and Mr. Leighton will take office as members of the Board of Directors effective upon the listing of our ordinary shares on the Nasdaq Capital Market.

The business address for all of our officers and directors is C601,Gazelle Valley, No.69 Jinye Road. Xi’an Hi-tech Zone, Xi’an, China.

Set forth below is a brief description of the background and business experience of our executive officers and directors:

Yongwei Hu is our Chief Executive Officer and Chairman of our Board of Directors. Mr. Hu has served as the Chairman of the Board and President of Xi’an App-chem Bio (Tech) Co., Ltd. since April of 2006. He is the legal representative and the ultimate owner of Xi’an App-Chem. From June 2000 to March 2006, Mr. Hu served as the department manager and Deputy Executive President of Shaanxi Iko Ostriches Co., Ltd. and Xi’an England Bioscience Co., Ltd. From January 1999 to May 2000, Mr. Hu served as the trainer-in-charge of Xi’an Synchrobit Co., Ltd. From July 1997 to December 1998, Mr. Hu served as trainer-in-charge of Ping An Insurance Group Xi’an Branch Office. From July 1993 to June1997, Mr. Hu served as staff and department manager of Shaanxi Agriculture, Industry and Trade Co., Ltd. Mr. Hu obtained a bachelor’s degree in Biology upon his graduation from Northwest University in 1993.

Mr. Hu has over twenty years of experience in natural products industry, an abundant industry network, and deep familiarity with the global natural health market, with extensive experience in the Big Health markets in Europe and the United States. In addition, he maintains sound business relations with well-known large enterprises in the health and pharmaceutical industry. We believe Mr. Hu’s depth of experience and extensive industry knowledge make him well-positioned to continue leading the company forward.

Zhenchao Li is our Chief Financial Officer and a member of our Board of Directors. Mr. Li has served as the CFO of Xi’an App-Chem since July of 2019. From August 2016 to June 2019, Mr. Li served as the Chief Financial Officer of Shaanxi Mingfeng Group Co., Ltd. and President of Shaanxi Mingfeng Investment Co., Ltd. From April 2012 to July 2016, Mr. Li served as the Chief Financial Officer of Xi’an City Natural Gas Group. From March 2011 to April 2012, he served as the General Manager of Xincheng Real Estate Division of Xi’an Xinlong Group Real Estate. In March 2003, Mr. Li became the Chief Accountant of Real Estate Business and Deputy President of Xi’an Xinlong Group Real Estate. From June 2002 to February 2003, Mr. Li served in the Auditing Section of Xianyang Pianzhuan Co., Ltd. From July 1984 to May 2002, he served as the Chief of Accounting Section, Chief of Auditing Section, and Chief Accountant of Xianyang Municipal Flannel Printing and Dyeing Factory.

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Mr. Li is a senior accountant and member of the Shaanxi Provincial Accounting Society, a senior accountant of Shaanxi Provincial Forensic Authentication Accounting (the only senior accountant who passed the National Forensic Authentication Accounting in 2008), a member of National and Local Taxation of Xi’an Municipal International Taxation Research Institute, tax supervisor of the Xi’an Municipal Tax Service, and a guest supervisor of Yanta District Tax Bureau of Xi’an Municipal Tax Service.

Yingchun Xue is our Chief Operating Officer. Ms. Xue has worked for Xi’an App-Chem Bio (Tech) Co,. Ltd. since 2011 and is currently the Vice President in charge of research and development of plant extracts, quality control and procurement of trade products. A senior phytochemical engineer, Ms. Xue obtained a bachelor’s degree in Applied Chemistry upon graduation from Nanjing University in 1994.

Wenjuan Chen is our Chief Marketing Officer. She has served as the Vice President of Xi’an App-Chem Bio (Tech) Co., Ltd. since 2006. Ms. Chen obtained a bachelor’s degree after her study at Xi’an International Studies University from 2000 to 2004, and a master’s degree of Business Administration after her study at Shaanxi Master of Business Administration Institute from 2016 to 2018.

Jianli Liu is our Chief Technology Officer and Chief Scientist. In this position, Mr. Liu is responsible for proposing new technical ideas and concepts for Xi’an App-Chem and guiding and supervising their execution. He is a professor and the Dean of the Traditional Chinese Medicine Department at Northwest University. He holds a Ph.D. from the University of Manchester. He is a member of the Royal Society of Chemistry, and a member of Chinese Patent Medicine Chapter of the China Association of Chinese Medicine. He has published over sixty academic papers, among which six have been included in SCI (Science Citation Index) journals and three have been included in EI (Engineering Index) journals.

His scientific achievements include the following:

●	Mr. Liu was the first in the world to complete the biomimetic synthesis of anti-cancer drug 10-Hydroxycamptothecin, a research initiated in the early 1970s with no prior success in over two decades since its start.

●	Mr. Liu proposed “A new subject, i.e., the state of trace elements - study of trace elements in traditional Chinese medicine”, and for the first time used experiments to prove that most of the trace elements in traditional Chinese medicine exist in a bond state, and that the amount of free state existence is very minor. This finding was awarded the third prize of the Outstanding Paper of Natural Science in Shaanxi Province in 1993.

●	The successful membrane introduction mass spectrometry and its application in detecting and measuring volatile organic matters in water bodies. This finding was awarded the second prize of Outstanding Scientific Research Achievements of Shaanxi Universities in 1989.

●	The successful research of simple biomimetic synthesis of rutecarpine, an active ingredient in Chinese medicine fructus evodiae.

●	The successful research of simple biomimetic synthesis of tryptanthrin, an active ingredient in Chinese medicine folium isatidis.

●	The development and research of new drugs using tryptanthrin and rutecarpine.

●	The successful in-depth study of biosynthesis of tryptanthrin in isatis indigotica fortune and its verification by extra addition of precursors.

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James Edward Burns will join our Board of Directors as an independent Director. Mr. Burns has had a distinguished career in the energy sector, and brings a wealth of management, business development and financial knowledge to the Company. From 2017 through 2018, Mr. Burns was President of Petrolia Energy (OTCQB: BBLS), and international oil and gas company, where he structured the organization for growth and compliance to acquire and integrate new acquisitions. From 2014 to 2016 he served as President of Transfuels (dba BLU LNG), ENN’s N.A. investment arm, where he improved the company’s net income and helped prevent the company’s potential bankruptcy. In 2014, Mr. Burns served as President of Fortress Energy Partners, a division of Fortress Investment Group (NYSE: FIG), where was responsible for creating and running FIG’s first entrance into the energy sector, an LNG plant in Clearwater, Florida, and laying the groundwork for both domestic and International projects. From 2009 to 2014, he was General Manager of Clean Energy & Innovation/LNG for Transport for Shell Americas, the Americas division of Royal Dutch Shell (NYSE: RDS) At Shell, he created and ran the company’s small-scale LNG business. From 2006 to 2009, Mr. Burns served as Business Development Manager for Shell Gas & Power, a global division of Royal Dutch Shell focused on natural gas and liquified natural gas. In that position, he led Shell’s Coal/Biomass to Liquids efforts in the Americas. From 2002 to 2006, her served as Global LNG Finance Advisor for Shell Gas & Power, where he provided financial and commercial advice on all global LNG commercial agreements including LNG and shipping deals. From 1999 to 2002, Mr. Burns served as Business Development Manager and Portfolio Manager at Shell Pipeline, where he lead numerous acquisition and divestment projects including joint venture buyouts, company acquisitions, and asset sales and purchases. From 1998 to 1999, he served as Business Development Advisor and Finance Manager at Equilon (a Texaco & Shell Joint Venture combining the two entities U.S. downstream assets). In that position, he performed business development duties such as contract negotiations and project management, and coordinated and supervised all accounting, finance and administrative personnel in the region. From 1996 to 1998, Mr. Burns served as Revenue Manager for Texaco Exploration and Production, N.A., a division of Texaco, where he designed, created and implemented the crude oil trading model and revenue recognition model for over 50,000 barrels per day of crude oil sales. In 1990 to 1996, he served as a Crude Oil Trading Accountant at ARCO Long Beach, Inc., a division of Atlantic Richfield.

Mr. Burns is currently Chairman of the Board of Petrolia Energy (OTCQB: BBLS), an independent member of the Board of Directors of Playmaker IQ, a technology company focused on e-learning and workforce productivity, and a member of the Energy Council of the Houston Angel Investors. He has previously served as a Director of Transfuels, the North American investment arm of ENN Energy Holdings Limited (SEHK:2688). Mr. Burns holds an Executive MBA from the University of Houston and a B.S. in Business Administration from California State University. Mr. Burns was nominated to serve as a Director due to his extensive management, business development, and public company experience. Due to his extensive operational experience and corporate board in the public companies, we believe Mr. Burns is well-qualified to serve as a Director.

Christopher Constable will join our Board of Directors as an independent Director. Mr. Constable is an experience entrepreneurial financial executive, with extensive experience in accounting, financial management, treasury and operations. From 2018 to the present, Mr. Constable has been the CFO of Blue Star Foods Corp. (OTC: BSFC) an international seafood company that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. Mr. Constable led the reverse merger of the predecessor company into this publicly traded holding company. At Blue Star Foods, he is responsible for all areas of public reporting, SOX compliance, mergers & acquisitions, and the maintenance of all legal, accounting and investment banking relationships. Since 2003, Mr. Constable has been the CFO of Blue Star’s operating subsidiary, John Keeler & Co, Inc. In this position, he created the company’s accounting policies, procedures and internal controls, and annual budgets and forecasts. He is responsible for quarterly reviews and annual audits, and manages strategic planning, cash flow, restructurings, due diligence, contract negotiations, insurance, personnel policies, employee benefits, commission and bonus plans. From 1999 to 2003, Mr. Constable was a Consultant to Gateway Capital Corporation, where he provided new business and workout services to large lending institutions in the U.S. At Gateway Capital, he analyzed the financial and reporting capabilities of prospective lending customers for lines of credit, consulted with small to medium sized businesses to prepare them for sourcing working capital from major banks, and designed restructured and implemented the accounting and finance functions for businesses with revenues from $15 million to $200 million in industries from manufacturing to telecommunications. Mr. Constable holds a B.S. in Finance with a Minor in Accounting from the Merrick School of Business at the University of Baltimore. Mr. Constable was nominated to serve as a Director due to his accounting and financial management expertise. Due to his accounting background and having served as the CFO of a public company, we believe Mr. Constable is well-qualified to serve as a Director.

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Lawrence W. Leighton will join our Board of Directors as an independent Director. Mr. Lieghton is an experienced investment banker with a strong background in international finance and mergers and acquisitions. He has represented many major international companies throughout his career, including Pernod Ricard SA (ENXTPA:RI), and Verizon Communications Inc. (NYSE:VZ). From 2009 to 2018, Mr. Leighton was a Board Director of China XD Plastics Company Limited (NASDAQ:CXDC), a major producer of specialty plastics in Harbin, China.. He joined Bentley in 1997 as a Managing Director. Starting in 1989 he was President and Chief Executive Officer of UI USA, the US subsidiary of Union d’Ètudes et d’Investissements, the merchant banking arm of Credit Agricôle SA (ENXTPA:ACA), the largest bank in France. Mr. Leighton joined Chase Investment Bank in 1982 as a Managing Director, where focused on cross-border mergers. Previously, he was a Limited Partner at Bear, Sterns & Co., also focusing on international mergers and acquisitions. Starting in 1974, he was with Norton Simon as the Director of Strategic Planning/Mergers & Acquisitions, where he was responsible for several significant acquisitions for that company, including Avis Rent-A-Car. Before Norton Simon, Mr. Leighton was with Clark, Dodge & Co. where he became Co-Head of the Corporate Finance Department. He began his extensive investment banking career at Kuhn, Loeb & Co. Mr. Leighton is on the Board of Trustees of the Gillen Brewer School and is a Director Emeritus of the Waterford Institute and the Princeton Club of New York. He received his B.S.E. degree from Princeton University and an M.B.A. from Harvard Business School. Mr. Leighton became Senior Advisor in 2017. Due to his strong experience in investment banking, mergers and acquisitions, and international finance, we believe Mr. Leighton is well-qualified to serve as a Director.

Compensation

Set forth below is the compensation paid during the fiscal year ended September 30, 2019 for each of our executive officers and directors. The figures below represent the compensation paid by our variable interest entity, Xi’an App-Chem:

Name	2019 Compensation
Yongwei Hu	US$58,167
Zhenchao Li	US$52,351
Yingchun Xue	US$28,269
Wenjuan Chen	US$20,940
Jianli Liu	—
James Edward Burns	n/a
Christopher Constable	n/a
Lawrence Leighton	n/a

Board Practices

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Articles.

Directors Service Contracts

As Chairman and President of Xi’an App-Chem, Yongwei Hu, serves under a Labor Contract dated November 3, 2014. The term of his contract is open-ended. Mr. Hu is bound by a non-competition agreement for the three years following the end of his employment.

As the CFO of Xi’an App-Chem, Zhenchao Li serves under a labor contract dated on July 1, 2019. The term of his contract is three years. Mr. Li is bound by a non-competition agreement for the two years following the end of his employment.

Each of our independent Directors – Mr. Burns, Mr. Constable, and Mr. Leighton – will serve under a director service contract featuring a one-year term with annual renewals. Our independent Directors will receive base compensation of $2,000 per month during their terms of service. In addition, effective upon the close of this offering, each of our independent Directors will receive options to purchase $50,000 worth of our ordinary shares at an exercise price of $0.01 per share, with the options to be valued at our IPO share price. These options will vest in equal monthly installments over the course of the year, conditioned on the Directors’ continued service. The chairman of our audit committee will receive an additional $20,000 worth of options for his initial year of service. The chairmen of our compensation committee and our nominating and governance committee will each receive an additional $5,000 worth of options for their initial years of service.

Committees of the Board

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

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Audit Committee. Our audit committee consists of Christopher Constable, James E. Burns, and Lawrence W. Leighton. Mr. Constable is the chairman of our audit committee. We have determined that Mr. Constable, Mr. Burns, and Mr. Leighton each satisfy the “independence” requirements of Rule 4200(a)(15) of The NASDAQ Stock Market, Inc., and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Christopher Constable qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Christopher Constable, James E. Burns, and Lawrence W. Leighton. Mr. Burns is the chairman of our compensation committee. We have determined that Mr. Constable, Mr. Burns, and Mr. Leighton each satisfy the “independence” requirements of Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Christopher Constable, James E. Burns, and Lawrence W. Leighton. Mr. Leighton is the chairman of our nominating and corporate governance committee. We have determined that Mr. Constable, Mr. Burns, and Mr. Leighton each satisfy the “independence” requirements of Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

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Duties of Directors

Under Cayman Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association and the class rights vested thereunder in the holders of the shares. A shareholder may in certain circumstances have rights to damages if a duty owed by the directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors hold officer for one-year terms with automatic annual renewals, and will continue to hold office until such time as they resign, or until such time as they are removed from office by ordinary resolution of the shareholders or by the board. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; or (ii) is found by our company to be or becomes of unsound mind.

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PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our ordinary shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our ordinary shares and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 5,800,000 shares of ordinary shares issued and outstanding, and 7,800,000 shares outstanding after the close of this offering.

Title of class	Name of beneficial owner	Amount of beneficial ownership		Percent of class	Percent of class after close of offering
Current Executive Officers and Directors
Ordinary Shares	Yongwei Hu(1) (4)	1,977,764	(1)	34.10%	25.36%
Ordinary Shares	Zhenchao Li(2) (6)	10,000	(2)	0.17%	0.13%
Ordinary Shares	Yingchun Xue(2) (6)	30,000	(2)	0.52%	0.38%
Ordinary Shares	Wenjuan Chen(2) (6)	20,000	(2)	0.34%	0.26%
Ordinary Shares	Jianli Liu(3) (7)	137,069	(3)	2.36%	1.76%
Total of All Current Officers and Directors:		2,174,833		37.50%	27.88%

≥ 5% Beneficial Owners
Ordinary Shares	Hippophae Limited(4)	1,977,764		34.10%	25.36%
Ordinary Shares	Pomegranate Flower Limited(5)	1,100,000		18.79%	14.10%
Ordinary Shares	Clary Sage Limited(6)	769,167		13.26%	9.86%
Ordinary Shares	Hawthorn Fruit Limited(7)	519,736		8.96%	6.66%
Ordinary Shares	Lavender Oil Limited(8)	300,000		5.17%	3.85%
Ordinary Shares	Hippophae Tree Limited(9)	500,000		8.62%	6.41%

(1)	Represents shares held in Hippophae Limited, a company in which Mr. Yongwei Hu and his spouse are shareholders. Mr. Yongwei Hu and his spouse hold the shares through their control of Hippophae Limited.

(2)	Represents proportional beneficial ownership of shares held in Lavender Oil Limited, a company in which Yingchun Xue, our COO, Wenjuan Chen, our CMO, and Zhenzhao Li, our CFO, are shareholders and hold the shares through their proportional ownership of Lavender Oil Limited.

(3)	Represents proportional beneficial ownership of shares held in Hawthorn Fruit Limited, a company in which Jianli Liu is a shareholder and holds the shares through his proportional ownership of Hawthorn Fruit Limited.

(4)	Hippophae Limited is a company limited by shares incorporated under the laws of British Virgin Islands. The persons having voting, dispositive or investment powers over Hippophae Limited are Mr. Yongwei Hu and his spouse; accordingly, Mr. Yongwei Hu and his spouse are deemed to control Hippophae Limited.

(5)	Pomegranate Flower Limited is a company limited by shares incorporated under the laws of British Virgin Islands. The person having voting, dispositive or investment powers over Pomegranate Flower Limited is Hao Qu; accordingly, Hao Qu is deemed to control Pomegranate Flower Limited.

(6)	Clary Sage Limited is a company limited by shares incorporated under the laws of British Virgin Islands. The person having voting, dispositive or investment powers over Clary Sage Limited is Wenhu Guo; accordingly, Wenhu Guo is deemed to control Clary Sage Limited.

(7)	Hawthorn Fruit Limited is a company limited by shares incorporated under the laws of British Virgin Islands. The person having voting, dispositive or investment powers over Hawthorn Fruit Limited is Duying Wang; accordingly, Duying Wang is deemed to control Hawthorn Fruit Limited.

(8)	Lavender Oil Limited is a company limited by shares incorporated under the laws of British Virgin Islands. The person having voting, dispositive or investment powers over Lavender Oil Limited is Weiping Li; accordingly, Weiping Li is deemed to control Lavender Oil Limited.

(9)	Hippophae Tree Limited is a company limited by shares incorporated under the laws of British Virgin Islands. The person having voting, dispositive or investment powers over Hippophae Tree Limited is Yuzhen Zhu; accordingly, Yuzhen Zhu is deemed to control Hippophae Tree Limited.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our ordinary shares.

Major Shareholders

Other than as set forth above, there are no beneficial owners of 5% or more of our voting securities. The company is not directly or indirectly owned or controlled by another corporation(s) or by any foreign government. There are no arrangements, known to us, the operation of which may at a subsequent date result in a change in control of the company.

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Related Party Transactions

Except as set forth below, during our preceding three financial years up to the date of this prospectus, there have been no transactions or loans between the company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence:

(a) Due to related parties

	Related party relationship	March 31, 2020 (Unaudited)	September 30, 2019	September 30, 2018
Shaanxi Meishengyuang Bio-Technology Co., Ltd	5.5% of shareholder of Xi’an App-chem	$1,305,891	$770,532	$276,602
Wenhu Guo	Senior Management of the Company	249,714	388,075	249,382
Jing Liu	Wife of the controlling shareholder	4,232	4,203	4,368
Sheying Wang	Senior Management of the Company	3,103	3,055	3,175
		$1,562,940	$1,165,865	$533,527

As of March 31, 2020, September 30, 2019 and 2018, the balance of due to related parties was comprised of the Company’s borrowings from related parties and was used for working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand.

(b) Loan guarantee provided by related parties

In connection with the Company’s short-term and long-term loans borrowed from PRC banks and other financial institutions, the Company’s controlling shareholder, Mr. Yongwei Hu pledged his proportionate ownership interest in Xi’an App-chem, and his personal bank savings as collaterals to safeguard the Company’s borrowings from the banks and financial institutions. Mr. Yongwei Hu and his wife Ms. Jing Liu also jointly pledged their personal residence property to guarantee the Company’s certain loans (see Note 10).

All related party transactions are in the normal course of business.

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Description of Share Capital

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2020 Revision) of the Cayman Islands, which we refer to as the Companies Law below, and the common law of the Cayman Islands.

As of the date of this prospectus, our company’s authorized share capital consists of 500,000,000 ordinary shares with a par value $0.0001 per share. As of the date of this prospectus, 5,800,000 ordinary shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid. Immediately upon the completion of this offering, there will be 7,800,00 ordinary shares outstanding, assuming the underwriter does not exercise the over-allotment option.

Our Memorandum and Articles

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Law, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Law, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital for the Company.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least a majority of the votes of the issued and outstanding voting shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than 10 percent of our paid voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Law and our articles of association permit us to purchase, redeem or otherwise acquire our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

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Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that limits the ability of shareholders to requisition and convene general meetings of shareholders, such that shareholders requisitioning a meeting must hold not less than ten percent of the paid up voting share capital of the company

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

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Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow recent English statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Law permits a merger of two or more constituent companies incorporated under Cayman Islands law and between Cayman Islands companies and non-Cayman Islands companies. In order to effect a merger, a plan of merger or consolidation is required to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights entitled by virtue of that person holding shares save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must in addition represent 75% in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. The Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs, expenses, actions, proceedings, charges or liabilities incurred in their capacities as such unless such losses or damages arise from dishonesty, willful default or fraud of such directors or officers in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

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Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposal before a meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in articles of association. Our articles of association allow our shareholders holding not less than 10 percent of the paid-up voting share capital to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Law, but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our post-offering amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Shares Eligible For Future Sale

Upon completion of this offering, we will have 7,800,000 ordinary shares outstanding, assuming the underwriter does not exercise its over-allotment option. All of the Shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares. We intend to apply for listing of our ordinary shares on the Nasdaq Capital Market, but we cannot assure you that a regular trading market will develop in the Shares.

Lock-up Agreements

Each of our directors, officers and greater than 10% shareholders has agreed, for a period of 180 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares, without the prior written consent of the representatives of the underwriter.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our ordinary shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our ordinary shares may dispose of significant numbers of our ordinary shares in the future. We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares.

Rule 144

All of our ordinary shares that will be outstanding upon the completion of this offering, other than the Shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class, which immediately after this offering will equal 78,000 ordinary shares, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of our ordinary shares of the same class, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

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Taxation

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of, the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

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We believe that Bon Natural Life Limited is not a PRC resident enterprise for PRC tax purposes. Bon Natural Life Limited is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Bon Natural Life Limited meets all of the conditions above. Bon Natural Life Limited is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

If the PRC tax authorities determine that Bon Natural Life Limited is a PRC resident enterprise for enterprise income tax purposes, we would be subject to 25% enterprise income tax on its worldwide income. Furthermore, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Shares. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non- resident individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is also unclear whether non- resident shareholders of Bon Natural Life Limited would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Bon Natural Life Limited is treated as a PRC resident enterprise.

On February 3, 2015, the SAT issued the SAT Bulletin 7, which came into effect on February 3, 2015, but will also apply to cases where their PRC tax treatments are not yet concluded. Pursuant to SAT Bulletin 7, an ‘‘indirect transfer’’ of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued the SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and we may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

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United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by a U.S. Holder (as defined below) that acquires our Shares in this offering and holds our Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	holders who acquire their ordinary shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal tax law to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

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●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Although the law in this regard is not entirely clear, we treat our consolidated VIE as being owned by us for U.S. federal income tax purposes because we control its management decisions and are entitled to substantially all of the economic benefits associated with this entity. As a result, we consolidate its results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of the consolidated VIE for U.S. federal income tax purposes, we would likely be treated as a PFIC for the current taxable year and any subsequent taxable year.

Assuming that we are the owner of the VIE for U.S. federal income tax purposes, and based upon our current and projected income and assets, including the proceeds from this offering, and projections as to the value of our assets, based in part on the market value of our Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. While we do not anticipate being or becoming a PFIC in the current or foreseeable taxable years, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of our Shares may cause us to be classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account the expected cash proceeds and our anticipated market capitalization following this offering. If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase.

If we are classified as a PFIC for any year during which a U.S. Holder holds our ordinary shares, the PFIC rules discussed below under “Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.

The discussion below under “Dividends” and “Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “Passive Foreign Investment Company Rules.”

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Dividends

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ordinary shares will not be eligible for the dividends received deduction allowed to corporations. A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our Shares are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. We expect our Shares will be readily tradeable on an established securities market in the United States. There can be no assurance, however, that our Shares will be considered readily tradeable on an established securities market in later years.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ordinary shares. We may, however, be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares would be eligible for the reduced rates of taxation described in the preceding paragraph.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. In the event that gain from the disposition of the ordinary shares is subject to tax in the PRC, such gain may be treated as PRC source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of ordinary shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

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●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded. For those purposes, our ordinary shares will be treated as marketable stock upon their listing on the Nasdaq Capital Market. We anticipate that our Shares should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Shares held at the end of the taxable year over the adjusted tax basis of such Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Shares over the fair market value of such Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ordinary shares if we are or become a PFIC.

Information Reporting

Certain U.S. Holders may be required to report information to the IRS with respect to the beneficial ownership of our ordinary shares. These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of our ordinary shares. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the U.S. information reporting rules to their particular circumstances.

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Underwriting

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriter named below has agreed to purchase, and we have agreed to sell, the number of Shares indicated below:

Name	Number of Shares
Newbridge Securities Corporation	2,000,000

The underwriter is offering the Shares subject to their acceptance of the Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the Shares offered by this prospectus if any such Shares are taken. However, the underwriter is not required to take or pay for the Shares covered by the underwriter’s over-allotment option described below.

The underwriter initially proposes to offer part of the Shares directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $0.20 per Share under the initial public offering price.

We have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase additional Shares equal to fifteen percent (15%) of the total offering amount at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Shares offered by this prospectus.

The following table shows the per Share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to an additional 300,000 Shares.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$5.00	$10,000,000	$11,500,000
Underwriting discounts and commissions to be paid by us:	$0.40	$800,000	$920,000
Proceeds, before expenses, to us	$4.60	$9,200,000	$10,580,000

We will also pay to the representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of our ordinary shares.

We paid advances of $25,000 to the representative for its anticipated out-of-pocket expenses. These payments will be credited against the aggregate accountable expense reimbursement allowance of [$ ]  payable upon the closing of this offering.

Subject to our pre-approval have agreed to pay the representative’s expenses relating to the offering, including the underwriters’ legal counsel, due diligence travel expenses, road show travel expenses and other expenses incurred in connection with this offering.

In addition, we have agreed to issue warrants to the representative of the underwriters to purchase a number of ordinary shares equal to 8% of the total number of ordinary shares sold in this offering. Such warrants shall have an exercise price equal to 100% of the offering price of the ordinary shares sold in this offering. The underwriters’ warrants may be purchased in cash or via cashless exercise, will be exercisable for five years from the effective date of the registration statement of which this prospectus forms a part and will terminate on the fifth anniversary of the commencement of sales of this offering. The underwriters’ warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the underwriters’ warrants nor any of our shares issued upon exercise of the underwriters’ warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement of sales of this offering. In addition, although the underwriter warrants and the underlying ordinary shares will be registered in the registration statement of which this prospectus forms a part, we have also agreed that the warrants will provide for registration rights in certain cases. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the underwriter warrants. The piggyback registration right provided will not be greater than seven years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D).

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We will bear all fees and expenses attendant to registering the ordinary shares issuable upon exercise of the warrants, other than underwriting commissions incurred and payable by the holders. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances in compliance with FINRA Rule 5110(g)(8)(E), including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

The underwriter is expected to make offers and sales both inside and outside the United States through its selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. We intend to apply for the listing of our Shares on the Nasdaq Capital Market under the trading symbol “BNL.”

Upon the successful completion of the offering, for a period of twelve (12) months from the commencement of sales of this offering, we will grant to the representative a right of first refusal to act as the investment bank, financial advisor or similar professional on similar key terms provided by a qualified third party professional.

We and all directors and officers and all existing shareholders have agreed that, without the prior written consent of Newbridge Securities Corporation, we and they will not, during the period ending 180 days after the date of this prospectus (the “restricted period”):

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares, any securities convertible into or exercisable or exchangeable for ordinary shares;

●	file any registration statement with the Securities and Exchange Commission relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares,

whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the underwriter, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

The restrictions described in the preceding paragraph are subject to certain exceptions.

Newbridge Securities Corporation, in their sole discretion, may release the ordinary shares, and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the Shares, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Shares. Specifically, the underwriter may sell more Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Shares available for purchase by the underwriter under the over-allotment option. The underwriter can close out a covered short sale by exercising the over-allotment option or purchasing Shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriter may also sell Shares in excess of the over-allotment option, creating a naked short position. The underwriter must close out any naked short position by purchasing Shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, Shares in the open market to stabilize the price of the Shares. These activities may raise or maintain the market price of the Shares above independent market levels or prevent or retard a decline in the market price of the Shares. The underwriter is not required to engage in these activities and may end any of these activities at any time.

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We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by the underwriter. The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter has, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

The address of Newbridge Securities Corporation is 1200 North Federal Highway, Suite 400, Boca Raton, FL 3432.

Pricing of the Offering

Prior to this offering, there has been no public market for our ordinary shares or Shares. The initial public offering price was determined by negotiations between us and the underwriter. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, and certain financial and operating information of companies engaged in activities similar to ours.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia

This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

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(a) you confirm and warrant that you are either:

(i) “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

(b) you warrant and agree that you will not offer any of the Shares issued to you pursuant to this document for resale in Australia within 12 months of those Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

The Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Shares, whether by way of sale or subscription. The underwriter has not offered or sold, and will not offer or sell, directly or indirectly, any Shares in the Cayman Islands.

Dubai International Finance Center

This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

116

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriter to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus for such offer. Neither we nor the underwriter have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriter which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

117

Hong Kong

The Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

The Shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Shares may not be resold to Korean residents unless the purchaser of the Shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Shares.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

118

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the securities as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Mexico

None of the Shares have been or will be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) of Mexico and, as a result, may not be offered or sold publicly in Mexico. The ordinary shares may only be sold to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores).

People’s Republic of China

This prospectus has not been and will not be circulated or distributed in the PRC, and Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

119

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Shares may not be circulated or distributed, nor may our Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Switzerland

The Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to our company or the Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Shares.

Taiwan

The Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Shares in Taiwan.

120

United Arab Emirates

This prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the United Arab Emirates, or the UAE. The Shares have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

The offering, the Shares and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

In relation to its use in the UAE, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Shares may not be offered or sold directly or indirectly to the public in the UAE.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

121

Expenses Related to this Offering

The estimated costs of this offering are as follows:

Selling Commissions(1)	$900,000.00
Securities and Exchange Commission registration fee	$1,355.02
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$50,000.00
FINRA Filing Fee	2,363.00
Printing and Engraving Fees	$5,000.00
Transfer Agent Fees	$2,500.00
Audit, accounting fees and expenses	$300,000
Legal fees and expenses	$390,000.00
Total	$751,218.02

All amounts are estimates, other than the Commission’s registration fee.

(1) Represents a commission of eight percent of the gross proceeds of the offering, together with a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of our ordinary shares.

122

LEGAL MATTERS

Crone Law Group, P.C., our legal counsel in the United States, is our lead counsel with regard to this Registration Statement. The underwriters are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters as to United States federal securities law. The validity of the ordinary shares offered in this offering will be passed upon for us by Ogier Global (Cayman) Limited, our independent legal counsel in the Cayman Islands. Certain legal matters as to PRC law will be passed upon for us by Chamzon Law Firm, our independent legal counsel in the People’s Republic of China.

123

EXPERTS

The consolidated financial statements as of September 30, 2019 and 2018 included in this prospectus have been audited by Friedman LLP, an independent registered public accounting firm. Friedman LLP has presented their report with respect to our audited financial statements. The report of Friedman LLP is included in reliance upon their authority as experts in accounting and auditing. The offices of Friedman, LLP are located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006.

124

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

125

INDEX TO CONSOLDIATED FINANCIAL STATEMENTS

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of

Bon Natural Life Limited and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bon Natural Life Limited and its subsidiaries (collectively, the “Company”) as of September 30, 2019 and 2018, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2019.

New York, New York

July 13, 2020, except Notes 14 and 18, as to which the date is December 7, 2020

F-2

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of September 30,
	2019	2018
ASSETS
CURRENT ASSETS
Cash	$293,771	$820,856
Accounts receivable, net	5,236,270	2,554,145
Inventories, net	2,603,864	9,396,643
Prepaid expenses and other current assets	445,527	679,040
TOTAL CURRENT ASSETS	8,579,432	13,450,684

Acquisition deposit	1,305,407	-
Property, plant and equipment, net	9,498,052	3,010,732
Intangible assets, net	138,372	147,967
Deferred tax assets, net	39,149	35,533
TOTAL ASSETS	$19,560,412	$16,644,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term loans	$2,052,309	$2,639,872
Current portion of long-term loans	1,821,162	-
Third party loans	424,191	542,799
Accounts payable	3,220,857	3,426,024
Due to related parties	1,165,865	533,527
Taxes payable	1,577,176	98,636
Accrued expenses and other current liabilities	239,305	1,508,797
Capital lease liabilities, current	363,485	-
TOTAL CURRENT LIABILITIES	$10,864,350	$8,749,655
Long-term loans	1,400,894	3,348,816
Capital lease liabilities, noncurrent	31,822	-
TOTAL LIABILITIES	12,297,066	12,098,471

COMMITMENTS AND CONTINGENCIES

EQUITY
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 5,166,667 shares issued and outstanding as of September 30, 2019 and 2018, respectively *	$517	$517
Additional paid in capital	5,040,156	5,040,156
Statutory reserve	257,409	-
Retained earnings	2,368,512	52,118
Accumulated other comprehensive loss	(828,243)	(546,346)
TOTAL BON NATURAL LIFE LIMITED SHAREHOLDERS’ EQUITY	6,838,351	4,546,445
Non-controlling interest	424,995	-
Total equity	7,263,346	4,546,445
TOTAL LIABILITIES AND EQUITY	$19,560,412	$16,644,916

* Retrospectively restated for effect of 1-for-3 shares reverse split.

The accompanying notes are an integral part of these consolidated financial statements

F-3

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the years ended September 30,
	2019	2018

REVENUE	$16,396,018	$10,781,636
COST OF REVENUE	(11,113,922)	(8,408,962)
GROSS PROFIT	5,282,096	2,372,674

OPERATING EXPENSES
Selling expenses	(273,841)	(318,541)
General and administrative expenses	(1,310,215)	(895,901)
Research and development expenses	(522,867)	(556,090)
Total operating expenses	(2,106,923)	(1,770,532)

INCOME FROM OPERATIONS	3,175,173	602,142

OTHER INCOME(EXPENSES)
Interest income	2,271	1,244
Interest expense	(333,190)	(286,461)
Unrealized foreign transaction exchange gain	5,281	21,121
Government subsidies	140,295	67,608
Total other expense	(185,343)	(196,488)

INCOME BEFORE INCOME TAX PROVISION	2,989,830	405,654

INCOME TAX PROVISION	(427,194)	(182,278)

NET INCOME	2,562,636	223,376
Less: net loss attributable to non-controlling interest	(11,167)	-
NET INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	2,573,803	223,376

OTHER COMPREHENSIVE INCOME (LOSS)
Total foreign currency translation adjustment	(281,699)	(149,647)
TOTAL COMPREHENSIVE INCOME	2,280,937	73,729
Less: comprehensive loss attributable to non-controlling interest	(10,969)	-
COMPREHENSIVE INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	$2,291,906	$73,729

EARNINGS PER SHARE PER COMMON SHARE
Basic and diluted	$0.50	$0.04

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted*	5,166,667	5,166,667

* Retrospectively restated for effect of 1-for-3 shares reverse split.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2019 AND 2018

	Common shares		Additional paid-in	Statutory	Retained Earnings (accumulated	Accumulated other comprehensive	Total shareholders’	Non- controlling	Total
	Shares*	Amount	capital	reserve	deficit)	loss	equity	interest	equity

Balance at October 31, 2017	5,166,667	$517	$5,040,156	$-	$(171,258)	$(396,699)	$4,472,716	$-	$4,472,716
Net income	-	-	-	-	223,376	-	223,376	-	223,376
Foreign currency translation adjustment	-	-	-	-	-	(149,647)	(149,647)	-	(149,647)

Balance at September 30, 2018	5,166,667	$517	$5,040,156	$-	$52,118	$(546,346)	$4,546,445	$-	$4,546,445

Appropriation to statutory reserve	-	-		257,409	(257,409)	-	-	-	-
Net income (loss)	-	-	-	-	2,573,803	-	2,573,803	(11,167)	2,562,636
Capital contribution by non-controlling interest	-	-	-	-	-	-	-	435,964	435,964
Foreign currency translation adjustment	-	-	-	-	-	(281,897)	(281,897)	198	(281,699)

Balance at September 30, 2019	5,166,667	$517	$5,040,156	$257,409	$2,368,512	$(828,243)	$6,838,351	$424,995	$7,263,346

* Retrospectively restated for effect of 1-for-3 shares reverse split.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended September 30,
	2019	2018

Cash flows from operating activities
Net income	$2,562,636	$223,376
Adjustments to reconcile net income to cash provided by operating activities
Allowance for doubtful accounts	34,328	37,662
Depreciation and amortization	226,633	224,084
Inventory reserve	-	259,129
Deferred income tax (benefit) provision	(5,149)	61,484
Unrealized foreign currency exchange gains	(5,281)	(21,121)
Changes in operating assets and liabilities:
Accounts receivable	(2,912,222)	(145,381)
Inventories	6,681,972	452,846
Prepaid expenses and other current assets	342,477	(6,124)
Accounts payable	(78,356)	(1,115,553)
Tax payable	1,538,662	(169,268)
Accrued expenses and other current liabilities	(1,280,877)	472,763
Net cash provided by operating activities	7,104,822	273,897

Cash flows from investing activities
Purchase of property and equipment	(213,634)	(540,275)
Capital expenditures on construction-in-progress	(6,861,257)	(1,144,325)
Acquisition deposit	(1,355,067)	-
Net cash used in investing activities	(8,429,958)	(1,684,600)

Cash flows from financing activities
Proceeds from short-term loans	4,008,293	5,431,805
Proceeds from long-term loans	-	1,530,011
Repayment of short-term loans	(4,514,482)	(4,952,773)
Proceeds from borrowings from related parties	543,976	295,096
Repayments of third party loans	(101,793)	(286,418)
Principal payment from capital lease	432,722	-
Capital contribution from non-controlling interest	435,964	-
Net cash provided by financing activities	804,680	2,017,721

Effect of changes of foreign exchange rates on cash	(6,629)	(16,407)
Net increase ( decrease) in cash	(527,085)	590,611
Cash, beginning of year	820,856	230,245
Cash, end of year	$293,771	$820,856

Supplemental disclosure of cash flow information
Cash paid for interest expense	$333,190	$286,461
Cash paid for income tax	$115,179	$336,386

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Business

Bon Natural Life Limited (“Bon Natural “ or the “Company”), through its wholly-owned subsidiaries and entities controlled through contractual arrangements, is engaged in the research and development, manufacturing and sales of functional active ingredients extracted from natural herb plants which are widely used by manufacturer customers in the functional food, personal care, cosmetic and pharmaceutical industries. The Company sells its products to customers located in both Chinese and international markets.

Organizations

Bon Natural Life Limited was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on December 11, 2019.

Bon Natural owns 100% equity interest of Tea Essence Limited (“Tea Essence”), an entity incorporated on January 9, 2020 in accordance with the laws and regulations in Hong Kong.

Xi’an Cell and Molecule Information Technology Limited. (“Xi’an CMIT”) was formed on April 9, 2020, as a Wholly Foreign-Owned Enterprise (“WOFE”) in the People’s Republic of China (“PRC”).

Bon Natural , Tea Essence and Xi’an CMIT are currently not engaging in any active business operations and merely acting as holding companies.

Prior to the reorganization described below, Mr. Yongwei Hu, the chairman of the board of directors and the chief executive officer of the Company, was the controlling shareholder of Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), an entity incorporated on April 23, 2006 in accordance with PRC laws. Xi’an App-Chem owns 100% of the equity interests of the following subsidiaries: (1) Shaanxi App-Chem Health Industry Co., Ltd. (“App-Chem Health”) was incorporated on April 17, 2006 in Tongchuan City in accordance with PRC laws; (2), Shaanxi App-Chem Ag-tech Co., Ltd (“App-Chem Ag-tech”) was incorporated on April 19, 2013 in Dali County, Shaanxi Province in accordance with PRC laws; (3) Xi’an Yanhuang TCM Medical Research & Development Co., Ltd (“Xi’an YH”) was incorporated on September 15, 2009 in Xi’an City in accordance with PRC laws; (4) Balikun Tianmei Bio(Tech) Co., Ltd. (“Balikun”) was incorporated on December 16, 2016 in Balikun City in accordance with PRC laws; (5) App-Chem Bio (Tech) (Guangzhou) Co., Ltd. (“App-Chem Guangzhou”) was incorporated on April 27, 2018 in Guangzhou City in accordance with PRC laws and (6) Tongchuan Dietary Therapy Health Technology Co., Ltd. (“Tongchuan DT”) was incorporated on May 22, 2017 in Tongchuan City in accordance with PRC laws.

In addition, Xi’an App-Chem also owns majority of the equity interest in the following two entities: Xi’an Dietary Therapy Medical Technology Co., Ltd (“Xi’an DT”) was incorporated on April 24, 2015 in accordance with PRC laws, with 75% equity ownership interest owned by Xi’an App-Chem; Tianjin Yonghexiang Bio(Tech) Co., Ltd. (“Tianjin YHX”) was incorporated on September 16, 2019 in accordance with PRC laws, with 51% equity ownership interest owned by Xi’an App-Chem. On March 11, 2020, Xi’an App-Chem established a new 100% controlled subsidiary, Gansu Baimeikang Bioengineering Co., Ltd. (“Gansu BMK”). The above-listed entities are collectively referred to as the “Bon Operating Companies” below.

Reorganization

A reorganization of our legal structure (“Reorganization”) was completed on May 28, 2020. The reorganization involved the incorporation of Bon Natural Life, Tea Essence and Xi’an CMIT, and entering into certain contractual arrangements between Xi’an CMIT, the shareholders of Bon Operating Companies and the Bon Operating Companies.

F-7

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

Consequently, the Company became the ultimate holding company of Tea Essence, Xi’an CMIT and Bon Operating Companies.

On May 28, 2020, Xi’an CMIT entered into a series of contractual arrangements with the shareholders of the Bon Operating Companies. These agreements include, Exclusive Service Agreement, Share Pledge Agreement, Proxy Agreement, Exclusive Option Agreement, Powers of Attorney, Spousal Consent Letter, and Loan Agreement intended to guarantee the exercise of the Exclusive Option Agreements and Spouse Consents (collectively the “VIE Agreements”). Pursuant to the VIE Agreements, Xi’an CMIT has the exclusive right to provide to the Bon Operating Companies consulting services related to business operations including technical and management consulting services. The VIE Agreements are designed to provide Xi’an CMIT with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of each of the Bon Operating Companies, including absolute control rights and the rights to the assets, property, and revenue of each of the Bon Operating Companies. As a result of our direct ownership in Xi’an CMIT and the VIE Agreements, we believe that the Bon Operating Companies should be treated as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 Consolidation and we are regarded as the primary beneficiary of our VIEs. We treat our VIEs as our consolidated entities under U.S. GAAP. The Company, together with its wholly owned subsidiaries and its VIEs, is effectively controlled by the same shareholders before and after the Reorganization and therefore the Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company, its subsidiaries, and its VIEs has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Upon the completion of the Reorganization, the Company has subsidiaries in countries and jurisdictions in the PRC and Hong Kong. Details of the subsidiaries of the Company as of September 30, 2019 were set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Bon Natural Life	December 11, 2019	Cayman Islands	Parent, 100%	Investment holding

Tea Essence	January 9, 2020	Hong Kong	100%	Investment holding

Xi’an CMIT	April 9, 2020	Xi.an City, PRC	100%	WOFE, Investment holding
VIE of the Company:
Xi’an App- Chem Bio (Tech)	April 23, 2006	Xi’an City, PRC	VIE	General administration and sales of the Company’s products to customers
Bon Operating Companies (owned by VIE)
App-Chem Health	April 17, 2006	Tongchuan City, PRC	100% owned by VIE	Product manufacturing
App-Chem Ag-tech	April 19, 2013	Dali County, PRC	100% owned by VIE	Registered owner of land with an area of 12,904 square meters , no other business activities
Xi’an YH	September 15, 2009	Xi.an City, PRC	100% owned by VIE	Research and development of product
Balikun	December 16, 2016	Balikun City, PRC	100% owned by VIE	No active business operation
App-Chem Guangzhou	April 27, 2018	Guangzhou City, PRC	100% owned by VIE	Raw material purchase
Tongchuan DT	May 22, 2017	Tongchuan City, PRC	100% owned by VIE	Product manufacturing
Xi’an DT	April 24, 2015	Xi’an City, PRC	75% owned by VIE	Research and development of product
Tianjin YHX	September 16, 2019	Tianjin City, PRC	51% owned by VIE	Raw material purchase

F-8

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The VIE contractual arrangements

The Company’s main operating entities, Xi’an App-Chem, and Shaanxi App-Chem Health (or the “Bon Operating Companies” as referred above), are controlled through contractual arrangements in lieu of direct equity ownership by the Company.

A VIE is an entity which has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

Xi’an CMIT is deemed to have a controlling financial interest in and be the primary beneficiary of the Bon Operating Companies because it has both of the following characteristics:

●	The power to direct activities of the Bon Operating Companies that most significantly impact such entities’ economic performance, and

●	The obligation to absorb losses of, and the right to receive benefits from, the Bon Operating Companies that could potentially be significant to such entities.

Pursuant to these contractual arrangements, the Bon Operating Companies shall pay service fees equal to all of their net profit after tax payments to Xi’an CMIT. At the same time, Xi’an CMIT is obligated to absorb all of their losses. Such contractual arrangements are designed so that the operations of the Bon Operating Companies are solely for the benefit of Xi’an CMTI and ultimately, the Company.

Risks associated with the VIE structure

The Company believes that the contractual arrangements with its VIE and the shareholders of its VIE are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

●	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

●	limit the Company’s business expansion in China by way of entering into contractual arrangements;

●	impose fines or other requirements with which the Company’s PRC subsidiary and VIEs may not be able to comply;

●	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

●	restrict or prohibit the Company’s use of the proceeds from public offering to finance the Company’s business and operations in China.

F-9

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The Company’s ability to conduct its financial service businesses may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE and VIE’s subsidiaries in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and its VIE. The Company, Tea Essence and Xi’an CMIT are essentially holding companies and do not have active operations as of September 30, 2019 and 2018. As a result, total assets and liabilities presented on the Consolidated Balance Sheets and revenue, expenses, and net income presented on the Consolidated Statement of Comprehensive Income as well as the cash flows from operating, investing and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIE and VIE’s subsidiaries. The Company has not provided any financial support to the VIE for the years ended September 30, 2019 and 2018.

The following financial statement amounts and balances of the VIE were included in the accompanying consolidated financial statements after elimination of intercompany transactions and balances:

	September 30, 2019	September 30, 2018
Current assets	$8,579,432	$13,450,684
Non-current assets	10,980,980	3,194,232
Total assets	$19,560,412	$16,644,916
Current liabilities	$10,864,350	$8,749,655
Non-current liabilities	1,432,716	3,348,816
Total liabilities	$12,297,066	$12,098,471

	For the Years Ended September 30,
	2019	2018
Revenue	$16,396,018	$10,781,636
Net income	$2,562,636	$223,376

	For the Years Ended September 30,
	2019	2018
Net cash provided by operating activities	$7,104,822	$273,897
Net cash used in investing activities	$(8,429,958)	$(1,684,600)
Net cash provided by financing activities	$804,680	$2,017,721

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries, and entities it controlled through VIE agreements. All inter-company balances and transactions are eliminated upon consolidation.

F-10

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-controlling interests

Non-controlling interests represent minority shareholders’ 25% ownership interest in Xi’an DT and a minority shareholder’s 49% ownership interest in Tianjin YHX as of September 30, 2019. The non-controlling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statements of operations and comprehensive loss as an allocation of the total loss for the year between non-controlling interest holders and the shareholders of the Company.

Uses of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for estimated uncollectible receivables, inventory valuations, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

Risks and Uncertainties

The main operation of the Company is located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in [ Note 1], this may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations (see Note 18- Subsequent Events).

The development and commercialization of natural and healthy extracts and compounds products is highly competitive, and the industry currently is characterized by rapidly changing technologies, significant competition and a strong emphasis on intellectual property. The Company may face competition with respect to our current and future pharmaceutical product candidates from major pharmaceutical companies in China.

Cash and cash equivalents

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains most of its bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

F-11

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable, net

Accounts receivable are presented net of allowance for doubtful accounts.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the collection is not probable. Allowance for uncollectable balances amounted to $73,386 and $48,529 as of September 30, 2019 and 2018, respectively.

Inventories, net

Inventories are stated at net realizable value using weighted average method. Costs include the cost of raw materials, freight, direct labor and related production overhead. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. The Company evaluates inventories on a quarterly basis for its net realizable value adjustments, and reduces the carrying value of those inventories that are obsolete or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging, expiration dates, as applicable, taking into consideration historical and expected future product sales. The Company recorded inventory reserve of $389,867 and $405,205 as of September 30, 2019 and 2018, respectively.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, prepaid expenses and other current assets, accounts payable, short-term bank loans, accrued expenses and other current liabilities, taxes payable and due to related parties, approximate the fair value of the respective assets and liabilities as of September 30, 2019 and 2018 based upon the short-term nature of the assets and liabilities.

F-12

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Buildings	20 years
Machinery and equipment	5–10 years
Automobiles	8 years
Office and electric equipment	3–5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Intangible assets, net

The Company’s intangible assets primarily includes land use rights. A land use right in the PRC represents an exclusive right to occupy, use and develop a piece of land during the contractual term of the land use right. The cost of a land use right is usually paid in one lump sum at the date the right is granted. The prepayment usually covers the entire period of the land use right. The lump sum advance payment is capitalized and recorded as land use right and then charged to expense on a straight-line basis over the period of the right, which is normally 50 years.

Impairment of long-lived Assets

Long-lived assets, such as property, plant and equipment, land use rights and long-term investment, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of a long-lived asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying value of an asset or asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount that the carrying value exceeds the estimated fair value of the asset or asset group. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. Assets to be disposed are reported at the lower of carrying amount or fair value less costs to sell, and are no longer depreciated. No impairment of long-lived assets was recognized as of September 30, 2019 and 2018.

Capital lease obligation

F-13

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In accordance with ASC 840, Leases, leases are classified at the inception date as either a capital lease or an operating lease. For the lessee, a lease is a capital lease if any of the following conditions exist: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease.

Capital leases are measured at the commencement of the lease at an amount equal to the present value at the beginning of the lease term of minimum lease payments during the lease term. During the lease term, each minimum lease payment is allocated between a reduction of the obligation and interest expense to produce a constant periodic rate of interest on the remaining balance of the obligation (the interest method). Assets held under capital leases are depreciated over the useful lives of the assets or the lease term, whichever is shorter.

In accordance with ASC 840-40-25-2, the Company sells part of its plant machines to the lessor, leased them back from the lessor, and retains all of the plant machines and their remaining economic lives, therefore, the sale-and-leaseback arrangement is not a sales arrangement for the designated properties. Instead, the arrangement is a lease in nature.

Under ASC 840-10-25-1 and ASC 840-10-25-29, at the time of the lease agreement, the plant machines had agreed-upon fair value, and the minimum lease payments had present value over 90% of the fair value. Management deemed the arrangement as a capital lease.

Foreign Currency Translation

The functional currency for Bon Natural is the U.S Dollar (“US$”). Tea Essence uses Hong Kong dollar as its functional currency. However, Bon Natural, and Tea Essence currently only serve as the holding companies and did not have active operation as of the date of this report. The Company operates its business through its subsidiary and VIEs in the PRC as of September 30, 2019 The functional currency of the Company’s subsidiary and VIEs is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into US$.

Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

F-14

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	September 30, 2019	September 30, 2018
Year-end spot rate	US$1=RMB 7.1383	US$1=RMB 6.8681
Average rate	US$1=RMB 6.8767	US$1=RMB 6.5359

Revenue recognition

On October 1, 2017, the Company adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements. Therefore, no adjustments to opening retained earnings were necessary.

ASC 606, Revenue from Contracts with customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that would result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams.

In accordance to ASC 606, the Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. The Company accounts for the revenue generated from sales of its products to its customers, in which the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods. All of the Company’s contracts have single performance obligation as the promise is to transfer the individual goods to customers, and there is no other separately identifiable promises in the contracts. The Company’s revenue streams are recognized at a point in time when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. The Company’s products are sold with no right of return and the Company does not provide other credits or sales incentive to customers. The Company’s sales are net of value added tax (“VAT”) and business tax and surcharges collected on behalf of tax authorities in respect of product sales.

F-15

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of September 30, 2019 and 2018, other than accounts receivable and advances from customers, the Company had no other material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheet. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts by product types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the years ended September 30, 2019 and 2018 are disclosed in Note 17 of this consolidation financial statements.

Research and development expenses

The Company expenses all internal research and development costs as incurred, which primarily comprise employee costs, internal and external costs related to execution of studies, including manufacturing costs, facility costs of the research center, and amortization and depreciation to intangible assets and property, plant and equipment used in the research and development activities. For the years ended September 30, 2019 and 2018, research and development expense were approximately $522,867 and $556,090, respectively.

Selling, General and Administrative Expenses

Selling expenses represents primarily costs of payroll, benefits, commissions for sales representatives and advertising expenses. General and administrative expenses represents primarily payroll and benefits costs for administrative employees, rent and operating costs of office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

Advertising expense

Advertising expenses primarily relate to promotion of the Company’s brand name and products through outdoor billboards and social media such as Weibo and WeChat. Advertising expenses are included in selling expenses in the consolidated statements of income and comprehensive income. Advertising expenses amounted to $51,257 and $49,289 for the years ended September 30, 2019 and 2018, respectively.

Government subsidies

Government subsidies primarily relate to local government’s cash award to High and New Technology Enterprises (“HNTEs”) to encourage entrepreneurship and stimulate local economy. Such awards are granted on a case-by-case basis by local government. The Company’s VIE, Xi’an App-chem was approved as a HNTE and received government subsidy in the form of export sales refund and cash awards based on annual financial performance. The Company recognizes government subsidies as other operating income when they are received because they are not subject to any past or future conditions, there are no performance conditions or conditions of use, and they are not subject to future refunds. Government subsidies received and recognized as other operating income totaled $140,295 and $67,608 for the years ended September 30, 2019 and 2018, respectively.

F-16

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended September 30, 2019 and 2018. The Company does not believe there was any uncertain tax provision at September 30, 2019 and 2018.

The Company’s operating subsidiary and VIE in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the fiscal years ended September 30, 2019 and 2018. As of September 30, 2019, all of the Company’s tax returns of its PRC subsidiary, its VIE and VIE’s subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17% (starting from May 1, 2018, VAT rate was lowered to 16%, and starting from April 1, 2019, VAT rate was further lowered to 13%), depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or recoverable net of VAT payments in the accompanying consolidated financial statements.

For export sales, VAT is not imposed on gross sales price, but the VAT related to purchasing raw materials is refunded after the export is completed.

Employee Defined Contribution Plan

The Company’s subsidiaries in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which pension, work-related injury benefits, maternity insurance, medical insurance, unemployment benefit and housing fund are provided to eligible full-time employees. The relevant labor regulations require the Company’s subsidiaries in the PRC to pay the local labor and social welfare authorities monthly contributions based on the applicable benchmarks and rates stipulated by the local government. The contributions to the plan are expensed as incurred. Employee social security and welfare benefits included as expenses in the accompanying statements of income and comprehensive income amounted to US$68,128 and US$63,243 for the years ended September 30, 2019 and 2018, respectively.

F-17

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of September 30, 2019 and 2018, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Segment Reporting

The Company uses the management approach in determining reportable operating segments. The management approach considers the internal reporting used by the Company’s chief operating decision maker for making operating decisions about the allocation of resources of the segment and the assessment of its performance in determining the Company’s reportable operating segments. Management has determined that the Company has one operating segment.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for all leases, including operating leases, with a term in excess of 12 months. The guidance also expands the quantitative and qualitative disclosure requirements. The new guidance requires the lessee to record operating leases on the balance sheet with a right-of-use asset and corresponding liability for future payment obligations. In July 2018, FASB issued ASU 2018-11 Leases (Topic 842) – Targeted Improvements that reduces costs and eases implementation of the leases standard for financial statement preparers. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of non-lease components from lease components. In November 2019, FASB released ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which modified the implementation date of the standard. For public entities, the guidance will be effective for fiscal year beginning after December 15, 2018 and interim periods therein. For all other entities, the guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. As an emerging growth company, the Company will adopt this guidance effective October 1, 2021. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As an emerging growth company, the Company plans to adopt this guidance effective October 1, 2023. The Company has adopted the standard on October 1, 2019, and there was no material impact on its consolidated financial statements as a result of the adoption.

F-18

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for all entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, which is fiscal 2021 for us, with early adoption permitted. The Company does not expect adoption of the new guidance to have a significant impact on our financial statements.

In February 2020, the FASB issued ASU 2020-02, “Financial Instruments – Credit Losses (Topic 326) and Leases (topic 842) Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (topic 842)”. This ASU provides guidance regarding methodologies, documentation, and internal controls related to expected credit losses. This ASU is effective for interim and annual periods beginning after December 15, 2019, and early adoption is permitted. The Company is evaluating the impact of this guidance on its consolidated financial statements.

NOTE 3 — LIQUIDITY

As reflected in the Company’s consolidated financial statements, the Company had negative working capital of $2.3 million as of September 30, 2019. In addition, the Company is currently constructing a new manufacturing plant. As of September 30, 2019, the Company had future minimum capital expenditure commitment on its construction-in-progress project of approximately $4.5 million within the next twelve months. Furthermore, in December 2019, a novel strain of coronavirus (COVID-19) surfaced. COVID-19 has spread rapidly throughout China and worldwide, which has caused significant volatility in the PRC and international markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the PRC and international economies. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties and challenges resulting from the COVID-19 outbreak, the Company temporarily closed its facilities and operations to until late March 2020. During this temporary business closure period, there was limited support from the Company’s employees, delayed access to raw material supplies, reduced customer sales orders, and the Company’s inability to promote the sales to customers on a timely basis. As a result, the Company’s revenue and operating cash flows for fiscal year 2020 may be significantly lower than expected.

In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future, and its operating and capital expenditure commitments. As of September 30, 2019, the Company had cash on hand of approximately $0.3 million while the Company also had outstanding accounts receivable of approximately $5.3 million, of which approximately $5.2 million or 98% has been subsequently collected back as of May 31, 2020. In addition, the Company had acquisition deposit of approximately $1.3 million as of September 30, 2019, the Company terminated the intended acquisition and collected this deposit in May 2020. Cash collection from accounts receivable and acquisition deposit become available for use as working capital.

F-19

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — LIQUIDITY (continued)

As of September 30, 2019, the Company had outstanding bank loans of approximately $5.3 million from several PRC banks (including short-term bank loans of approximately $2.1 million, current portion of long-term bank loans of approximately $1.8 million and long-term bank loans of approximately $1.4 million). Management expects that it would be able to renew all of its existing bank loans upon their maturity based on past experience and the Company’s good credit history. In addition to the current borrowings, from April and June 2020, the Company secured an aggregate of $6.4 million (RMB 46 million) lines of credit with PRC banks as working capital loan (including $2.1 million line of credit with Huaxia Bank for one to three years, $1.8 million line of credit with Bohai Bank for one year and $2.5 million line of credit with Bank of China for one year). As of the date of this report, the Company only borrowed $1.1 million (RMB 8 million) out of these lines of credit and had the availability to borrow an additional maximum loans of RMB 38 million (approximately $5.3 million) under these lines of credit before April 2023. (see Note 18). Furthermore, the Company’s controlling shareholder, Mr. Yongwei Hu, also made pledges to provide continuous financial support to the Company for at least next 12 months from the issuance of the financial statements.

Currently, the Company is working to improve its liquidity and capital sources primarily through cash flows from operation, debt financing and financial support from its principal shareholder. In order to fully implement its business plan and sustain continued growth, the Company may also seek equity financing from outside investors. At the present time, however, the Company does not have commitments of funds from any potential investors. No assurance can be given that additional financing, if required, would be available on favorable terms or at all.

Based on the current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least 12 months from the date of this report.

NOTE 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consists of the following:

	September 30, 2019	September 30, 2018
Accounts receivable	$5,309,656	$2,602,674
Less: allowance for doubtful accounts	(73,386)	(48,529)
Accounts receivable, net	$5,236,270	$2,554,145

The Company’s accounts receivable primarily includes balance due from customers when the Company’s products are sold and delivered to customers.

Approximately 99% of the September 30, 2018 accounts receivable balance has been collected in fiscal year 2019. 98% of accounts receivable balances as of September 30, 2019 has been collected as of the date of this report.

Allowance for doubtful accounts movement is as follows:

	September 30, 2019	September 30, 2018
Beginning balance	$48,529	$13,095
Additions	27,709	37,662
Reductions	-	-
Foreign currency translation adjustments	(2,852)	(2,228)
Ending balance	$73,386	$48,529

F-20

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INVENTORIES

Inventories consist of the following:

	September 30, 2019	September 30, 2018
Raw materials	$891,604	$1,743,759
Finished goods	2,102,127	8,058,089
Inventory valuation allowance	(389,867)	(405,205)
Total inventory, net	$2,603,864	$9,396,643

NOTE 6 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

	September 30, 2019	September 30, 2018
Advance to vendors for raw material purchase	$374,033	$557,827
Advance to employees for business development	77,871	121,213
Allowance for doubtful accounts	(6,377)	-
Total prepaid expenses and other current assets, net	$445,527	$679,040

NOTE 7 — ACQUISITION DEPOSIT

On December 15, 2017, the Company’s VIE, Xi’an App-Chem Bio (Tech) Co., Ltd entered into a share transfer agreement with the shareholders of Tianjian Youli Fruits and Vegetables Co., Ltd. (“Tianjin Youli” ), an unaffiliated vendor to the Company, in order to acquire 51% of the equity ownership interest in Tianjin Youli. The purpose of the acquisition is to expand the Company’s research, development and sale of vegetable extracts and dietary foods in northern China. The proposed purchase price was approximately RMB11.7 million (approximately $1.6 million), subject to adjustment based on the fair value of the total assets and liabilities of Tianjin Youli upon closing. The Company made an acquisition deposit of approximately RMB 9.3 million (approximately $1.3 million) to Tianjin Youli as of September 30, 2019.

Due to change in market conditions as affected by the COVID-19 outbreak and spread, the Company and Tianjin Youli agreed not to proceed with any definitive agreement. In May 2020, Tianjin Youli refunded the acquisition deposit of $1.3 million to the Company.

NOTE 8 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consists of the following:

	September 30, 2019	September 30, 2018
Buildings	$573,184	$595,734
Machinery, equipment and furniture	1,848,703	1,707,746
Motor Vehicles	166,899	173,251
Construction in progress (“CIP”) (1)	8,008,814	1,454,042
Subtotal	10,597,600	3,930,773
Less: accumulated depreciation	(1,099,548)	(920,041)
Property, plant and equipment, net	$9,498,052	$3,010,732

F-21

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — PROPERTY, PLANT AND EQUIPMENT, NET (continued)

Depreciation expense was $222,486 and $219,721 for the years ended September 30, 2019 and 2018, respectively.

Construction-in-progress (“CIP”) represents direct costs of construction incurred for the Company’s manufacturing facilities. On August 16, 2017, the Company’s VIE, Xi’an App-Chem Bio(Tech)Co.,Ltd. started to construct a new manufacturing plant in Togchuan City, Shaanxi Province, with total budget of RMB 95 million (approximately $13.6 million) for construction of the main body of the manufacturing plant, plant decoration and purchase of machinery and equipment. As of September 30, 2019, the Company has spent approximately RMB54.8 million (approximately $7.7 million) on the construction of the main body of the manufacturing plant and future minimum capital expenditure on this CIP project is estimated to be approximately $5.9 million (see Note 16).

Subsequently, from October 2019 to May 2020, the Company spent additional RMB 24.8 million (approximately US$3.6 million) on decoration of the manufacturing plant. As a result, future minimum capital expenditure on this CIP project has been lowered down from approximately $5.9 million as of September 30, 2019 to approximately RMB 15.8 million (equivalent to $2.3 million) as of the date of this report. The construction of this new manufacturing facility is expected to be fully completed and put into production in the first half of 2021.

NOTE 9 — INTANGIBLE ASSETS, NET

Intangible assets, net mainly consist of the following:

	September 30, 2019	September 30, 2018
Land use rights	$184,103	$191,345
Less: accumulated amortization	(45,731)	(43,378)
Land use right, net	$138,372	$147,967

Amortization expense was $4,147 and $4,363 for the years ended September 30, 2019 and 2018, respectively.

Estimated future amortization expense for intangible assets is as follows:

Years ending September 30,	Amortization expense

2020	$3,682
2021	3,682
2022	3,682
2023	3,682
2024	3,682
Thereafter	119,962
$138,372

F-22

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — DEBT

The Company borrowed from PRC banks, other financial institutions and third-parties as working capital funds. As of September 30, 2019 and 2018, the Company’s debt consisted of the following:

(a) Short-term loans:

		As of September 30,
		2019	2018

Xi’an Bank	(1)	$560,358	$582,403
Chongqing Bank	(2)	-	728,003
Beijing Bank	(3)	686,438	436,802
Shanghai Pudong Development Bank Co., Ltd.	(4)	-	43,326
Industrial Bank Co., Ltd.	(5)	-	582,403
Xi’an De Yu Rong Commercial Factoring Co., Ltd.	(6)		266,935
WeBank Co., Ltd.	(7)	105,067	-
Ningxia Bank	(8)	420,268	-
Xi’an Guosen Micro-Credit Co., Ltd.	(9)	280,178	-
Total short-term loans		$2,052,309	$2,639,872

(1) On November 23, 2017, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Tumen Branch of Xi’an Bank to borrow RMB4.0 million (equivalent to $0.6 million) as working capital for one year, with maturity date on October 22, 2018. The loan bears an interest rate of 5.655% per annum. The loan was repaid in full upon maturity.

On November 23, 2018, Xi’an App-Chem entered into another agreement with Xi’an bank to borrow RMB4.0 million (equivalent to $0.6 million) as working capital for one year, with maturity date on October 22, 2019. The loan bears an interest rate of 5.655% per annum. The loan was repaid in full upon maturity.

For the loans borrowed from Xi’an bank in 2017 and 2018, a third-party guarantee company provided guarantee to these loans. In addition, the Company’s controlling shareholder, Mr. Yongwei Hu, also pledged his proportionate ownership interest in Xi’an App-chem with Xi’an Bank as collateral to safeguard these loans.

(2) On January 4, 2018, the Company’s VIE, Xi’an App-Chem entered into a loan agreement with Chongqing bank to borrow RMB5.0 million (equivalent to $0.7 million) as working capital for one year, with maturity date on January 4, 2019. The loan bears an interest rate of 5.655% per annum.. This loan was guaranteed by a third-party guarantee company. In addition, the Company’s controlling shareholder, Mr. Yongwei Hu, pledged his proportionate ownership interest in Xi’an App-chem as collateral to safeguard this loan. Mr. Hu and and his wife Ms. Jing Liu jointly pledged their personal residence property as collateral to provide further guarantee to this loan. The Company also pledged certain free patent owned by the Company as additional guarantee to this loan. The loan was fully repaid upon maturity.

(3) On June 27, 2018, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Beijing Bank to borrow RMB3.0 million (equivalent to $0.4 million) as working capital for one year, with maturity date on June 27, 2019 and interest rate of 5.655% per annum. A third-party guarantee company provided guarantee to this loan. In addition, the Company’s controlling shareholder, Mr. Yongwei Hu, pledged his personal residence property as collateral to safeguard this loan. The loan was fully repaid upon maturity.

F-23

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — DEBT (continued)

On August 7, 2019, the Company’s VIE, Xi’an App-Chem, entered into another loan agreement with Beijing Bank to borrow RMB4.0 million (equivalent to US$0.6 million) for one year, with maturity date on August 26, 2020 and interest rate of 5.22% per annum. A third-party guarantee company provided guarantee to this loan. In addition, The Company pledged certain free patent owned by the Company as collateral to safeguard this loan. The loan was fully repaid upon maturity.

On August 8, 2019, the Company’s VIE, Xi’an App-Chem entered into another loan agreement with Beijing Bank to borrow RMB900,000 (equivalent to US$126,080) as working capital for one year, with maturity date on August 4, 2020 and interest rate of 4.51% per annum. The Company’s controlling shareholder, Mr. Yongwei Hu used his personal bank savings to provide credit guarantee to safeguard this loan. The loan was fully repaid upon maturity.

(4) On April 25 2018, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Shanghai Pudong Development Bank Co. Ltd to borrow RMB500,000 (equivalent to US$72,800) as working capital for one year, with maturity date on April 26, 2019 and an interest rate of 9.7875% per annum. As of September 30, 2018, the balance of this loan was RMB 297,573 (or $43,326) due to partially repayment. The loan was fully repaid upon maturity.

(5) On July 5, 2018, the Company’s VIE, Xi’an App-Chem entered into a loan agreement with Fenglin Green River Branch of Industrial Bank Co., Ltd. to borrow RMB4.0 million (equivalent to $0.6 million) as working capital for one year, with maturity date on July 4, 2019. The loan bears an interest rate of 5.655% per annum. The Company pledged certain free patent owned by the Company as collateral to safeguard this loan. The loan was fully repaid upon maturity

(6) On August 15 2018, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Xi ‘an Deyu Rong Commercial Factoring Co. Ltd. to borrow RMB1.8 million (equivalent to US$0.3 million) as working capital for one year, with maturity date on August 7, 2019 and a fixed annual interest of RMB312,610 (equivalent to US$45,459). The loan was fully repaid upon maturity.

(7) On December 12, 2018, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Shenzhen Qianhai WeBank Co., Ltd, to borrow RMB750,000 (equivalent to US$0.1 million) as working capital for one year, with maturity date on December 12, 2019 and a daily interest rate of 0.05%. The loan was fully repaid upon maturity.

(8) On January 30, 2019, the Company’s VIE , Xi’an App-Chem , entered into a loan agreement with Ningxia Bank to borrow RMB3.0 million (equivalent to $0.4 million) as working capital for one year, with maturity date on January 29, 2020. The loan bears an interest rate of 7.4% per annum. The loan was guaranteed by a third-party guarantee company. In addition, the Company’s controlling shareholder, Mr. Yongwei Hu, also pledged his proportionate ownership interest in Xi’an App-chem with Ningxia Bank as collateral to safeguard this loan. The loan was fully repaid upon maturity

(9) On July 1, 2019, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Xi’an Guosen Micro-Credit Co., Ltd, to borrow RMB2.0 million (equivalent to US$0.3 million) as working capital for six months, with maturity date on December 27, 2019 and interest rate of 17% per annum. The loan was fully repaid upon maturity.

F-24

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — DEBT (continued)

(b) Long-term loans:

		As of September 30,
		2019	2018

Xi’an Investment Holding Co., Ltd.	(10)	$2,101,341	$2,184,010
Xi’an High-Tech Emerging Industry Investment Fund Partnership	(11)	1,120,715	1,164,806
Total		3,222,056	3,348,816
Less: current portion of long-term loans		1,821,162	-
Long-term loans		$1,400,894	$3,348,816

(10) On February 14, 2017 and on December 13, 2017, the Company’s VIE, Xi’an App-Chem entered into loan agreements with third-party Xi’an Investment Holdings Co., Ltd., to borrow an aggregate of RMB 15.0 million (approximately $2.2 million) as working capital for three years, with interest are ranging from 2% to 4% per annum. Among the total RMB 15.0 million loans, RMB5.0 million (equivalent to US$0.7 million) will mature on February 13, 2020 and RMB10.0 million (approximately $1.5 million) will mature on December 12, 2020. The Company’s controlling shareholder, Mr. Yongwei Hu, pledged his proportionate ownership interest in Xi’an App-chem and his personal bank savings as collaterals to safeguard these loans. As of September 30, 2019, RMB 5 million ($700,447) to be matured on February 13, 2020 was reclassified as current portion of long term loans. The loan matured on February 12, 2020 but not repaid on time due to COVID-19 impact. The loan payment term has subsequently been extended to December 2020 in accordance with a COVID-19 relief notice issued by local government.

(11) On June 26, 2017, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with third-party Xi’an High-tech Emerging Industries Investment Fund Partnership (the “Lender”) to borrow RMB 8.0 million (approximately $1.1 million) as working capital for three years, with maturity date on June 25, 2020 and, an interest rate of 3.8% per annum. The Company’s controlling shareholder, Mr. Yongwei Hu, pledged his proportionate ownership interest in Xi’an App-chem as collateral safeguard this loan. As of September 30, 2019, this loan was reclassified as current portion of long term loans. The loan matured on June 26, 2020 and not repaid on time due to COVID-19 impact. The Company is now negotiating with the Lender to extend the loan repayment date for additional 12 months in accordance with a COVID-19 relief notice issued by local government .

For the above-mentioned short-term and long-term loans from PRC banks and financial institutions, interest expense amounted to $331,190 and $286,461 for the years ended September 30, 2019 and 2018, respectively.

(c) Third party loans

		As of September 30,
		2019	2018

Wei Wang	(12)	$420,268	$436,802
Xueyan Zhou	(12)	3,923	4,077
Chanping Song	(12)	-	101,920
Total third-party loans		$424,191	$542,799

F-25

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — DEBT (continued)

(12) During the Company’s normal course of business, the Company also borrows funds from several third-party individuals as working capital. These borrowings are short-term, interest free and payable on demand. As of September 30, 2019 and 2018, loans payable to third-parties amounted to $424,191 and $542,799, respectively.

NOTE 11 — RELATED PARTY TRANSACTIONS

(a) Due to related parties

		September 30,	September 30,
	Related party relationship	2019	2018
Shaanxi Meishengyuang Bio-Technoloy Co., Ltd	5.5% of shareholder of Xi’an App-chem	$770,532	$276,602
Wenhu Guo	Senior Management of the Company	388,075	249,382
Jing Liu	Wife of the controlling shareholder	4,203	4,368
Sheying Wang	Senior Management of the Company	3,055	3,175
		$1,165,865	$533,527

As of September 30, 2019 and 2018, the balance of due to related parties was comprised of the Company’s borrowings from related parties and was used for working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand.

(b) Loan guarantee provided by related parties

In connection with the Company’s short-term and long-term loans borrowed from PRC banks and other financial institutions, the Company’s controlling shareholder, Mr. Yongwei Hu pledged his proportionate ownership interest in Xi’an App-chem, and his personal bank savings as collaterals to safeguard the Company’s borrowings from the banks and financial institutions. Mr. Yongwei Hu and his wife Ms. Jing Liu also jointly pledged their personal residence property to guarantee the Company’s certain loans (see Note 10).

NOTE 12 — TAXES

(a) Corporate Income Taxes (“CIT”)

Cayman Islands

Under the current tax laws of the Cayman Islands, Bon Natural Life Limited (“Bon Natural Life”) is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

Hong Kong

Tea Essence Limited (“Tea Essence”) is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 16.5%. However, Tea Essence did not generate any assessable profits derived from Hong Kong sources for the fiscal years ended September 30, 2019 and 2018, and accordingly no provision for Hong Kong profits tax has been made in these periods.

F-26

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — TAXES (continued)

PRC

Under PRC CIT Law, domestic enterprises and Foreign Investment Enterprises (“FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis by local government as preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. The Company’s VIE, Xi’an App-Chem was approved as a HNTE and is entitled to a reduced income tax rate of 15% beginning October 18, 2017, which is valid for three years.

CIT is typically governed by the local tax authority in PRC. Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The corporate income taxes for the years ended September 30, 2019 and 2018 were reported at a blended reduced rate as a result of Xi’an App-chem being approved as a HNTE and enjoying a 15% reduced income tax rate, but subsidiaries of Xi’an App-chem are subject to a 25% income tax rate. The impact of the tax holidays noted above decreased foreign taxes by $314,080 and $176,290 for the years ended September 30, 2019 and 2018, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.02 and $0.01 for the years ended September 30, 2019 and 2018, respectively.

The components of the income tax provision (benefit) are as follows:

	For the Years Ended September 30,
	2019	2018
Current tax provision
Cayman Islands	$-	$-
Hong Kong	-	-
China	432,343	120,794
	432,343	120,794
Deferred tax provision (benefit)
Cayman Islands	-	-
Hong Kong	-	-
China	(5,149)	61,484
	(5,149)	61,484
Income tax provision	$427,194	$182,278

The following table reconciles the China statutory rates to the Company’s effective tax rate for the years ended September 30, 2019 and 2018:

	For the Years Ended September 30,
	2019	2018
PRC statutory income tax rate	25.0%	25.0%
Effect of income tax holiday	(10.0)%	(10.0)%
Permanent difference	0.1%	0.1%
Research and development deduction	(1.9)%	(2.4)%
Change in valuation allowance	1.1%	32.2%
Effective tax rate	14.3%	44.9%

F-27

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — TAXES (continued)

Deferred tax assets

The Company’s deferred tax assets are comprised of the following:

	As of September 30,
	2019	2018

Deferred tax assets derived from net operating loss (“NOL”) carry forwards and deferred revenue	$357,721	$335,011
Less: valuation allowance	(318,572)	(299,478)
Deferred tax assets	$39,149	$35,533

The Company follows ASC 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. As of September 30, 2019, all of the Company’s tax returns of its PRC subsidiary, its VIE and VIE’s subsidiaries remain open for statutory examination by PRC tax authorities.

(b) Taxes payable

Taxes payable consist of the following:

	September 30, 2019	September 30, 2018
Income tax payable (recoverable)	$233,526	$(70,461)
Value added tax payable	1,259,006	139,116
Other taxes payable	84,644	29,981
Total taxes payable	$1,577,176	$98,636

As of September 30, 2019, the Company had accrued tax liabilities of approximately $1.58 million, mostly related to the unpaid value added tax in China. According to PRC taxation regulation, if tax has not been fully paid, tax authorities may impose tax and late payment penalties within three years. In practice, since all of the taxes owed are local taxes, the local tax authority is typically more flexible and willing to provide incentives or settlements with local small and medium-size businesses to relieve their burden and to stimulate the local economy. Management has discussed with local tax authorities regarding the outstanding tax payable balance and is in the process of negotiating a settlement plan. There was no interest and penalty accrued as of September 30, 2019 because the Company has not received any penalty and interest charge notice from local tax authorities. The Company believes it is likely that the Company can fully settle its tax liabilities within one year but cannot guarantee such settlement will ultimately occur.

F-28

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — CAPITAL LEASE LIABILITIES

On October 6, 2018, 04, the Company’s VIE, Xi’an App-Chem (the “Lessee”) entered into a capital lease agreement with Guian Hengxin Finance Lease (Shanghai) Ltd. (“the Lessor”). Under the arrangement, the Lessee sells part of its plant machines to the lessor and leased them back from the lessor.

Management deemed these specialized equipment under leases classified as capital lease. The leased equipment is amortized on a straight line basis over 2 years. Total accumulated interest on the leased equipment is RMB153,878 (equivalent to $21,557) as of September 30, 2019.

The maturities of the Company’s capital lease liabilities is as follows:

US$
Years ended September 30,
2020	363,485
2021	31,822

NOTE 14 — SHAREHOLDERS’ EQUITY

Ordinary Shares

Bon Natural Life Limited (“Bon Natural Life”, or the “ Company”) was incorporated under the laws of Cayman Islands on December 11, 2019. The authorized number of ordinary shares was 50,000,000 shares with par value of US$0.0001 and 15,500,000 shares were issued.

On June 17, 2020, the Company’s shareholders approved a reverse split of the outstanding ordinary shares at a ratio of 1-for-3 shares (the “Reverse Split”), which led to a redemption of 10,333,333 shares out of the 15,500,000 ordinary shares previously issued to existing shareholders. The Reverse Split did not change the authorized number of ordinary shares and only changed the issued and outstanding ordinary shares. The Reverse Split took effective on June 24, 2020. As a result of this reverse split and share issuance, there were 5,166,667 shares issued and outstanding. The issuance of these 5,166,667 shares is considered as a part of the Reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

Non-controlling interest

The Company’s VIE, Xi’an App-chem, owns majority of the equity interest in the following two entities: Xi’an Dietary Therapy Medical Technology Co., Ltd (“Xi’an DT”) and Tianjin Yonghexiang Bio(Tech) Co., Ltd. (“Tianjin YHX”) Non-controlling interests represent minority shareholders’ 25% ownership interests in Xi’an DT and 49% ownership interest in Tianjin YHX. The following table reconciles the non-controlling interest as of September 30, 2019 and 2018:

	Xi’an DT	Tianjin YHX	Total
As of September 30, 2017	$-	$-	$-
Net income (loss) attributable to non-controlling interest	-	-	-
Foreign currency translation adjustment	-	-	-
As of September 30, 2018	$-	$-	$-
Net loss attributable to non-controlling interest	(11,167)	-	(11,167)
Capital contribution by non-controlling interest	435,964	-	435,964
Foreign currency translation adjustment	198	-	198
As of September 30, 2019	$424,995	$-	$424,995

F-29

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SHAREHOLDERS’ EQUITY (continued)

Statutory reserve and restricted net assets

Relevant PRC laws and regulations restrict the Company’s PRC subsidiary VIE and VIE’s subsidiaries from transferring a portion of their net assets, equivalent to their statutory reserves and their share capital, to the Company in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Company without the consent of a third party.

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S GAAP differ from those in the statutory financial statements of the WFOE and VIE. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

In light of the foregoing restrictions, the Company’s WFOE Xi’an CMIT, VIE and VIE’s subsidiaries are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulations in the PRC may further restrict the WFOE, VIE and VIE’s subsidiaries from transferring funds to the Company in the form of dividends, loans and advances.

As of September 30, 2019 and 2018, the restricted amounts as determined pursuant to PRC statutory laws totaled $257,409 and Nil, respectively, and total restricted net assets amounted to $5,298,082 and $5,040,673, respectively.

NOTE 15 — CONCENTRATION

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance. For the years ended September 30, 2019 and 2018, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries located in the PRC.

As of September 30, 2019 and 2018, $265,293 and $819,016 of the Company’s cash was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. For the years ended December 31, 2019 and 2018, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries and VIEs located in the PRC.

F-30

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — CONCENTRATION (continued)

The Company sells its products primarily through direct distributors in the People’s Republic of China (the “PRC”) and to some extent, the overseas customers in European countries, North America and Middle East. For the year ended September 30, 2019, three customers accounted for 17.2%, 12.1% and 10.2% of the Company’s total revenue, respectively. For the year ended September 30, 2018, two customers accounted for 23.8% and 12.2% of the Company’s total revenue, respectively.

As of September 30, 2019, three customers accounted for approximately 24.6%, 17.5% and 15.4% of the total accounts receivable balance, respectively. As of September 30, 2018, three customers accounted for approximately 52.1%, 13.4% and 10.3% of the total accounts receivable balance, respectively.

For the year ended September 30, 2019, three suppliers accounted for approximately 24.1%, 14.8% and 10.1% of the total purchases, respectively. For the year ended September 30, 2018, four suppliers accounted for approximately 19.4%, 17.4%, 17.0% and 13.6% of the total purchases, respectively.

NOTE 16 — COMMITMENTS AND CONTINGENCIES

Contingency

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. For the years ended September 30, 2019 and 2018, the Company did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

Capital expenditure commitment

In connection with the Company’s construction-in-progress of its manufacturing facilities as disclosed in Note 8, the Company’s future minimum capital expenditures on the construction-in-progress project are as follows:

12 months ending September 30,	Total
2020	$4,473,815
2021	872,512
2022	-
2023	-
2024	552,591
Total	$5,898,918

NOTE 17 — SEGMENT REPORTING

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

The Company’s conducts its business in China through its wholly-owned subsidiary and entities controlled through contractual arrangements. The Company’s VIE, Xi’an App-chem, is primarily engaged in the general administration and sales of the Company’s products. The VIE’s subsidiaries are engaged in the manufacturing, research and development and raw material purchase (see Note 1).

F-31

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — SEGMENT REPORTING (continued)

The Company develops, manufactures and sells products to customers located in both Chinese and international markets. The Company’s products have similar economic characteristics with respect to raw materials, vendors, marketing and promotions, customers and methods of distribution. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company, rather than by product types or geographic area; hence the Company has only one reporting segment.

Revenue by region

	For the year ended September 30,
	2019	2018
PRC	$11,192,324	$9,274,017
Overseas	5,203,694	1,507,619
Total revenue	$16,396,018	$10,781,636

Revenue by product categories

The summary of our total revenues by product categories for the years ended September 30, 2019 and 2018 was as follows:

	September 30, 2019	September 30, 2018
Fragrance compounds	$6,738,274	$3,277,668
Health supplements (powder drinks)	4,342,490	1,943,722
Bioactive food ingredients	5,315,254	5,560,246
Total revenue	$16,396,018	$10,781,636

NOTE 18 — SUBSEQUENT EVENTS

In December 2019, a novel strain of COVIN-19 was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties resulting from the COVID-19 outbreak, including, but not limited to, the temporary closure of the Company’s factory and operations beginning in early February, limited support from the Company’s employees, delayed access to raw material supplies and inability to deliver products to customers on a timely basis, the Company’s business was negatively impacted and is expected to generate lower revenue and net income during the period from February to April 2020. The Company resumed operations on March 2, 2020 and, as such, the extent of the impact of COVID-19 on the Company’s results of operations and financial condition will depend on future developments, including the duration and spread of the outbreak and the impact on the Company’s customers, which are still uncertain and cannot be reasonably estimated at this point of time.

On April 3, 2020, the Company’s VIE, Xi’an App-Chem, obtained an approval of line of credit from Huaxia Bank for a maximum of RMB 15 million (approximately $2.1 million) loans, including RMB 3 million (approximately $0.4 million) loans as working capital for one year with fixed interest rate of 9% per annum and RMB 12 million (approximately $1.7 million) loans as working capital for three years with fixed interest rate of 6.6% per annum. As of the date of this report, the Company already borrowed $0.7 million (RMB 5 million) short-term loans out of this line of credit and had the availability to borrow additional approximately $1.4 million (RMB 10 million) from Huaxia Bank before April 2023. The Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms.Jing Liu, pledged their personal properties as collateral to safeguard the loans with Huaxia Bank.

F-32

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — SUBSEQUENT EVENTS (continued)

On May 22, 2020, the Company’s VIE, Xi’an App-Chem, obtained an approval of line of credit from Bohai Bank for a maximum of RMB 13 million (approximately $1.8 million) loans as working capital for one year. The interest rate will be determined when the loan is released to the Company. In July 2020, the Company borrowed $0.4 million (RMB 3 million) short-term loan out of this line of credit and had the availability to borrow additional approximately $1.4 million (RMB 10 million) from Bohai Bank before May 2021. The Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms. Jing Liu, and a third-party Shannxi Jinma Financial Guarantee Co., Ltd. are required to provide joint guarantee to this loan.

On June 2, 2020, the Company’s VIE, Xi’an App-Chem, obtained an approval of line of credit from Bank of China for a maximum of RMB 18 million (approximately $2.5 million) loans as working capital for one year. The interest rate will be determined when the loan is released to the Company. As of the date of this report, the Company has not borrowed out of the line of credit with Bank of China. The Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms. Jing Liu are required to provide joint guarantee to this loan. In addition. Mr. Yongwei Hu is also required to pledge his proportionate ownership interest in Xi’an App-chem as collateral to safeguard this loan.

On June 17, 2020, the Company’s shareholders approved a reverse split of the outstanding ordinary shares at a ratio of 1-for-3 shares (the “Reverse Split”), which led to a redemption of 10,333,333 shares out of the 15,500,000 ordinary shares previously issued to existing shareholders. The Reverse Split took effective on June 24, 2020. As a result of this reverse split and share issuance, there were 5,166,667 shares issued and outstanding (see Note 14).

In August 2020, the Company repaid $686,438 (RMB 4.9 million) loans to Beijing Bank upon maturity (see Note 10).

In May and June 2020, the Company entered into consulting service agreements with three third-party consultants (collectively the “Consultants”), pursuant to which, the Consultants will provide U.S. listing related consulting services to the Company in connection with the Company’s intended IPO effort. Such consulting services include but not limit to market research and feasibility study, business plan drafting, reorganization, pre-listing and corporate governance education, training, legal and audit firms recommendation and coordination, and independent directors and audit committee candidate’s recommendation, etc. The Company issued 633,333 of its ordinary shares to the Consultants in lieu of cash payment for such services. The 633,333 shares are valued at $633,333. Such service fee will be amortized over the service period from May 2020 to May 2021.

F-33

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X require the condensed financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiary and VIE exceeded 25% of the consolidated net assets of the Company, therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries and VIE shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries and VIE in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries and VIEs. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries and VIE” and the respective profit or loss as “Equity in earnings of subsidiaries and VIE” on the condensed statements of comprehensive income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of September 30, 2019 and 2018, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

F-34

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

PARENT COMPANY BALANCE SHEETS

	September 30, 2019	September 30, 2018
ASSETS
Non-current assets
Investment in subsidiaries and VIE	$6,838,351	$4,546,445

Total assets	$6,838,351	$4,546,445

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES	$-	$-

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 5,166,667 shares issued and outstanding as of September 30, 2019 and 2018, respectively	$517	$517
Additional paid-in capital	5,040,156	5,040,156
Retained earnings	2,625,921	52,118
Accumulated other comprehensive loss	(828,243)	(546,346)
Total Bon Natural Life Limited shareholders’ equity	6,838,351	4,546,445

Total liabilities and Bon Natural Life Limited shareholders’ equity	$6,838,351	$4,546,445

F-35

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

	For the Years Ended September 30,
	2019	2018

EQUITY IN EARNINGS OF SUBSIDIARIES AND VIE	$2,573,803	$223,376

NET INCOME	2,573,803	223,376
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(281,897)	(149,647)
COMPREHENSIVE INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	$2,291,906	$73,729

F-36

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,573,803	$223,376
Adjustments to reconcile net cash flows from operating activities:
Equity in earnings of subsidiary and VIEs	(2,573,803)	(223,376)
Net cash used in operating activities	-	-

CHANGES IN CASH AND RESTRICTED CASH	-	-

CASH AND RESTRICTED CASH, beginning of year	-	-

CASH AND RESTRICTED CASH, end of year	$-	$-

F-37

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	March 31, 2020	September 30, 2019
ASSETS
CURRENT ASSETS
Cash	$88,623	$293,771
Accounts receivable, net	5,662,143	5,236,270
Inventories, net	2,144,126	2,603,864
Advance to suppliers	2,138,623	367,656
Prepaid expenses and other current assets	96,791	77,871
TOTAL CURRENT ASSETS	10,130,306	8,579,432

Acquisition deposit	1,300,378	1,305,407
Property, plant and equipment, net	9,858,497	9,498,052
Intangible assets, net	135,887	138,372
Deferred tax assets, net	58,664	39,149
TOTAL ASSETS	$21,483,732	$19,560,412

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term loans	$1,463,439	$2,052,309
Current portion of long-term loans	3,261,828	1,821,162
Third party loans	503,062	424,191
Accounts payable	2,442,028	3,220,857
Due to related parties	1,562,940	1,165,865
Taxes payable	2,483,623	1,577,176
Accrued expenses and other current liabilities	634,354	239,305
Capital lease liabilities, current	219,228	363,485
TOTAL CURRENT LIABILITIES	$12,570,502	$10,864,350
Long-term loans	22,921	1,400,894
Capital lease liabilities, noncurrent	-	31,822
TOTAL LIABILITIES	12,593,423	12,297,066

COMMITMENTS AND CONTINGENCIES EQUITY
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 5,166,667 shares issued and outstanding as of March 31, 2020 and September 30, 2019 *	$517	$517
Additional paid in capital	5,040,156	5,040,156
Statutory reserve	257,409	257,409
Retained earnings	3,901,690	2,368,512
Accumulated other comprehensive loss	(794,397)	(828,243)
TOTAL BON NATURAL LIFE LIMITED SHAREHOLDERS’ EQUITY	8,405,375	6,838,351
Non-controlling interest	484,934	424,995
Total equity	8,890,309	7,263,346
TOTAL LIABILITIES AND EQUITY	$21,483,732	$19,560,412

*Retrospectively restated for effect of 1-for-3 shares reverse split, see Note 14.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-38

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the six months ended March 31,
	2020	2019

REVENUE	$7,149,785	$8,577,120
COST OF REVENUE	(4,597,617)	(6,259,170)
GROSS PROFIT	2,552,168	2,317,950

OPERATING EXPENSES
Selling expenses	(59,765)	(127,968)
General and administrative expenses	(811,799)	(972,612)
Research and development expenses	(128,481)	(165,464)
Total operating expenses	(1,000,045)	(1,266,044)

INCOME FROM OPERATIONS	1,552,123	1,051,906

OTHER INCOME(EXPENSES)
Interest income	451	1,822
Interest expense	(172,913)	(125,340)
Unrealized foreign transaction exchange gain (loss)	(4,300)	5,315
Government subsidies	332,418	101,239
Other income	136,482	-
Total other income (expenses)	292,138	(16,964)

INCOME BEFORE INCOME TAX PROVISION	1,844,261	1,034,942

INCOME TAX EXPENSE	(249,766)	(172,206)

NET INCOME	1,594,495	862,736
Less: net income (loss) attributable to non-controlling interest	61,317	(5,279)
NET INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	1,533,178	868,015

OTHER COMPREHENSIVE INCOME
Total foreign currency translation adjustment	32,468	132,283
TOTAL COMPREHENSIVE INCOME	1,626,963	995,019
Less: comprehensive income (loss) attributable to non-controlling interest	59,939	(5,147)
COMPREHENSIVE INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	$1,567,024	$1,000,166

EARNINGS PER SHARE PER COMMON SHARE
Basic and diluted	$0.30	$0.17

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted*	5,166,667	5,166,667

* Retrospectively restated for effect of 1-for-3 shares reverse split, see Note 14.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-39

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

	Common shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive	Total shareholders’	Non- controlling	Total
	Shares*	Amount	capital	reserve	earnings	loss	equity	interest	equity

Balance at September 30, 2018	5,166,667	$517	$5,040,156	$-	$52,118	$(546,346)	$4,546,445	$-	$4,546,445

Capital contribution by non-controlling interest	-	-	-	-	-	-	-	435,964	435,964
Net income (loss)	-	-	-		868,015	-	868,015	(5,279)	862,736
Foreign currency translation adjustment	-	-	-	-	-	132,151	132,151	132	132,283

Balance at March 31, 2019	5,166,667	$517	$5,040,156	$-	$920,133	$(414,195)	$5,546,611	$430,817	$5,977,428

Balance at September 30, 2019	5,166,667	$517	$5,040,156	$257,409	$2,368,512	$(828,243)	$6,838,351	$424,995	$7,263,346
Net income	-	-	-	-	1,533,178	-	1,533,178	61,317	1,594,495
Foreign currency translation adjustment	-	-	-	-	-	33,846	33,846	(1,378)	32,468

Balance at March 31, 2020	5,166,667	$517	$5,040,156	$257,409	$3,901,690	$(794,397)	$8,405,375	$484,934	$8,890,309

* Retrospectively restated for effect of 1-for-3 shares reverse split, see Note 14.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-40

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended March 31,
	2020	2019

Cash flows from operating activities
Net income	$1,594,495	$862,736
Adjustments to reconcile net income to cash provided by operating activities
Allowance for doubtful accounts	23,316	(22,124)
Depreciation and amortization	134,457	104,656
Deferred income tax (benefit) provision	(19,459)	3,319
Unrealized foreign currency exchange loss (gain)	4,300	(5,315)
Changes in operating assets and liabilities:
Accounts receivable	(410,656)	(115,026)
Inventories	482,914	3,277,937
Advance to suppliers	(1,787,999)	115,894
Prepaid expenses and other current assets	17,251	4,540
Accounts payable	(809,818)	(746,891)
Tax payable	905,514	773,289
Accrued expenses and other current liabilities	412,845	(88,902)
Net cash provided by operating activities	547,160	4,164,113

Cash flows from investing activities
Purchase of property and equipment	(26,957)	(117,215)
Capital expenditures on construction-in-progress	(403,911)	(1,694,085)
Acquisition deposit	-	(1,363,933)
Net cash used in investing activities	(430,868)	(3,175,233)

Cash flows from financing activities
Proceeds from short-term loans	601,833	2,035,053
Proceeds from long-term loans	41,001	-
Repayment of short-term loans	(1,211,475)	(1,794,991)
Repayment of long-term loans	-	(169,599)
Proceeds from third party loans	76,797	186,183
Proceeds from related parties	393,367	88,038
Principal payment from (repayment of) capital lease	(195,863)	619,220
Capital contribution from non-controlling interest	-	435,964
Payment for deferred initial public offering costs	(42,705)	-
Net cash provided by (used in) financing activities	(337,045)	1,399,868

Effect of changes of foreign exchange rates on cash	15,605	10,293
Net increase ( decrease) in cash	(205,148)	2,399,041
Cash, beginning of period	293,771	820,856
Cash, end of period	$88,623	$3,219,897

Supplemental disclosure of cash flow information
Cash paid for interest expense	$172,913	$125,340
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-41

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

Business

Bon Natural Life Limited (“Bon Natural “ or the “Company”), through its wholly-owned subsidiaries and entities controlled through contractual arrangements, is engaged in the research and development, manufacturing and sales of functional active ingredients extracted from natural herb plants which are widely used by manufacturer customers in the functional food, personal care, cosmetic and pharmaceutical industries. The Company sells its products to customers located in both Chinese and international markets.

Organizations

Bon Natural Life Limited was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on December 11, 2019.

Bon Natural owns 100% equity interest of Tea Essence Limited (“Tea Essence”), an entity incorporated on January 9, 2020 in accordance with the laws and regulations in Hong Kong.

Xi’an Cell and Molecule Information Technology Limited. (“Xi’an CMIT”) was formed on April 9, 2020, as a Wholly Foreign-Owned Enterprise (“WOFE”) in the People’s Republic of China (“PRC”).

Bon Natural , Tea Essence and Xi’an CMIT are currently not engaging in any active business operations and merely acting as holding companies.

Prior to the reorganization described below, Mr. Yongwei Hu, the chairman of the board of directors and the chief executive officer of the Company, was the controlling shareholder of Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), an entity incorporated on April 23, 2006 in accordance with PRC laws. Xi’an App-Chem owns 100% of the equity interests of the following subsidiaries: (1) Shaanxi App-Chem Health Industry Co., Ltd. (“App-Chem Health”) was incorporated on April 17, 2006 in Tongchuan City in accordance with PRC laws; (2), Shaanxi App-Chem Ag-tech Co., Ltd (“App-Chem Ag-tech”) was incorporated on April 19, 2013 in Dali County, Shaanxi Province in accordance with PRC laws; (3) Xi’an Yanhuang TCM Medical Research & Development Co., Ltd (“Xi’an YH”) was incorporated on September 15, 2009 in Xi’an City in accordance with PRC laws; (4) Balikun Tianmei Bio(Tech) Co., Ltd. (“Balikun”) was incorporated on December 16, 2016 in Balikun City in accordance with PRC laws; (5) App-Chem Bio (Tech) (Guangzhou) Co., Ltd. (“App-Chem Guangzhou”) was incorporated on April 27, 2018 in Guangzhou City in accordance with PRC laws and (6) Tongchuan Dietary Therapy Health Technology Co., Ltd. (“Tongchuan DT”) was incorporated on May 22, 2017 in Tongchuan City in accordance with PRC laws.

In addition, Xi’an App-Chem also owns majority of the equity interest in the following two entities: Xi’an Dietary Therapy Medical Technology Co., Ltd (“Xi’an DT”) was incorporated on April 24, 2015 in accordance with PRC laws, with 75% equity ownership interest owned by Xi’an App-Chem; Tianjin Yonghexiang Bio(Tech) Co., Ltd. (“Tianjin YHX”) was incorporated on September 16, 2019 in accordance with PRC laws, with 51% equity ownership interest owned by Xi’an App-Chem. On March 11, 2020, Xi’an App-Chem established a new 100% controlled subsidiary, Gansu Baimeikang Bioengineering Co., Ltd. (“Gansu BMK”). The above-listed entities are collectively referred to as the “Bon Operating Companies” below.

Reorganization

A reorganization of our legal structure (“Reorganization”) was completed on May 28, 2020. The reorganization involved the incorporation of Bon Natural Life, Tea Essence and Xi’an CMIT, and entering into certain contractual arrangements between Xi’an CMIT, the shareholders of Bon Operating Companies and the Bon Operating Companies.

F-42

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

Consequently, the Company became the ultimate holding company of Tea Essence, Xi’an CMIT and Bon Operating Companies.

On May 28, 2020, Xi’an CMIT entered into a series of contractual arrangements with the shareholders of the Bon Operating Companies. These agreements include, Exclusive Service Agreement, Share Pledge Agreement, Proxy Agreement, Exclusive Option Agreement, Powers of Attorney, Spousal Consent Letter, and Loan Agreement intended to guarantee the exercise of the Exclusive Option Agreements and Spouse Consents (collectively the “VIE Agreements”). Pursuant to the VIE Agreements, Xi’an CMIT has the exclusive right to provide to the Bon Operating Companies consulting services related to business operations including technical and management consulting services. The VIE Agreements are designed to provide Xi’an CMIT with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of each of the Bon Operating Companies, including absolute control rights and the rights to the assets, property, and revenue of each of the Bon Operating Companies. As a result of our direct ownership in Xi’an CMIT and the VIE Agreements, we believe that the Bon Operating Companies should be treated as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 Consolidation and we are regarded as the primary beneficiary of our VIEs. We treat our VIEs as our consolidated entities under U.S. GAAP. The Company, together with its wholly owned subsidiaries and its VIEs, is effectively controlled by the same shareholders before and after the Reorganization and therefore the Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company, its subsidiaries, and its VIEs has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Upon the completion of the Reorganization, the Company has subsidiaries in countries and jurisdictions in the PRC and Hong Kong. Details of the subsidiaries of the Company as of March 31, 2020 were set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Bon Natural Life	December 11, 2019	Cayman Islands	Parent, 100%	Investment holding

Tea Essence	January 9, 2020	Hong Kong	100%	Investment holding

Xi’an CMIT	April 9, 2020	Xi.an City, PRC	100%	WOFE, Investment holding
VIE of the Company:
Xi’an App- Chem Bio (Tech)	April 23, 2006	Xi’an City, PRC	VIE	General administration and sales of the Company’s products to customers
Bon Operating Companies (owned by VIE)
App-Chem Health	April 17, 2006	Tongchuan City, PRC	100% owned by VIE	Product manufacturing
App-Chem Ag-tech	April 19, 2013	Dali County, PRC	100% owned by VIE	Registered owner of land with an area of 12,904 square meters , no other business activities
Xi’an YH	September 15, 2009	Xi.an City, PRC	100% owned by VIE	Research and development of product
Balikun	December 16, 2016	Balikun City, PRC	100% owned by VIE	No active business operation
App-Chem Guangzhou	April 27, 2018	Guangzhou City, PRC	100% owned by VIE	Raw material purchase
Tongchuan DT	May 22, 2017	Tongchuan City, PRC	100% owned by VIE	Product manufacturing
Xi’an DT	April 24, 2015	Xi’an City, PRC	75% owned by VIE	Research and development of product
Tianjin YHX	September 16, 2019	Tianjin City, PRC	51% owned by VIE	Raw material purchase

F-43

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The VIE contractual arrangements

The Company’s main operating entities, Xi’an App-Chem, and Shaanxi App-Chem Health (or the “Bon Operating Companies” as referred above), are controlled through contractual arrangements in lieu of direct equity ownership by the Company.

A VIE is an entity which has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

Xi’an CMIT is deemed to have a controlling financial interest in and be the primary beneficiary of the Bon Operating Companies because it has both of the following characteristics:

●	The power to direct activities of the Bon Operating Companies that most significantly impact such entities’ economic performance, and

●	The obligation to absorb losses of, and the right to receive benefits from, the Bon Operating Companies that could potentially be significant to such entities.

Pursuant to these contractual arrangements, the Bon Operating Companies shall pay service fees equal to all of their net profit after tax payments to Xi’an CMIT. At the same time, Xi’an CMIT is obligated to absorb all of their losses. Such contractual arrangements are designed so that the operations of the Bon Operating Companies are solely for the benefit of Xi’an CMTI and ultimately, the Company.

Risks associated with the VIE structure

The Company believes that the contractual arrangements with its VIE and the shareholders of its VIE are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

●	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

●	limit the Company’s business expansion in China by way of entering into contractual arrangements;

●	impose fines or other requirements with which the Company’s PRC subsidiary and VIEs may not be able to comply;

●	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

●	restrict or prohibit the Company’s use of the proceeds from public offering to finance the Company’s business and operations in China.

F-44

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The Company’s ability to conduct its financial service businesses may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE and VIE’s subsidiaries in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and its VIE. The Company, Tea Essence and Xi’an CMIT are essentially holding companies and do not have active operations as of March 31, 2020 and September 30, 2019. As a result, total assets and liabilities presented on the Consolidated Balance Sheets and revenue, expenses, and net income presented on the Consolidated Statement of Comprehensive Income as well as the cash flows from operating, investing and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIE and VIE’s subsidiaries. The Company has not provided any financial support to the VIE for the six-months ended March 31, 2020 and 2019. The following financial statement amounts and balances of the VIE were included in the accompanying consolidated financial statements after elimination of intercompany transactions and balances:

	March 31, 2020	September 30, 2019
	(Unaudited)
Current assets	$10,130,306	$8,579,432
Non-current assets	11,353,426	10,980,980
Total assets	$21,483,732	$19,560,412
Current liabilities	$12,570,502	$10,864,350
Non-current liabilities	22,921	1,432,716
Total liabilities	$12,593,423	$12,297,066

	For the six months ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Revenue	$7,149,785	$8,577,120
Net income	$1,594,495	$862,736

	For the six months ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$547,160	$4,164,113
Net cash used in investing activities	$(430,868)	$(3,175,233)
Net cash provided by ( used in) financing activities	$(337,045)	$1,399,868

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and the notes thereto for the year ended September 30, 2019 included in the Company’s Registration Statement Form F-1. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the interim period ended March 31, 2020 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2020.

F-45

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-controlling interests

Non-controlling interests represent minority shareholders’ 25% ownership interest in Xi’an DT and a minority shareholder’s 49% ownership interest in Tianjin YHX as of March 31, 2020. The non-controlling interests are presented in the condensed consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the condensed consolidated statements of operations and comprehensive income as an allocation of the total income or loss for the six months ended March 31, 2020 and 2019 between non-controlling interest holders and the shareholders of the Company.

Uses of estimates

In preparing the unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the unaudited condensed consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for estimated uncollectible receivables, inventory valuations, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

Risks and Uncertainties

The main operation of the Company is located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations (see Note 18- Subsequent Events).

The development and commercialization of natural and healthy extracts and compounds products is highly competitive, and the industry currently is characterized by rapidly changing technologies, significant competition and a strong emphasis on intellectual property. The Company may face competition with respect to our current and future pharmaceutical product candidates from major pharmaceutical companies in China.

Cash and cash equivalents

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains most of its bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

F-46

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable, net

Accounts receivable are presented net of allowance for doubtful accounts.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the collection is not probable. Allowance for uncollectable balances amounted to $90,051 and $73,386 as of March 31, 2020 and September 30, 2019, respectively.

Advances to Suppliers, net

Advances to suppliers consist of balances paid to suppliers for inventory raw materials and construction materials associated with the Company’s construction-in-progress projects that have not been provided or received. Advances to suppliers are short-term in nature. Advances to Suppliers are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the advance becomes doubtful. The Company uses the aging method to estimate the allowance for uncollectible balances. In addition, at each reporting date, the Company generally determines the adequacy of allowance for doubtful accounts by evaluating all available information, and then records specific allowances for those advances based on the specific facts and circumstances. As of March 31, 2020 and September 30, 2019, allowance for doubtful account amounted to $115,819 and $6,377, respectively.

Inventories, net

Inventories are stated at net realizable value using weighted average method. Costs include the cost of raw materials, freight, direct labor and related production overhead. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. The Company evaluates inventories on a quarterly basis for its net realizable value adjustments, and reduces the carrying value of those inventories that are obsolete or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging, expiration dates, as applicable, taking into consideration historical and expected future product sales. The Company recorded inventory reserve of $392,546 and $389,867 as of March 31 2020 and September 30, 2019, respectively.

Deferred initial public offering (“IPO”) costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. Deferred initial public offering costs of $42,238 and $Nil was included in “prepaid expenses and other current assets” as of March 31, 2020 and September 30, 2019, respectively.

F-47

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.
●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, inventories, advance to suppliers, prepaid expenses and other current assets, accounts payable, short-term bank loans, accrued expenses and other current liabilities, taxes payable and due to related parties, approximate the fair value of the respective assets and liabilities as of March 31, 2020 and September 30, 2019 based upon the short-term nature of the assets and liabilities.

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Buildings	20 years
Machinery and equipment	5–10 years
Automobiles	8 years
Office and electric equipment	3–5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Intangible assets, net

The Company’s intangible assets primarily includes land use rights. A land use right in the PRC represents an exclusive right to occupy, use and develop a piece of land during the contractual term of the land use right. The cost of a land use right is usually paid in one lump sum at the date the right is granted. The prepayment usually covers the entire period of the land use right. The lump sum advance payment is capitalized and recorded as land use right and then charged to expense on a straight-line basis over the period of the right, which is normally 50 years.

F-48

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived Assets

Long-lived assets, such as property, plant and equipment, land use rights and long-term investment, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of a long-lived asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying value of an asset or asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount that the carrying value exceeds the estimated fair value of the asset or asset group. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. Assets to be disposed are reported at the lower of carrying amount or fair value less costs to sell, and are no longer depreciated. No impairment of long-lived assets was recognized as of March 31, 2020 and September 30, 2019.

Capital lease obligation

In accordance with ASC 840, Leases, leases are classified at the inception date as either a capital lease or an operating lease. For the lessee, a lease is a capital lease if any of the following conditions exist: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease.

Capital leases are measured at the commencement of the lease at an amount equal to the present value at the beginning of the lease term of minimum lease payments during the lease term. During the lease term, each minimum lease payment is allocated between a reduction of the obligation and interest expense to produce a constant periodic rate of interest on the remaining balance of the obligation (the interest method). Assets held under capital leases are depreciated over the useful lives of the assets or the lease term, whichever is shorter.

On October 6, 2018, the Company’s VIE, Xi’an App-Chem (the “Lessee”) entered into a capital lease agreement with Guian Hengxin Finance Lease (Shanghai) Ltd. (“the Lessor”) and sold part of its plant machines with carrying value of RMB 5 million (approximately $0.7 million) to the lessor and then leases them back from the lessor within two years. Pursuant to the terms of the contract, the Company is required to pay to the lessor monthly lease payment and interest, and is entitled to obtain the ownership of these machinery and equipment at a nominal price upon the expiration of the lease., Management deemed the arrangement as a capital lease (see Note 13).

Foreign Currency Translation

The functional currency for Bon Natural is the U.S Dollar (“US$”). Tea Essence uses Hong Kong dollar as its functional currency. However, Bon Natural, and Tea Essence currently only serve as the holding companies and did not have active operation as of the date of this report. The Company operates its business through its subsidiary and VIEs in the PRC as of March 31, 2020. The functional currency of the Company’s subsidiary and VIEs is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into US$.

Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

F-49

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	March 31, 2020	March 31, 2019	September 30, 2019
Period-end spot rate	US$1=RMB 7.0896	US$1=RMB 7.7119	US$1=RMB 7.1383
Average rate	US$1=RMB7.0120	US$1=RMB6.8320	US$1=RMB 6.8767

Revenue recognition

On October 1, 2017, the Company adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements. Therefore, no adjustments to opening retained earnings were necessary.

ASC 606, Revenue from Contracts with customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that would result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams.

In accordance to ASC 606, the Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. The Company accounts for the revenue generated from sales of its products to its customers, in which the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods. All of the Company’s contracts have single performance obligation as the promise is to transfer the individual goods to customers, and there is no other separately identifiable promises in the contracts. The Company’s revenue streams are recognized at a point in time when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. The Company’s products are sold with no right of return and the Company does not provide other credits or sales incentive to customers. The Company’s sales are net of value added tax (“VAT”) and business tax and surcharges collected on behalf of tax authorities in respect of product sales.

F-50

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of March 31, 2020 and September 30, 2019, other than accounts receivable and advances from customers, the Company had no other material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheet. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts by product types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the six months ended March 31, 2020 and 2019 are disclosed in Note 17 of this unaudited condensed consolidation financial statements.

Research and development expenses

The Company expenses all internal research and development costs as incurred, which primarily comprise employee costs, internal and external costs related to execution of studies, including manufacturing costs, facility costs of the research center, and amortization and depreciation to intangible assets and property, plant and equipment used in the research and development activities. For the six months ended March 31, 2020 and 2019, research and development expense were approximately $128,481 and $165,464, respectively.

Selling, General and Administrative Expenses

Selling expenses represents primarily costs of payroll, benefits, commissions for sales representatives and advertising expenses. General and administrative expenses represents primarily payroll and benefits costs for administrative employees, rent and operating costs of office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

Advertising expense

Advertising expenses primarily relate to promotion of the Company’s brand name and products through outdoor billboards and social media such as Weibo and WeChat. Advertising expenses are included in selling expenses in the consolidated statements of income and comprehensive income. Advertising expenses amounted to $3,709 and $32,805 for the six months ended March 31, 2020 and 2019, respectively.

Government subsidies

Government subsidies primarily relate to local government’s cash award to High and New Technology Enterprises (“HNTEs”) to encourage entrepreneurship and stimulate local economy. Such awards are granted on a case-by-case basis by local government. The Company’s VIE, Xi’an App-chem was approved as a HNTE and received government subsidy in the form of export sales refund and cash awards based on annual financial performance. The Company recognizes government subsidies as other operating income when they are received because they are not subject to any past or future conditions, there are no performance conditions or conditions of use, and they are not subject to future refunds. Government subsidies received and recognized as other operating income totaled $332,418 and $101,239 for the six months ended March 31, 2020 and 2019, respectively.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the six months ended March 31, 2020 and 2019. The Company does not believe there was any uncertain tax provision at March 31, 2020 and September 30, 2019.

The Company’s operating subsidiary and VIE in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the six months ended March 31, 2020 and 2019. As of March 31, 2020 and September 30, 2019, all of the Company’s tax returns of its PRC subsidiary, its VIE and VIE’s subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17% (starting from May 1, 2018, VAT rate was lowered to 16%, and starting from April 1, 2019, VAT rate was further lowered to 13%), depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or recoverable net of VAT payments in the accompanying consolidated financial statements.

For export sales, VAT is not imposed on gross sales price, but the VAT related to purchasing raw materials is refunded after the export is completed.

Employee Defined Contribution Plan

The Company’s subsidiaries in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which pension, work-related injury benefits, maternity insurance, medical insurance, unemployment benefit and housing fund are provided to eligible full-time employees. The relevant labor regulations require the Company’s subsidiaries in the PRC to pay the local labor and social welfare authorities monthly contributions based on the applicable benchmarks and rates stipulated by the local government. The contributions to the plan are expensed as incurred. Employee social security and welfare benefits included as expenses in the accompanying unaudited condensed consolidated statements of income and comprehensive income amounted to $15,336 and $30,204 for the six months ended March 31, 2020 and 2019, respectively.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended March 31, 2020 and 2019, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Segment Reporting

The Company uses the management approach in determining reportable operating segments. The management approach considers the internal reporting used by the Company’s chief operating decision maker for making operating decisions about the allocation of resources of the segment and the assessment of its performance in determining the Company’s reportable operating segments. Management has determined that the Company has one operating segment.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for all leases, including operating leases, with a term in excess of 12 months. The guidance also expands the quantitative and qualitative disclosure requirements. The new guidance requires the lessee to record operating leases on the balance sheet with a right-of-use asset and corresponding liability for future payment obligations. In July 2018, FASB issued ASU 2018-11 Leases (Topic 842) – Targeted Improvements that reduces costs and eases implementation of the leases standard for financial statement preparers. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of non-lease components from lease components. In March 2019, the FASB issued Accounting Standards Update No. 2019-01, Leases (Topic 842): Codification Improvements (“ASU 2019-01”). ASU 2019-01 provides guidance on transition disclosures related to Topic 250, Accounting Changes and Error Corrections, specifically paragraph 205-10-50-3, which requires entities to provide in the fiscal year in which a new accounting principle is adopted the identical disclosures for interim periods after the date of adoption. The guidance in ASU 2019-01 explicitly provides an exception to the paragraph 250-10-50-3 interim disclosure requirements in the Topic 842 transition disclosure requirements. In November 2019, FASB released ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which modified the implementation date of the standard. For public entities, the guidance will be effective for fiscal year beginning after December 15, 2018 and interim periods therein. For all other entities, the guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. In June 2020, FASB released ASU No. 2020-05 in response to the ongoing impacts to US businesses in response to the coronavirus (COVID-19) pandemic. ASU No. 2020-05 provides a limited deferral of the effective dates for implementing ASU 842 to give some relief to businesses and the difficulties they are facing during the pandemic. Private companies and non-for profit entities may defer the adoption of ASU 842 to fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. As an emerging growth company, the Company plans to adopt this guidance effective October 1, 2022. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

F-53

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As an emerging growth company, the Company plans to adopt this guidance effective October 1, 2023. The Company is currently evaluating the impact of its pending adoption of ASU 2016-13 on its consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for all entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) – now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) - now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, which is fiscal 2021 for us, with early adoption permitted. The Company does not expect the adoption of the new guidance to have a significant impact on its consolidated financial statements.

F-54

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3— LIQUIDITY

As reflected in the Company’s unaudited condensed consolidated financial statements, the Company had negative working capital of $2.4 million as of March 31, 2020. In addition, the Company is currently constructing a new manufacturing plant. As of March 31, 2020, the Company had future minimum capital expenditure commitment on its construction-in-progress (“CIP”) project of approximately $3.8 million within the next twelve months. Furthermore, the outbreak of COVID-19 has significant negative impact on the PRC and international economies. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties and challenges resulting from the COVID-19 outbreak, the Company temporarily closed its facilities and operations to until late March 2020. During this temporary business closure period, there was limited support from the Company’s employees, delayed access to raw material supplies, reduced customer sales orders, and the Company’s inability to promote the sales to customers on a timely basis. Based on the assessment of current economic environment, customer demand and sales trend, and the negative impact from COVID-19 outbreak and spread, there is an uncertainty that the extent of the impact of COVID-19 on the Company's results of operations and financial condition for the next twelve months will depend on future developments, including the duration and spread of the outbreak and the impact on the Company's customers, which are still uncertain and cannot be reasonably estimated at this point of time.

In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future, and its operating and capital expenditure commitments. As of March 31, 2020, the Company had cash on hand of approximately $88,623 while the Company also had outstanding accounts receivable of approximately $5.7 million, of which approximately $5.1 million or 89% has been subsequently collected back as of the date of this filing. In addition, the Company had acquisition deposit of approximately $1.3 million as of March 31, 2020, the Company terminated the intended acquisition and collected this deposit in May 2020. Cash collection from accounts receivable and acquisition deposit become available for use as working capital.

As of March 31, 2020, the Company had outstanding bank loans of approximately $4.8 million from several PRC banks (including short-term bank loans of approximately $1.5 million, current portion of long-term bank loans of approximately $3.3 million and long-term loan of approximately $23,000). Management expects that it would be able to renew all of its existing bank loans upon their maturity based on past experience and the Company’s good credit history. In addition to the current borrowings, from April and July 2020, the Company secured an aggregate of $6.7 million (RMB 48 million) lines of credit with PRC banks as working capital loan (including $2.1 million line of credit with Huaxia Bank for one to three years, $1.8 million line of credit with Bohai Bank for one year, $2.5 million line of credit with Bank of China for one year and $0.3 million (RMB2.0 million) from Xi’an Guosen Micro-Credit Co., Ltd. for six months). As of the date of this filing, the Company had borrowed $1.4 million (RMB10.0 million) out of these lines of credit and had the availability to borrow an additional maximum loans of RMB38 million (approximately $5.3 million) under these lines of credit between before April 2023(see Note 18). The Company currently plans to support its ongoing CIP project construction through bank borrowings. The above mentioned $5.3 million unused line of credit may be able to cover future minimum CIP expenditure of $3.8 million within the next 12 months from the date of this filing. Furthermore, the Company’s controlling shareholder, Mr. Yongwei Hu, also made pledges to provide continuous financial support to the Company for at least next 12 months from the issuance of the Company’s unaudited condensed consolidated financial statements.

Currently, the Company is working to improve its liquidity and capital sources primarily through cash flows from operation, debt financing and financial support from its principal shareholder. In order to fully implement its business plan and sustain continued growth, the Company may also seek equity financing from outside investors. At the present time, however, the Company does not have commitments of funds from any potential investors. No assurance can be given that additional financing, if required, would be available on favorable terms or at all.

Based on the current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least 12 months from the date of this filing.

F-55

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	March 31, 2020	September 30, 2019
	(Unaudited)
Accounts receivable	$5,752,194	$5,309,656
Less: allowance for doubtful accounts	(90,051)	(73,386)
Accounts receivable, net	$5,662,143	$5,236,270

The Company’s accounts receivable primarily includes balance due from customers when the Company’s products are sold and delivered to customers.

Approximately $5.1 million or 89% of accounts receivable balances as of March 31, 2020 has been collected as of the date of this filing.

Allowance for doubtful accounts movement is as follows:

	March 31, 2020	September 30, 2019
	(Unaudited)
Beginning balance	$73,386	$48,529
Additions	16,270	27,709
Reductions	-	-
Foreign currency translation adjustments	395	(2,852)
Ending balance	$90,051	$73,386

NOTE 5 – INVENTORIES, NET

Inventories, net, consist of the following:

	March 31, 2020	September 30, 2019
	(Unaudited)
Raw materials	$1,603,262	$891,604
Finished goods	933,410	2,102,127
Inventory valuation allowance	(392,546)	(389,867)
Total inventory, net	$2,144,126	$2,603,864

NOTE 6 –ADVANCES TO SUPPLIERS, NET

Advances to suppliers, net, consist of the following:

	March 31, 2020	September 30, 2019
	(Unaudited)
Advances to suppliers for inventory raw materials	$843,922	$374,033
Advances to suppliers for construction materials for CIP project (1)	1,410,520	-
Less: allowance for doubtful accounts	(115,819)	(6,377)
Advances to suppliers, net	$2,138,623	$367,656

F-56

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 –ADVANCES TO SUPPLIERS, NET (continued)

(1) On December 20, 2019, the Company made an advance payment of approximately $1.4 million (RMB 10 million) to a third-party supplier to purchase construction materials to be used in the Company’s construction of a new manufacturing plant in Tongchuan City (see Note 8). The original scheduled purchase delivery was around March 15, 2020. However, due to the outbreak and impact of the COVID-19, the construction work of the manufacturing plant has been delayed and the supplier fully delivered the construction materials to the Company by September 2020.

NOTE 7— ACQUISITION DEPOSIT

On December 15, 2017, the Company’s VIE, Xi’an App-Chem Bio (Tech) Co., Ltd entered into a share transfer agreement with the shareholders of Tianjian Youli Fruits and Vegetables Co., Ltd. (“Tianjin Youli” ), an unaffiliated vendor to the Company, in order to acquire 51% of the equity ownership interest in Tianjin Youli. The purpose of the acquisition is to expand the Company’s research, development and sale of vegetable extracts and dietary foods in northern China. The proposed purchase price was approximately RMB11.7 million (approximately $1.6 million), subject to adjustment based on the fair value of the total assets and liabilities of Tianjin Youli upon closing. The Company made an acquisition deposit of approximately RMB 9.3 million (approximately $1.3 million) to Tianjin Youli as of March 31, 2020.

Due to change in market conditions as affected by the COVID-19 outbreak and spread, the Company and Tianjin Youli agreed not to proceed with any definitive agreement. In May 2020, Tianjin Youli refunded the acquisition deposit of $1.3 million to the Company and the intended acquisition was fully terminated.

NOTE 8— PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consists of the following:

	March 31, 2020	September 30, 2019
	(Unaudited)
Buildings	$577,123	$573,184
Machinery, equipment and furniture	1,888,068	1,848,703
Motor Vehicles	168,046	166,899
Construction in progress (“CIP”) (1)	8,463,339	8,008,814
Subtotal	11,096,576	10,597,600
Less: accumulated depreciation	(1,238,079)	(1,099,548)
Property, plant and equipment, net	$9,858,497	$9,498,052

Depreciation expense was $132,424 and $102,569 for the six months ended March 31, 2020 and 2019, respectively.

(1)Construction-in-progress (“CIP”) represents direct costs of construction incurred for the Company’s manufacturing facilities. On August 16, 2017, the Company’s VIE, Xi’an App-Chem Bio(Tech)Co.,Ltd. started to construct a new manufacturing plant in Tongchuan City (“Tongchuan Project”) , Shaanxi Province, with total budget of RMB 95 million (approximately $13.4 million) for construction of the main body of the manufacturing plant, plant decoration and purchase of machinery and equipment. As of March 31, 2020, the Company has spent approximately RMB57.2 million (approximately $8.1 million) on the construction of the main body of the manufacturing plant and future minimum capital expenditure on this CIP project is estimated to be approximately $5.4 million, among which approximately $3.8 million is required for the next 12 months (see Note 16). From April 2020 up to the date of this filing, due to the impact of COVID-19, the Company did not invest additional capital expenditure on this CIP project. The construction of this new manufacturing facility is expected to be fully completed and put into production by March 2022.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – INTANGIBLE ASSETS, NET

Intangible assets, net mainly consist of the following:

	March 31, 2020	September 30, 2019
	(Unaudited)
Land use rights	$185,368	$184,103
Less: accumulated amortization	(49,481)	(45,731)
Land use right, net	$135,887	$138,372

Amortization expense was $2,033 and $2,087 for the six months ended March 31, 2020 and 2019, respectively.

Estimated future amortization expense for intangible assets is as follows:

Twelve months ending March 31,	Amortization expense

2021	$1,841
2022	3,707
2023	3,707
2024	3,707
2025	3,707
Thereafter	119,218
$135,887

NOTE 10— DEBT

The Company borrowed from PRC banks, other financial institutions and third-parties as working capital funds. As of March 31, 2020 and September 30, 2019, the Company’s debt consisted of the following:

(a) Short-term loans:

		March 31, 2020	September 30, 2019
		(Unaudited)
Ningxia Bank	(1)	$-	$420,268
Xi’an Bank	(2)	-	560,358
Bank of Beijing	(3)	550,103	686,438
Agricultural Bank of China	(4)	111,691	-
Xi’an Guosen Micro-Credit Co., Ltd.	(5)	705,260	280,178
WeBank Co., Ltd.	(6)	-	105,067
Xi ’an Xinchang Small Loan Co. Ltd.	(7)	82,280	-
China Construction Bank	(8)	14,105	-
Total short-term loans		$1,463,439	$2,052,309

F-58

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10— DEBT (continued)

(1) On January 30, 2019, the Company’s VIE , Xi’an App-Chem , entered into a loan agreement with Ningxia Bank to borrow RMB3.0 million (equivalent to $0.4 million) as working capital for one year, with maturity date on January 29, 2020. The loan bears an interest rate of 7.4% per annum. The loan was guaranteed by a third-party guarantee company. In addition, the Company’s controlling shareholder, Mr. Yongwei Hu, also pledged his proportionate ownership interest in Xi’an App-chem with Ningxia Bank as collateral to safeguard this loan. The loan was fully repaid upon maturity

(2) On November 23, 2018, the Company’s VIE, Xi’an App-Chem entered into a loan agreement with Xi’an bank to borrow RMB4.0 million (equivalent to $0.6 million) as working capital for one year, with maturity date on October 22, 2019. The loan bears an interest rate of 5.655% per annum. A third-party guarantee company provided guarantee to this loan. In addition, the Company’s controlling shareholder, Mr. Yongwei Hu, also pledged his proportionate ownership interest in Xi’an App-chem with Xi’an Bank as collateral to safeguard these loans. The loan was repaid in full upon maturity.

(3) On August 7, 2019, the Company’s VIE, Xi’an App-Chem, entered into another loan agreement with Beijing Bank to borrow RMB4.0 million (equivalent to US$0.6 million) for one year, with maturity date on August 26, 2020 and interest rate of 5.22% per annum. A third-party guarantee company provided guarantee to this loan. In addition, The Company pledged certain free patent owned by the Company as collateral to safeguard this loan. The loan was fully repaid upon maturity.

On August 8, 2019, the Company’s VIE, Xi’an Shanfang entered into another loan agreement with Beijing Bank to borrow RMB900,000 (equivalent to US$128,351) as working capital for one year, with maturity date on August 4, 2020 and interest rate of 4.51% per annum. The Company’s controlling shareholder, Mr. Yongwei Hu used his personal bank savings to provide credit guarantee to safeguard this loan. The loan was subsequently fully repaid upon maturity.

(4) On February 27, 2020, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Agriculture Bank of China, to borrow RMB791,840 (equivalent to US$111,691) as working capital for two months with interest rate of 4.35% per annum. This loan was fully paid on April 30, 2020.

(5) On July 1, 2019, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Xi’an Guosen Micro-Credit Co., Ltd, to borrow RMB2.0 million (equivalent to US$0.3 million) as working capital for six months, with maturity date on December 27, 2019 and interest rate of 17% per annum. The loan was fully repaid upon maturity.

On December 16, 2019, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Xi’an Guosen Micro-Credit Co., Ltd, to borrow RMB2.0 million (equivalent to US$0.3 million) as working capital for six months, with maturity date on July 15, 2020 with interest rate of 17% per annum. The loan was subsequently fully repaid upon maturity.

On January 22, 2020, the Company’s VIE, Xi’an App-Chem, entered into another loan agreement with Xi’an Guosen Micro-Credit Co., Ltd, to borrow RMB3.0 million (equivalent to US$0.4 million) as working capital for four months, with maturity date on May 21, 2019 and interest rate of 24% per annum. The loan was subsequently fully repaid upon maturity.

(6) On December 12, 2018, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Shenzhen Qianhai WeBank Co., Ltd, to borrow RMB750,000 (equivalent to US$0.1 million) as working capital for one year, with maturity date on December 12, 2019 and a daily interest rate of 0.05%. The loan was fully repaid upon maturity.

(7) On October 14, 2019, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement Xi ’an Xinchang Small Loan Co. LTD, to borrow RMB583,335 (equivalent to US$82,280) as working capital for one year, with maturity date on October 14, 2020 and a daily interest rate of 0.05%. The loan was subsequently repaid upon maturity.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10— DEBT (continued)

(8) On January 19, 2020, the Company’s VIE, Tongchuan Haoren entered into a loan agreement with China Construction Bank to borrow RMB100,000 (equivalent to US$14,105) as working capital for one year, with maturity date on January 19, 2021 and interest rate of 5.0% per annum.

(b) Long-term loans:

		March 31, 2020	September 30, 2019
		(Unaudited)
Xi’an Investment Holding Co., Ltd.	(9)	$2,115,781	$2,101,341
Xi’an High-Tech Emerging Industry Investment Fund Partnership	(10)	1,128,416	1,120,715
Webank Co., Ltd.	(11)	40,552	-
Total		3,284,749	3,222,056
Less: current portion of long-term loans		3,261,828	1,821,162
Total long-term loans		$22,921	$1,400,894

(9) On February 14, 2017 and on December 13, 2017, the Company’s VIE, Xi’an App-Chem entered into loan agreements with third-party Xi’an Investment Holdings Co., Ltd., to borrow an aggregate of RMB 15.0 million (approximately $2.2 million) as working capital for three years, with interest rate ranging from 2% to 4% per annum. Among the total RMB 15.0 million loans, RMB5.0 million (equivalent to US$0.7 million) will mature on February 13, 2020 and RMB10.0 million (approximately $1.5 million) will mature on December 12, 2020. The Company’s controlling shareholder, Mr. Yongwei Hu, pledged his proportionate ownership interest in Xi’an App-chem and his personal bank savings as collateral to safeguard these loans. As of September 30, 2019, RMB 5 million ($700,447) to be matured on February 13, 2020 was reclassified as current portion of long term loans. The loan matured on February 12, 2020 but not repaid on time due to COVID-19 impact. The loan payment term has subsequently been extended to December 2020 in accordance with a COVID-19 relief notice issued by local government.

(10) On June 26, 2017, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with third-party Xi’an High-tech Emerging Industries Investment Fund Partnership (the “Lender”) to borrow RMB 8.0 million (approximately $1.1 million) as working capital for three years, with maturity date on June 25, 2020 and, an interest rate of 3.8% per annum. The Company’s controlling shareholder, Mr. Yongwei Hu, pledged his proportionate ownership interest in Xi’an App-chem as collateral safeguard this loan. As of September 30, 2019, this loan was reclassified as current portion of long term loans. The loan matured on June 26, 2020 and not repaid on time due to COVID-19 impact. The Company has negotiated with the Lender to extend the loan repayment date for additional 12 months in accordance with a COVID-19 relief notice issued by local government .

(11) On January 19, 2020, the Company’s VIE, Xi’an App-Chem, entered into a loan agreement with Shenzhen Qianhai WeBank Co., Ltd, to borrow RMB287,500 (equivalent to US$40,552) as working capital for two years, with maturity date on January 30, 2022 and a daily interest rate of 0.05%.

For the above-mentioned short-term and long-term loans from PRC banks and financial institutions, interest expense amounted to $172,913 and $125,340 for the six months ended March 31, 2020 and 2019, respectively.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10— DEBT (continued)

(c) Third party loans

		March 31, 2020	September 30, 2019
		(Unaudited)
Wei Wang	(12)	$423,156	$420,268
Xueyan Zhou	(12)	-	3,923
Shaanxi Keyi Technology Co. Ltd.	(12)	70,526	-
Biyun Xue	(12)	9,380
Total third-party loans		$503,062	$424,191

(12) During the Company’s normal course of business, the Company also borrows funds from several third-party individuals or third party company as working capital. These borrowings are short-term, interest free and payable on demand. As of March 31, 2020 and September 30, 2019, loans payable to third-parties amounted to $503,062 and $424,191, respectively. The March 31,2020 third-party loans balance has been fully repaid upon maturity as of the date of this filing.

NOTE 11 — RELATED PARTY TRANSACTIONS

(a) Due to related parties

	Related party relationship	March 31, 2020	September 30, 2019
		(Unaudited)
Shaanxi Meishengyuang Bio-Technoloy Co., Ltd	5.5% of shareholder of Xi’an App-chem	$1,305,891	$770,532
Wenhu Guo	Senior Management of the Company	249,714	388,075
Jing Liu	Wife of the controlling shareholder	4,232	4,203
Sheying Wang	Senior Management of the Company	3,103	3,055
Total due to related parties		$1,562,940	$1,165,865

As of March 31, 2020 and September 30, 2019, the balance of due to related parties was comprised of the Company’s borrowings from related parties and was used for working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand.

(b) Loan guarantee provided by related parties

In connection with the Company’s short-term and long-term loans borrowed from PRC banks and other financial institutions, the Company’s controlling shareholder, Mr. Yongwei Hu pledged his proportionate ownership interest in Xi’an App-chem, and his personal bank savings as collateral to safeguard the Company’s borrowings from the banks and financial institutions. Mr. Yongwei Hu and his wife Ms. Jing Liu also jointly pledged their personal residence property to guarantee the Company’s certain loans (see Note 10).

F-61

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — TAXES

(a) Corporate Income Taxes (“CIT”)

Cayman Islands

Under the current tax laws of the Cayman Islands, Bon Natural Life Limited (“Bon Natural Life”) is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

Hong Kong

Tea Essence Limited (“Tea Essence”) is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 16.5%. However, Tea Essence did not generate any assessable profits derived from Hong Kong sources for the six months ended March 31, 2020 and 2019, and accordingly no provision for Hong Kong profits tax has been made in these periods.

PRC

Under PRC CIT Law, domestic enterprises and Foreign Investment Enterprises (“FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis by local government as preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. The Company’s VIE, Xi’an App-Chem was approved as a HNTE and is entitled to a reduced income tax rate of 15% beginning October 18, 2017, which is valid for three years. In October 2020, Xi’an App-Chem successfully renewed its HNTE Certificate with local government and will continue to enjoy the reduced income tax rate of 15% for another three years by October 26, 2023.

CIT is typically governed by the local tax authority in PRC. Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The corporate income taxes for the six months ended March 31, 2020 and 2019 were reported at a blended reduced rate as a result of Xi’an App-chem being approved as a HNTE and enjoying a 15% reduced income tax rate, but subsidiaries of Xi’an App-chem are subject to a 25% income tax rate. The impact of the tax holidays noted above decreased foreign taxes by $161,869 and $112,592 for the six months ended March 31, 2020 and 2019, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.03 and $0.02 for the six months ended March 31, 2020 and 2019, respectively.

The following table reconciles the China statutory rates to the Company’s effective tax rate for the six months ended March 31, 2020 and 2019:

	For the Six Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
PRC statutory income tax rate	25.0%	25.0%
Effect of income tax holiday	(10.0)%	(10.0)%
Permanent difference	0.0%	0.1%
Research and development deduction	(0.6)%	(1.2)%
Change in valuation allowance	(0.9)%	2.7%
Effective tax rate	13.5%	16.6%

F-62

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — TAXES (continued)

The components of the income tax provision (benefit) are as follows:

	For the Six Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Current tax provision
Cayman Islands	$-	$-
Hong Kong	-	-
China	269,225	168,888
	269,225	168,888
Deferred tax provision (benefit)
Cayman Islands	-	-
Hong Kong	-	-
China	(19,459)	3,318
	(19,459)	3,318
Income tax provision	$249,766	$172,206

Deferred tax assets

The Company’s deferred tax assets are comprised of the following:

	March 31, 2020	September 30, 2019
	(Unaudited)
Deferred tax assets derived from allowance for doubtful accounts and net operating losses (“NOL”)	$344,374	$357,721
Less: valuation allowance	(285,710)	(318,572)
Deferred tax assets	$58,664	$39,149

The Company follows ASC 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — TAXES (continued)

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. As of March 31, 2020, all of the Company’s tax returns of its PRC subsidiary, its VIE and VIE’s subsidiaries remain open for statutory examination by PRC tax authorities.

(b) Taxes payable

Taxes payable consist of the following:

	March 31, 2020	September 30, 2019
	(Unaudited)
Income tax payable	$501,410	$233,526
Value added tax payable	1,897,228	1,259,006
Other taxes payable	84,985	84,644
Total taxes payable	$2,483,623	$1,577,176

As of March 31, 2020 and September 30, 2019, the Company had accrued tax liabilities of approximately $2.5 million and $1.58 million, respectively, mostly related to the unpaid value added tax in China. According to PRC taxation regulation, if tax has not been fully paid, tax authorities may impose tax and late payment penalties within three years. In practice, since all of the taxes owed are local taxes, the local tax authority is typically more flexible and willing to provide incentives or settlements with local small and medium-size businesses to relieve their burden and to stimulate the local economy. Management has discussed with local tax authorities regarding the outstanding tax payable balance and is in the process of negotiating a settlement plan. There was no interest and penalty accrued as of March 31, 2020 because the Company has not received any penalty and interest charge notice from local tax authorities. The Company believes it is likely that the Company can fully settle its tax liabilities within one year but cannot guarantee such settlement will ultimately occur.

NOTE 13 — CAPITAL LEASE LIABILITIES

On October 6, 2018, the Company’s VIE, Xi’an App-Chem (the “Lessee”) entered into a capital lease agreement with Guian Hengxin Finance Lease (Shanghai) Ltd. (“the Lessor”). Under the arrangement, the Lessee sells part of its plant machines with carrying value of RMB 5 million (approximately $0.7 million) to the lessor and leased them back from the lessor within two years.

Management deemed these specialized equipment under leases classified as capital lease. The leased equipment is amortized on a straight line basis over the lease term of 2 years. Total accumulated interest on the leased equipment is RMB48,067 (equivalent to $6,780) as of March 31, 2020.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — CAPITAL LEASE LIABILITIES (continued)

The maturities of the Company’s capital lease liabilities is as follows:

US$
Twelve months ending March 31,
2021	$219,228
Total	$219,228

NOTE 14— SHAREHOLDERS’ EQUITY

Ordinary Shares

Bon Natural Life Limited (“Bon Natural Life”, or the “ Company”) was incorporated under the laws of Cayman Islands on December 11, 2019. The authorized number of ordinary shares was 500,000,000 shares with par value of US$0.0001 and 15,500,000 shares were issued.

On June 17, 2020, the Company’s shareholders approved a reverse split of the outstanding ordinary shares at a ratio of 1-for-3 shares (the “Reverse Split”), which led to a redemption of 10,333,333 shares out of the 15,500,000 ordinary shares previously issued to existing shareholders. The Reverse Split did not change the authorized number of ordinary shares and only changed the issued and outstanding ordinary shares. The Reverse Split took effective on June 24, 2020. As a result of this reverse split, there were 5,166,667 shares issued and outstanding. The issuance of these 5,166,667 shares is considered as a part of the Reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented.

Non-controlling interest

The Company’s VIE, Xi’an App-chem, owns majority of the equity interest in the following two entities: Xi’an Dietary Therapy Medical Technology Co., Ltd (“Xi’an DT”) and Tianjin Yonghexiang Bio(Tech) Co., Ltd. (“Tianjin YHX”) Non-controlling interests represent minority shareholders’ 25% ownership interests in Xi’an DT and 49% ownership interest in Tianjin YHX. The following table reconciles the non-controlling interest as of March 31, 2020 and September 30, 2019:

	Xi’an DT	Tianjin YHX	Total
As of September 30, 2019	$424,995	$-	$424,995
Net income attributable to non-controlling interest	61,317	-	61,317
Foreign currency translation adjustment	(1,378)	-	(1,378)
As of March 31, 2020	$484,934	$-	$484,934

Statutory reserve and restricted net assets

Relevant PRC laws and regulations restrict the Company’s PRC subsidiary VIE and VIE’s subsidiaries from transferring a portion of their net assets, equivalent to their statutory reserves and their share capital, to the Company in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Company without the consent of a third party.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14— SHAREHOLDERS’ EQUITY (continued)

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S GAAP differ from those in the statutory financial statements of the WFOE and VIE. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

In light of the foregoing restrictions, the Company’s WFOE Xi’an CMIT, VIE and VIE’s subsidiaries are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulations in the PRC may further restrict the WFOE, VIE and VIE’s subsidiaries from transferring funds to the Company in the form of dividends, loans and advances.

As of March 31, 2020 and September 30, 2019, the restricted amounts as determined pursuant to PRC statutory laws totaled $257,409, and total restricted net assets amounted to $5,298,082

NOTE 15- CONCENTRATION

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance. For the six months ended March 31, 2020 and 2019, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries located in the PRC.

As of March 31, 2020 and September 30, 2019, $60,286 and $265,293 of the Company’s cash was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. As of March 31, 2020 and September 30, 2019, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries and VIEs located in the PRC.

The Company sells its products primarily through direct distributors in the People’s Republic of China (the “PRC”) and to some extent, the overseas customers in European countries, North America and Middle East. For the six months ended March 31, 2020, three customers accounted for 28.6%, 16.4% and 15.9% of the Company’s total revenue, respectively. For the six months ended March 31, 2019, two customers accounted for 15.3% and 13.5% of the Company’s total revenue, respectively.

As of March 31, 2020, two customers accounted for approximately 30.2% and 30.1% of the total accounts receivable balance, respectively. As of September 30, 2019, three customers accounted for approximately 24.6%, 17.5% and 15.4% of the total accounts receivable balance, respectively.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15- CONCENTRATION (continued)

For the six months ended March 31, 2020, three suppliers accounted for approximately 47.4%, 14.8% and 11.3% of the total purchases, respectively. For the six months ended March 31, 2019, three suppliers accounted for approximately 22.0%, 19.2% and 14.1% of the total purchases, respectively.

NOTE 16 — COMMITMENTS AND CONTINGENCIES

Contingency

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. For the six months ended March 31, 2020 and 2019, the Company did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

Capital expenditure commitment

In connection with the Company’s construction-in-progress of its manufacturing facilities as disclosed in Note 8, the Company’s future minimum capital expenditures on the construction-in-progress project are as follows:

Twelve months ending March 31,	Total
2021	$3,790,645
2022	1,106,957
2023	-
2024	-
2025	541,928
Total	$5,439,530

NOTE 17— SEGMENT REPORTING

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

The Company’s conducts its business in China through its wholly-owned subsidiary and entities controlled through contractual arrangements. The Company’s VIE, Xi’an App-chem, is primarily engaged in the general administration and sales of the Company’s products. The VIE’s subsidiaries are engaged in the manufacturing, research and development and raw material purchase (see Note 1).

The Company develops, manufactures and sells products to customers located in both Chinese and international markets. The Company’s products have similar economic characteristics with respect to raw materials, vendors, marketing and promotions, customers and methods of distribution. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company, rather than by product types or geographic area; hence the Company has only one reporting segment.

F-67

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17— SEGMENT REPORTING (continued)

Revenue by region

	For the six months ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
PRC	$6,362,272	$5,241,465
Overseas	787,513	3,335,655
Total revenue	$7,149,785	$8,577,120

Revenue by product categories

The summary of our total revenues by product categories for the six months ended March 31, 2020 and 2019 was as follows:

	March 31, 2020	March 31, 2019
	(Unaudited)	(Unaudited)
Fragrance compounds	$2,556,881	$3,503,718
Health supplements (solid drinks)	1.065,535	3,502,335
Bioactive food ingredients	3,527,369	1,571,067
Total revenue	$7,149,785	$8,577,120

NOTE 18— SUBSEQUENT EVENTS

COVID-19 Impact

 In December 2019, a novel strain of COVIN-19 was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties resulting from the COVID-19 outbreak, including, but not limited to, the temporary closure of the Company’s factory and operations beginning in early February, limited support from the Company’s employees, delayed access to raw material supplies and inability to deliver products to customers on a timely basis, the Company’s business was negatively impacted and the Company generated lower revenue and net income during the period from the beginning of February to March 2, 2020. The Company resumed operations on March 2, 2020. Based on the assessment of current economic environment, customer demand and sales trend, and the negative impact from COVID-19 outbreak and spread, the Company believes that the negative impact of the COVID-19 outbreak on its business was temporary. However, as of the date of this filing, the extent of the impact of COVID-19 on the Company’s results of operations and financial condition for the next twelve months will depend on future developments, including the duration and spread of the outbreak and the impact on the Company’s customers, which are still uncertain and cannot be reasonably estimated at this point of time.

Bank Loans and Line of Credit

From April and July 2020, the Company secured an aggregate of $6.7 million (RMB 48 million) lines of credit with PRC banks and financial institutions as working capital loan (including $2.1 million line of credit with Huaxia Bank for one to three years, $1.8 million line of credit with Bohai Bank for one year, $2.5 million line of credit with Bank of China for one year and $0.3 million (RMB2.0 million) from Xi’an Guosen Micro-Credit Co., Ltd. for six months),as detailed below:

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18— SUBSEQUENT EVENTS (continued)

(1)	On April 3, 2020, the Company’s VIE, Xi’an App-Chem, obtained an approval of line of credit from Huaxia Bank for a maximum of RMB 15 million (approximately $2.1 million) loans, including RMB 3 million (approximately $0.4 million) loans as working capital for one year with fixed interest rate of 9% per annum and RMB 12 million (approximately $1.7 million) loans as working capital for three years with fixed interest rate of 6.6% per annum. As of the date of this filing, the Company already borrowed $0.7 million (RMB 5.0 million) short-term loans out of this line of credit and had the availability to borrow additional approximately $1.4 million (RMB 10 million) from Huaxia Bank before April 2023. The Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms.Jing Liu, pledged their personal properties as collateral to safeguard the loans with Huaxia Bank.

(2)	On May 22, 2020, the Company’s VIE, Xi’an App-Chem, obtained an approval of line of credit from Bohai Bank for a maximum of RMB 13 million (approximately $1.8 million) loans as working capital for one year. The interest rate will be determined when the loan is released to the Company. As of the date of this filing, the Company already borrowed $0.4 million (RMB 3.0 million) short-term loans out of this line of credit and had the availability to borrow additional approximately $1.4 million (RMB10.0 million) from Bohai Bank before May 22, 2021. The Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms. Jing Liu, and a third-party Shannxi Jinma Financial Guarantee Co., Ltd. are required to provide joint guarantee to this loan.

(3)	On June 2, 2020, the Company’s VIE, Xi’an App-Chem, obtained an approval of line of credit from Bank of China for a maximum of RMB 18 million (approximately $2.5 million) loans as working capital for one year. The interest rate will be determined when the loan is released to the Company. As of the date of this filing, the Company has not borrowed out of the line of credit with Bank of China. The Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms. Jing Liu are required to provide joint guarantee to this loan. In addition. Mr. Yongwei Hu is also required to pledge his proportionate ownership interest in Xi’an App-chem as collateral to safeguard this loan.

(4)	On July 22, 2020, the Company’s VIE, Xi’an App-Chem, obtained entered into a loan agreement with Xi’an Guosen Micro-Credit Co., Ltd, to borrow RMB2.0 million (equivalent to US$0.3 million) as working capital for six months, with maturity date on January 21, 2021 with interest rate of 17% per annum.

Reverse split of the ordinary shares

On June 17, 2020, the Company's shareholders approved a reverse split of the outstanding ordinary shares at a ratio of 1-for-3 shares (the “Reverse Split”), which led to a redemption of 10,333,333 shares out of the 15,500,000 ordinary shares previously issued to existing shareholders. The Reverse Split took effective on June 24, 2020. As a result of this reverse split and share issuance, there were 5,166,667 shares issued and outstanding (see Note 14).

Ordinary shares issued for consulting services

On June 23, 2020, the Company entered into consulting service agreements with three third-party consultants (collectively the “Consultants”), pursuant to which, the Consultants will provide public listing related consulting services to the Company in connection with the Company’s intended IPO effort. Such consulting services include but not limit to market research and feasibility study, business plan drafting, reorganization, pre-listing education and tutoring, reorganization, legal and audit firm recommendation and coordination, investor referral and pre-listing equity financing source identification and recommendations, and independent directors and audit committee candidate’s recommendation, etc. The Company issued 633,333 of its ordinary shares to the Consultants in lieu of cash payment for such services. The 633,333 shares are valued at $633,333. Such service fee will be amortized over the service period from June 23, 2020 to June 22, 2021.

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BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X require the condensed financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiary and VIE exceeded 25% of the consolidated net assets of the Company, therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries and VIE shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries and VIE in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries and VIEs. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries and VIE” and the respective profit or loss as “Equity in earnings of subsidiaries and VIE” on the condensed statements of comprehensive income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of March 31, 2020 and September 30, 2019, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

F-70

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

PARENT COMPANY BALANCE SHEETS

	March 31, 2020	September 30, 2019
	(Unaudited)
ASSETS
Non-current assets
Investment in subsidiaries and VIE	$8,405,375	$6,838,351

Total assets	$8,405,375	$6,838,351

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES	$-	$-

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 5,166,667 shares issued and outstanding as of March 31, 2020 and September 30, 2019	$517	$517
Additional paid-in capital	5,040,156	5,040,156
Retained earnings	4,159,099	2,625,921
Accumulated other comprehensive loss	(794,397)	(828,243)
Total Bon Natural Life Limited shareholders’ equity	8,405,375	6,838,351

Total liabilities and Bon Natural Life Limited shareholders’ equity	$8,405,375	$6,838,351

F-71

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

	For the six months ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)

EQUITY IN EARNINGS OF SUBSIDIARIES AND VIE	$1,533,178	$868,015

NET INCOME	1,533,178	868,015
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	33,846	132,151
COMPREHENSIVE INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	$1,567,024	$1,000,166

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the six-month ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,533,178	$862,015
Adjustments to reconcile net cash flows from operating activities:
Equity in earnings of subsidiary and VIEs	(1,533,178)	(862,015)
Net cash used in operating activities	-	-

CHANGES IN CASH AND RESTRICTED CASH	-	-

CASH AND RESTRICTED CASH, beginning of period	-	-

CASH AND RESTRICTED CASH, end of period	$-	$-

F-72

Subject to Completion, Dated December __, 2020

PROSPECTUS

BON NATURAL LIFE LIMITED

2,000,000 Ordinary Shares

INITIAL PUBLIC OFFERING

Newbridge Securities Corporation

Dealer Prospectus Delivery Obligation

Until ________, 2020, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II – Information Not Required In Prospectus

Indemnification of Officers and Directors

Subject to the provisions of the Companies Law and in the absence of fraud or wilful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or

(b) is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Recent Sales of Unregistered Securities

During the past three years, we have issued the following ordinary shares in connection with the incorporation of the Company without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of shares. On June 24, 2020, the Company has effected a 1 for 3 reverse stock split of its ordinary shares.

Purchaser	Date of Sale or Issuance	Number of Ordinary Shares	Number of Ordinary Shares as of June 30, 2020	Consideration
Hippophae Limited	Dec. 11, 2019	8,886.28	2,962	US$	0.89
Hippophae Limited	May 29, 2020	5,924,405.72	1,974,802	US$	592.4
Hawthorn Fruit Limited	Dec. 11, 2019	1,113.72	371	US$	0.11
Hawthorn Fruit Limited	May 29, 2020	1,558,094.28	519,365	US$	155.88
Clary Sage Limited	May 29, 2020	2,307,500	769,167	US$	230.8
Pomegranate Flower Limited	May 29, 2020	3,300,000	1,100,000	US$	330.0
Lavender Oil Limited	May 29, 2020	900,000	300,000	US$	90.0
Hippophae Tree Limited	May 29, 2020	1,500,000	500,000	US$	150.0
Ascendant Global Advisors, Inc	June 30, 2020	-	280,000	US$	28.0
Yan Chen	June 30, 2020	-	200,000	US$	20.0
Qiang Zhang	June 30, 2020	-	153,333	US$	15.3
Totals		15,500,000	5, 800,000	US$	1,613.33

The Company was incorporated under the laws of Cayman Islands on December 11, 2019. The authorized number of ordinary shares was 50,000,000 shares with par value of US$0.0001 and 15,500,000 shares were issued upon incorporation. On June 17, 2020, the Company’s shareholders approved a 1 for 3 reverse split of the outstanding ordinary shares (the “Reverse Split”), which led to a redemption of 10,333,333 shares out of the 15,500,000 ordinary shares previously issued to existing shareholders on June 24, 2020. The Reverse Split did not change the authorized number of ordinary shares and only changed the issued and outstanding ordinary shares. As a result of this Reverse Split, there were 5,166,667 shares issued and outstanding. The issuance of these 5,166,667 shares is considered as a part of the Reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented. Around the same time, the Company issued 633,333 ordinary shares to three unrelated parties for consulting services to be rendered. Such consulting services include but not limit to market research and feasibility study, business plan drafting, reorganization, pre-listing and corporate governance education, legal and audit firm recommendation and coordination, and independent directors and audit committee candidate’s recommendation, etc. The Company issued 633,333 of its ordinary shares to the Consultants in lieu of cash payment for such services. The 633,333 shares are valued at $633,333. Such service fee will be amortized over the service period from May 2020 to May 2021. As a result of the Reverse Split and share issuance, there were 5,800,000 shares issued and outstanding as of the date of this prospectus.

II-1

Table of Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

3.1	Memorandum and Articles of Association of the Registrant, as currently in effect

4.1*	Registrant’s Specimen Certificate for Ordinary Shares

5.1	Opinion of Ogier Global (Cayman) Limited regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters

8.1	Opinion of Chamzon Law Firm regarding certain PRC legal matters and certain PRC tax matters

10.1	English translation of Exclusive Service Agreement between Xi’an CMIT and Xi’an App-Chem dated May 28, 2020

10.2	English translation of Exclusive Option Agreement among Xi’an CMIT, Xi’an App-Chem and the shareholders of Xi’an App-Chem dated May 28, 2020

10.3	English translation of Shares Pledge Agreement among Xi’an CMIT, Xi’an App-Chem and the shareholders of Xi’an App-Chem dated May 28, 2020

10.4	English translation of Supplemental Shares Pledge Agreement among Xi’an CMIT, Xi’an App-Chem and the shareholders of Xi’an App-Chem dated June 10, 2020

10.5	English translation of Proxy Agreement and Power of Attorney among Xi’an CMIT, Xi’an App-Chem and the shareholders of Xi’an App-Chem dated May 28, 2020

10.6	English translations of Spousal Consents granted by the shareholders of Xi’an App-Chem

10.7	Labor Contract between Xi’an App-Chem and Yongwei Hu

10.8	Labor Contract between Xi’an App-Chem and Zhenchao Li

10.9	Director Service Agreement with Christopher Constable

10.10	Xi’an App-Chem Shareholder Powers of Attorney

10.11	Loan Agreement

10.12	Director Service Agreement with James E. Burns

10.13	Director Service Agreement with Lawrence W. Leighton

10.14	English translation of Property Lease Agreement for Weinan Raw Materials and Ingredients Production Site

14.1	Code of Business Conduct and Ethics

21.1	Significant subsidiaries and consolidated affiliated entities of the Registrant

23.1	Consent of Friedman LLP, an independent registered public accounting firm

99.1	Consent of Director Nominee Lawrence W. Leighton

99.2	Consent of Director Nominee Christopher Constable

99.3	Consent of Director Nominee James Edward Burns

99.4	Waiver Request

* To be provided

II-2

Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Xi’an, People’s Republic of China, on December 7, 2020.

BON NATURAL LIFE LIMITED

By:	/s/ Yongwei Hu
Yongwei Hu
Chairman, Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Zhenchao Li
Zhenchao Li
Chief Financial Officer, Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Yongwei Hu
Yongwei Hu
Chairman, Chief Executive Officer
(Principal Executive Officer)
Date: December 7, 2020

By:	/s/ Zhenchao Li
Zhenchao Li
Chief Financial Officer, Director
(Principal Financial Officer and Principal Accounting Officer)
Date: December 7, 2020

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bon Natural Life Limited has signed this registration statement or amendment thereto in New York, New York, on December 7, 2020.

The Crone Law Group P.C..

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Managing Partner

II-5